                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Liberty Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

           Common Stock, par value $1.00 per share
          ----------------------------------------------------------------------
     2.   Aggregate number of securities to which transaction applies:

           1,191,889
          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           1,191,889 shares x $26.50 cash consideration with an aggregate value
          ----------------------------------------------------------------------

           of $31,585,059 plus 173,648 options with an aggregate value of
          ----------------------------------------------------------------------

           $2,878,242, and multiplying that total by 1/50th of 1%
          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

           $34,463,301
          ----------------------------------------------------------------------
     5.   Total fee paid:

           $6,893
          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of its filing.

     1.   Amount previously paid:

          ----------------------------------------------------------------------
     2.   Form, Schedule or Registration No.

          ----------------------------------------------------------------------
     3.   Filing party:

          ----------------------------------------------------------------------
     4.   Date Filed:

          ----------------------------------------------------------------------

                       [LIBERTY BANCORP, INC. LETTERHEAD]

September ____, 2002

Dear Stockholder:

      We cordially invite you to attend the special meeting of the stockholders of Liberty Bancorp, Inc. The meeting will be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey, on _____________, October ___, 2002 at __ : ___ a.m., Eastern Time.

      At the special meeting, you will be asked to approve a Merger Agreement by and among Liberty Bank, Liberty Bancorp, Inc., and Liberty Bancorp, MHC and Northfield Savings Bank, Northfield Holdings Corp., and NSB Holding Corp. As a result of the merger, you will be entitled to receive a cash payment of $26.50 for each share of Liberty Bancorp, Inc. common stock that you own. Following the merger, you will not own any stock or other interest in Liberty Bancorp, Inc., nor will you receive any stock of Northfield Savings Bank, Northfield Holdings Corp., or NSB Holding Corp.

      In connection with the transactions contemplated by the Merger Agreement, you also will be asked to approve a proposal to amend a provision of Liberty Bancorp, Inc.'s charter to eliminate a provision restricting the acquisition of more than 10% of Liberty Bancorp's equity securities.

      Your exchange of shares of Liberty Bancorp's common stock for cash generally will cause you to recognize a taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

      The completion of the merger is subject to certain conditions, including the approval of the Merger Agreement by the stockholders of Liberty Bancorp, Inc. and the members of Liberty Bancorp, MHC and the receipt of all required regulatory approvals.

      YOUR VOTE IS VERY IMPORTANT. THE MERGER AGREEMENT MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF:

   o A MAJORITY OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING BY ALL LIBERTY BANCORP, INC. STOCKHOLDERS, INCLUDING LIBERTY BANCORP, MHC, AND

   o A MAJORITY OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING BY ALL LIBERTY BANCORP, INC. STOCKHOLDERS, OTHER THAN LIBERTY BANCORP, MHC.

      The charter amendment must be approved by a majority of all votes entitled to be cast at the meeting by all Liberty Bancorp, Inc. stockholders, including Liberty Bancorp, MHC.

      We urge you to read the attached proxy statement carefully. It describes the Merger Agreement and charter amendment in detail, and includes a copy of the Merger Agreement as Appendix A.

      YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND CHARTER AMENDMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CHARTER AMENDMENT.

      Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

         On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                 Sincerely,


                                 -----------------------------------------------
                                 John R. Bowen
                                 Chairman, President and Chief Executive Officer

                              LIBERTY BANCORP, INC.
                             1410 ST. GEORGES AVENUE
                            AVENEL, NEW JERSEY 07001
                                 (732) 499-7200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER ___, 2002

      Notice is hereby given that the special meeting of stockholders of Liberty Bancorp, Inc. will be held at the Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey on October ___, 2002 at _____ a.m., Eastern Time, for the following purposes:

      1. To approve the Agreement and Plan of Merger, dated as of May 15, 2002, by and among Northfield Savings Bank, Northfield Holdings Corp. and NSB Holding Corp. and Liberty Bank, Liberty Bancorp, Inc. and Liberty Bancorp, MHC. Upon completion of the merger, you will be entitled to receive $26.50 in cash for each share of Liberty Bancorp, Inc. stock that you own. A copy of the Merger Agreement is included as Appendix A to the accompanying proxy statement;

      2. To approve a proposal to amend Section 8.A. of the stock holding company charter of Liberty Bancorp, Inc. to eliminate the restriction on the acquisition of more than 10% of any equity security of Liberty Bancorp, Inc. The proposed charter amendment is included as Appendix B to the accompanying proxy statement; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business.

      Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Only stockholders of record at the close of business on September ___, 2002 are entitled to vote at the meeting or any adjournments or postponements.

                           YOUR VOTE IS VERY IMPORTANT

      You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

      Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him or her to execute a proxy card on your behalf. You should sign, date and mail your proxy at your earliest convenience.

      Please review the document accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting. Should you have any questions or require assistance, please call us at
(732) 499-7200.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        -----------------------------
                                        Leslie C. Whelan
                                        Secretary
Avenel, New Jersey
September ___, 2002

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE LIBERTY BANCORP, INC. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE BOARD OF DIRECTORS OF LIBERTY BANCORP, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE CHARTER AMENDMENT. YOUR SUPPORT IS APPRECIATED.
--------------------------------------------------------------------------------

                                   PLEASE NOTE

      No one has been authorized to provide Liberty Bancorp, Inc. stockholders with any information other than the information included in this proxy statement and the documents that are referred to in this proxy statement. Stockholders of Liberty Bancorp, Inc. should not rely on other information as being authorized by Liberty Bancorp, Inc.

      This proxy statement is first being mailed to stockholders on or about September ___, 2002.

      As used in this proxy statement, Liberty Bancorp, Inc. is sometimes referred to as "Liberty Bancorp," and Liberty Bancorp, MHC is sometimes referred to as "Liberty MHC." Liberty Bank, Liberty Bancorp and Liberty MHC are sometimes collectively referred to as "Liberty." Additionally, Northfield Holdings Corp. is sometimes referred to as "Northfield Holdings" and NSB Holding Corp., is sometimes referred to as "NSB Holding MHC." Northfield Savings Bank, Northfield Holdings and NSB Holding MHC are sometimes collectively referred to as "Northfield." Additionally, the Agreement and Plan of Merger, dated as of May 15, 2002, by and among Northfield and Liberty is sometimes referred to as the "Merger Agreement."

                       WHO CAN HELP ANSWER YOUR QUESTIONS

      If you want additional copies of this document, or if you want to ask any questions about the Merger Agreement you should contact:

                              Mr. John R. Bowen
                              President and Chief Executive Officer
                              Liberty Bancorp, Inc.
                              1410 St. Georges Avenue
                              Avenel, New Jersey 07001
                              Telephone: (732) 499-7200

                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................4
SUMMARY TERM SHEET............................................................5
QUESTIONS AND ANSWERS ABOUT THE
    VOTING PROCEDURES REGARDING THE MERGER PROPOSAL...........................9
THE SPECIAL MEETING..........................................................10
   PLACE, TIME AND DATE......................................................10
   MATTERS TO BE CONSIDERED..................................................10
   VOTING RIGHTS OF STOCKHOLDERS; VOTES REQUIRED FOR APPROVAL................10
   SOLICITATION AND REVOCABILITY OF PROXIES..................................11
   PRINCIPAL STOCKHOLDERS....................................................12
   SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT............................12
PROPOSAL I -- APPROVAL OF THE MERGER AGREEMENT...............................13
   OVERVIEW..................................................................13
   THE PARTIES TO THE MERGER.................................................14
   BACKGROUND TO THE MERGER..................................................15
   LIBERTY'S REASONS FOR THE MERGER..........................................17
   OPINION OF LIBERTY BANCORP'S FINANCIAL ADVISOR............................18
   INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS.......25
   EMPLOYEE MATTERS AND IMPACT ON EMPLOYEE BENEFIT PLANS.....................27
   CONDITIONS OF THE MERGER..................................................28
   FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.............................29
   ACCOUNTING TREATMENT OF THE MERGER........................................29
   EFFECTIVE TIME............................................................29
   PROCEDURES FOR SURRENDERING YOUR CERTIFICATES.............................30
   REGULATORY APPROVALS......................................................30
   TIME PERIOD FOR COMPLETING THE MERGER.....................................31
   OTHER PROVISIONS OF THE MERGER AGREEMENT..................................31
   VOTING AGREEMENTS.........................................................33
   NO DISSENTERS' RIGHTS.....................................................33
PROPOSAL 2 -- APPROVAL OF THE CHARTER AMENDMENT..............................33
OTHER MATTERS................................................................34
STOCKHOLDER PROPOSALS........................................................34
WHERE YOU CAN FIND MORE INFORMATION..........................................34

Appendix A - Agreement and Plan of Merger (certain exhibits omitted)........A-1
Appendix B - Proposed Amendment to Section 8.A. of the Stock Holding
                  Company Charter of Liberty Bancorp........................B-1
Appendix C - Opinion of Ryan, Beck & Co., LLC...............................C-1

                              LIBERTY BANCORP, INC.
               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                               SUMMARY TERM SHEET

      This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transactions we are proposing. We have included page references in this summary term sheet to direct you to other places in this proxy statement where you can find a more complete description of the topics we discuss below.

THE COMPANIES (SEE PAGE ___).

      Liberty Bancorp is a federally chartered stock holding company headquartered in Avenel, New Jersey. Liberty Bancorp operates through its wholly-owned subsidiary bank, Liberty Bank, a federally chartered savings bank headquartered in Avenel, New Jersey, with six branch offices located in Union and Middlesex Counties, New Jersey. Liberty MHC, a federally chartered mutual holding company, also headquartered in Avenel, New Jersey, owns 63.4% of the common stock of Liberty Bancorp.

      Northfield Savings Bank is a New York chartered savings bank, headquartered in Staten Island, New York, with 12 branch offices in Staten Island, New York. NSB Holding MHC is a New York chartered mutual holding company, also headquartered in Staten Island, New York, which owns all of the outstanding shares of Northfield Savings Bank. NSB Holding MHC has formed Northfield Holdings as a wholly owned subsidiary that will acquire all of the stock of Northfield Savings Bank immediately prior to the acquisition of Liberty.

OUR REASONS FOR THE MERGER (SEE PAGES ___ THROUGH ___).

      Our Board of Directors believes that the merger is in the best interests of Liberty Bancorp and its stockholders. The merger will enable our stockholders to realize significant value on their investment in Liberty Bancorp. The Board of Directors of Liberty MHC believes that the merger is in the best interests of Liberty MHC and its members. In reaching its decision to approve the Merger Agreement, our Board considered various factors which are discussed in detail in this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS STOCKHOLDER APPROVAL (SEE PAGES ___ THROUGH ___).

      Our Board of Directors believes that the transactions contemplated by the Merger Agreement, including the Charter Amendment, are in the best interests of Liberty Bancorp and all of our stockholders. The Board has approved the Merger Agreement and the Charter Amendment. Our Board of Directors recommends that you vote "FOR" approval of the Merger Agreement and the Charter Amendment.

OUR FINANCIAL ADVISOR SAYS THE MERGER CONSIDERATION IS FAIR FROM A FINANCIAL POINT OF VIEW (SEE PAGES ___ THROUGH ___).

      Our financial advisor, Ryan, Beck & Co., LLC (sometimes referred to as "Ryan, Beck"), has given our Board of Directors a written opinion dated May 15, 2002 and updated as of September __, 2002, that states the cash consideration to be paid to our stockholders is fair to the holders of our common stock from a financial point of view. A copy of the updated opinion is attached to this proxy statement as Appendix B. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by our financial advisor in issuing its opinion. We have agreed to pay Ryan Beck a fee of approximately $350,000 (certain portions of which are contingent on completion of certain milestones associated with the merger, including consummation of the merger) as consideration for its services. Of this amount, $100,000 has been paid.

SOME MATERIAL TERMS OF THE MERGER AGREEMENT (SEE PAGES _____ THROUGH ______).

      o Liberty MHC will merge with and into NSB Holding MHC, with NSB Holding MHC as the resulting entity. The separate existence of Liberty MHC will cease.

      o As a result of the above merger, each issued and outstanding share of Liberty Bancorp common stock held by Liberty MHC will be transferred to NSB Holding MHC as the surviving entity in that merger.

      o Liberty Bancorp will then merge with and into Northfield Holdings, with Northfield Holdings as the resulting entity. The separate existence of Liberty Bancorp will cease.

      o As part of the merger of Liberty Bancorp into Northfield Holdings, each issued and outstanding share of Liberty Bancorp common stock held by minority stockholders will cease to be outstanding, will cease to exist and will be converted automatically into the right to receive $26.50 in cash. Each issued and outstanding share of Liberty Bancorp common stock held by NSB Holding MHC will be cancelled.

      o Liberty Bank will then merge with and into Northfield Savings Bank, with Northfield Savings Bank as the resulting institution. The separate existence of Liberty Bank will cease.

      o All deposit accounts established at Liberty Bank prior to the merger effective date will confer on each depositor such rights and privileges in NSB Holding MHC as if such deposit account had been established at Northfield Savings Bank on the date established at Liberty Bank.

      o The merger cannot occur unless: (1) our stockholders approve the Merger Agreement; (2) the members of Liberty MHC approve the Merger Agreement; (3) we receive all required regulatory approvals; and (4) certain other conditions to the merger are satisfied or waived.

      o If the merger is not completed on or before February 28, 2003, the Merger Agreement may be terminated by either Liberty or Northfield, unless the failure to close is due to a breach of the party seeking to terminate. However, the parties have agreed to extend this deadline for 120 days if they reasonably believe that the merger can be completed within that time period (see page __).

      o We have agreed not to solicit or encourage a competing transaction to acquire us. However, if our fiduciary duties require it, the Board of Directors may furnish information to or negotiate with someone who makes an unsolicited proposal that would be superior to Northfield Holdings' proposal.

      o If we terminate the Merger Agreement with Northfield because we receive a superior proposal, or if our Board of Directors changes its recommendation to approve of the Merger Agreement, we will pay Northfield Holdings a fee of $1.75 million.

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT (SEE PAGE ___).

      Liberty Bancorp and Northfield Holdings may mutually agree to terminate the Merger Agreement and elect not to complete the merger at any time before the effective date of the merger.

      The parties also may terminate the Merger Agreement if other circumstances occur that are described in the Merger Agreement, including the failure to complete the merger by February 28, 2003.

      The Merger Agreement may be amended by the written agreement of Liberty and Northfield. However, after you approve the Merger Agreement, any subsequent amendment or waiver that reduces or changes the amount or form of the consideration that you will receive as a result of the merger transactions cannot be implemented without your prior approval. Similarly, if any subsequent amendment or waiver results in a negative taxable event to you, we must first obtain your approval.

MERGER CONSIDERATION TO BE RECEIVED BY LIBERTY BANCORP STOCKHOLDERS (SEE PAGE ____).

      All Liberty Bancorp stockholders, except for Liberty MHC, will be entitled to receive $26.50 in cash for each share of Liberty Bancorp common stock that they own on the effective date of the merger.

LIBERTY BANCORP STOCK OPTIONS AND STOCK AWARDS (SEE PAGES ___ THROUGH ___).

      The Liberty Bancorp stock option plan will be terminated on the effective date of the merger. Stock options to purchase Liberty Bancorp common stock made pursuant to the Liberty Bancorp stock option plan will become immediately vested and holders of these options will receive a cash payment in accordance with the calculation presented in the Merger Agreement. In addition, the Liberty Bank recognition and retention plan will be terminated on the effective date of the merger. Stock awards made pursuant to the Liberty Bank recognition and retention plan will become immediately vested and the holders of these awards will receive a cash payment in accordance with the calculation presented in the Merger Agreement.

VOTES REQUIRED BY LIBERTY BANCORP STOCKHOLDERS (SEE PAGES ___ THROUGH ___).

The Merger Agreement must be approved by the affirmative vote of:

      o A majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, including Liberty MHC, and

      o A majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders other than Liberty MHC.

The Charter Amendment must be approved by a majority vote of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, including Liberty MHC.

Liberty MHC, which owns 63.4% of our common stock, has agreed to vote for the Merger Agreement and the Charter Amendment, provided that the members of Liberty MHC vote in favor of the Merger Agreement.

THE MERGER WILL BE TAXABLE TO OUR STOCKHOLDERS (SEE PAGE ___).

      Our stockholders will generally recognize gain for federal, and possibly state and local, income tax purposes, on the exchange of their Liberty Bancorp common stock for cash. You will recognize gain equal to the difference between the amount of cash you receive and your tax basis in your Liberty Bancorp common stock. The actual tax consequences of the exchange to you will depend on your specific situation and factors not within our control. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

ACCOUNTING TREATMENT (SEE PAGE ___).

      Northfield Holdings intends to account for the merger transactions as a "purchase" for accounting and financial reporting purposes.

YOU DO NOT HAVE DISSENTERS' RIGHTS (SEE PAGES ___ THROUGH ___).

      Under federal law, you do not have dissenters' appraisal rights with respect to your Liberty Bancorp shares (see page __).

THE MERGER AND RELATED TRANSACTIONS ARE EXPECTED TO BE COMPLETED IN THE FOURTH QUARTER OF 2002 (SEE PAGE ____).

      The merger and the related transactions will occur only after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger transactions will be completed in the fourth quarter of 2002.

REGULATORY APPROVALS (SEE PAGES ___ THROUGH ___).

      The merger and related acquisition of Liberty by Northfield must be approved by: (i) the New York State Banking Department pursuant to the New York Banking Law; (ii) the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act; and (iii) the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Act. Northfield Holdings is also required to give notice of the merger to the Office of Thrift Supervision. The U.S. Department of Justice may also review the impact of the merger on competition. Northfield Holdings is further required to obtain the approval of the Board of Governors of the Federal Reserve System for the acquisition by Northfield Holdings of all capital stock of Northfield Savings Bank.

      Northfield has filed all the regulatory applications and notices with these state and federal regulatory authorities. We cannot assure you that these regulatory approvals will be received, or that regulatory approvals received will not contain a condition or requirement that fails to satisfy the conditions set forth in the Merger Agreement.

FINANCIAL INTERESTS OF LIBERTY'S OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGES
___ THROUGH ___).

      Our directors and executive officers have interests in the merger as individuals in addition to their interests as stockholders, such as receiving severance payments, indemnification and insurance coverage, and other benefits.

      Our Board of Directors was aware of these interests and considered them in its decision to approve the Merger Agreement.

                         QUESTIONS AND ANSWERS ABOUT THE
                 VOTING PROCEDURES REGARDING THE MERGER PROPOSAL

Q:    What do I need to do now:

A: After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

      If you sign, date and send in your proxy but you do not indicate how you want to vote, your proxy will be voted in favor of the proposals to approve the Merger Agreement and the Charter Amendment.

      If you do not sign and send in your proxy or attend and vote at the special meeting, it will have the effect of a vote AGAINST the Merger Agreement and the Charter Amendment.

Q: If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q:    What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares, your shares will not be voted on the Merger Agreement and the Charter Amendment and it will have the same effect as a vote against the Merger Agreement and the Charter Amendment.

Q:    May I attend the special meeting and vote my shares in person?

A: Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q:    May I change my vote after I have mailed my signed proxy card?

A: Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

   o First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

   o Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

   o Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting in person will not revoke your proxy.

      If you have instructed a broker or other nominee to vote your shares, you must follow directions you received from your broker or other nominee to change your vote.

Q:    Should I send in my stock certificates now?

A: No. You should not send in your stock certificates at this time. Instructions for surrendering your stock certificates in exchange for $26.50 per share in cash will be sent to you after we complete the merger.

Q:    Whom should I call with questions?

A:    You should call us at (732) 499-7200.

                               THE SPECIAL MEETING

PLACE, TIME AND DATE

      The special meeting is scheduled to be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey at ____ a.m. on ____________, October __, 2002.

MATTERS TO BE CONSIDERED

      At the special meeting you will be asked to approve the agreement and plan of merger as more fully discussed on pages _ through __. You will also be asked to approve the Charter Amendment as discussed on pages __ through __. You may also consider and vote upon any other matters that may properly come before the Liberty Bancorp special meeting, including approval of any adjournment of the special meeting. No proxy that is voted against approval of the Merger Agreement or the Charter Amendment will be voted in favor of an adjournment to solicit additional proxies for those proposals. As of the date of this document, the Board of Directors of Liberty Bancorp is not aware of any other business to be presented for consideration at the meeting.

VOTING RIGHTS OF STOCKHOLDERS; VOTES REQUIRED FOR APPROVAL

      The Liberty Bancorp Board has fixed the close of business on September __, 2002, as the record date for determining Liberty Bancorp stockholders entitled to receive notice of and to vote at the special meeting. Each share of Liberty Bancorp common stock you own entitles you to one vote. Only holders of record of Liberty Bancorp common stock as of the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were issued and outstanding 3,259,618 shares of Liberty Bancorp common stock.

      The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Liberty Bancorp common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers ("NASD"), brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the Merger Agreement and the Charter Amendment in the absence of specific instructions from such customers ("broker non-votes"). Abstentions and broker non-votes will be treated the same as a vote "AGAINST" the Merger Agreement and the Charter Amendment.

      Approval of the merger requires the affirmative vote of:

      o A majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, including Liberty MHC, and

      o A majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, other than Liberty MHC.

      Under this voting standard, an abstention or failure to vote will have the same effect as a vote "AGAINST" the Merger Agreement. Shares for which no vote is cast or for which the "ABSTAIN" box has been selected on the proxy card will have the same effect as a vote "AGAINST" the Merger Agreement. A broker non-vote will be treated the same as a vote "AGAINST" the Merger Agreement.

      Liberty MHC is the mutual holding company for Liberty Bancorp. As indicated under "Principal Stockholders," Liberty MHC owns 63.4%, or 2,067,729 shares, of the outstanding common stock of Liberty Bancorp. While Liberty MHC is expected to vote such shares "FOR" the approval of the Merger Agreement, the proposal to adopt the Merger Agreement also requires the approval of a majority of the total votes of the Liberty Bancorp common stock outstanding as of September __, 2002, the record date for voting, exclusive of the shares owned by Liberty MHC.

      The Charter Amendment must be approved by a majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, including Liberty MHC.

      Under this voting standard, an abstention or failure to vote will have the same effect as a vote "AGAINST" the Charter Amendment. Shares for which no vote is cast or for which the "ABSTAIN" box has been selected on the proxy card also will be treated the same as a vote "AGAINST" the Charter Amendment. A broker non-vote will be treated the same as a vote "AGAINST" the Charter Amendment. Because Liberty MHC owns more than 51% of Liberty Bancorp's total outstanding shares, we expect that Liberty MHC will control the outcome of the vote on the proposal to adopt the Charter Amendment.

      Liberty MHC has entered into an agreement with Northfield pursuant to which Liberty MHC will vote all of its shares for approval of the Merger Agreement and the Charter Amendment, provided that the members of Liberty MHC vote in favor of the Merger Agreement at the special meeting of members to be held to approve the Merger Agreement. The Merger Agreement must be approved by a majority of all votes entitled to be cast by members of Liberty MHC at a special meeting of members.

      The directors and executive officers of Liberty are entitled to vote approximately 4.4% of the outstanding shares of Liberty Bancorp common stock in their individual capacities. The directors of Liberty have agreed to vote their shares in favor of the Merger Agreement and the Charter Amendment. In addition, Northfield owns 22,200 shares, or approximately 0.68% of the outstanding shares of Liberty Bancorp common stock, and Northfield intends to vote those shares in favor of the Merger Agreement and the Charter Amendment.

SOLICITATION AND REVOCABILITY OF PROXIES

      Proxies in the form accompanying this document are being solicited by the Board. Shares represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. Except for broker non-votes, if no voting instructions are indicated on a properly executed proxy, such proxies will be voted "FOR" approval of the Merger Agreement, "FOR" approval of the Charter Amendment, and as determined by a majority of the Board as to any other matter that may come before the special meeting including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy with instructions to vote against the proposal to approve the Merger Agreement or the Charter Amendment, however, will be voted in favor of any adjournment or postponement of the special meeting.

      A stockholder who has given a proxy may revoke it at any time prior to its exercise at the special meeting by:

      o     giving written notice of revocation to the Secretary of Liberty
            Bancorp;

      o     properly submitting a duly executed proxy bearing a later date; or

      o     voting in person at the special meeting.

      All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Leslie C. Whelan, Secretary, 1410 St. Georges Avenue, Avenel, New Jersey 07001. A stockholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies. A proxy appointment will not be revoked by the death or incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Liberty Bancorp or other person responsible for tabulating votes on behalf of Liberty Bancorp.

      In addition to this mailing, Liberty directors, officers and employees may also solicit proxies personally, or by telephone, or by other forms of communication. Liberty also may retain a professional proxy solicitation firm to assist in the solicitation of proxies. For this service, it is expected that Liberty would pay a fee of up to $30,000 plus expenses to help with the solicitation. Liberty also will reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

PRINCIPAL STOCKHOLDERS

      Persons and groups owning in excess of 5% of Liberty Bancorp common stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of September ___, 2002, persons or groups who own more than 5% of the common stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Liberty Bancorp common stock as of such date.

                                                            PERCENT OF
NAME AND ADDRESS                 AMOUNT AND NATURE OF       SHARES OF COMMON
OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       STOCK OUTSTANDING
-------------------              --------------------       -----------------

Liberty Bancorp, MHC             2,067,729                  63.4%
1410 St. Georges Avenue
Avenel, New Jersey 07001

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      On the record date, Liberty Bancorp directors and executive officers beneficially owned 303,504 shares (inclusive of 160,648 stock options, which cannot be voted unless they are exercised) or approximately 9.3% of the outstanding shares of Liberty Bancorp common stock. Our directors have already agreed to vote their shares in favor of the Merger Agreement and the Charter Amendment pursuant to voting agreements entered into by each individual director. For a more detailed description of the voting agreements entered into by each individual director of Liberty Bancorp, please refer to "Voting Agreements," elsewhere in this proxy statement.

      The following table shows Liberty Bancorp' common stock beneficially owned by each director and executive officer of Liberty Bancorp and all directors and executive officers of Liberty Bancorp as a group, as of _______________, 2002.

                                                                         SHARES
                                       POSITION(S) HELD WITH          BENEFICIALLY        PERCENT OF
       NAME (1)                             THE COMPANY                 OWNED (2)             CLASS
----------------------                 ---------------------          ------------        ----------
John R. Bowen                           Chairman, President           76,900 (3)             2.4%
                                    and Chief Executive Officer
Michael J. Widmer                    Executive Vice President,        51,401 (4)             1.6%
                                      Chief Operating Officer,
                                    Chief Financial Officer and
                                              Director
Neil R. Bryson, DDS                           Director                21,000 (5)               *
Anthony V. Caruso                    Director and Legal Counsel       12,000 (6)               *
John C. Marsh                                 Director                13,000 (7)               *
Paul J. McGovern                              Director                33,000 (8)             1.0%
Nelson L. Taylor, Jr.                         Director                21,000 (9)               *
Annette Catino                                Director                9,858 (10)               *
Lucille Capece                             Vice President            30,895 (11)               *
Paula L. Palermo                           Vice President            10,500 (12)               *
Daniel Bennett                             Vice President             7,000 (13)               *
Joseph F. Coccaro                            Treasurer               12,000 (14)               *
Leslie C. Whelan                             Secretary                4,950 (15)               *

All directors and executive                                         303,504 (16)             9.3%
officers as a group  (13 persons)

---------------------------
*     Less than 1%.

(1) The mailing address for each person listed is 1410 St. Georges Avenue, Avenel, New Jersey 07001. Each of the Directors listed is also a director of Liberty MHC, which owns the majority of the issued and outstanding shares of common stock.
(2) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(3)  Includes options to purchase 39,000 shares of common stock.
(4)  Includes options to purchase 33,000 shares of common stock.
(5)  Includes options to purchase 7,858 shares of common stock.
(6)  Includes options to purchase 7,858 shares of common stock.
(7)  Includes options to purchase 7,858 shares of common stock.
(8)  Includes options to purchase 7,858 shares of common stock.
(9)  Includes options to purchase 7,858 shares of common stock.
(10) Includes options to purchase 7,858 shares of common stock.
(11) Includes options to purchase 15,000 shares of common stock.
(12) Includes options to purchase 7,500 shares of common stock.
(13) Includes options to purchase 7,000 shares of common stock.
(14) Includes options to purchase 8,000 shares of common stock.
(15) Includes options to purchase 4,000 shares of common stock.
(16) Includes options to purchase 160,648 shares of common stock.

                 PROPOSAL I - - APPROVAL OF THE MERGER AGREEMENT

      The following information describes certain information pertaining to the merger. This description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix C.

OVERVIEW

      As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated or an alternative structure used as discussed below, the merger will be effected as follows:

      o Liberty MHC will merge with and into NSB Holding MHC (the "MHC Merger") with NSB Holding MHC as the resulting entity. The separate existence of Liberty MHC will cease.

      o As a result of the MHC Merger, each issued and outstanding share of Liberty Bancorp common stock held by Liberty MHC will be transferred to NSB Holding MHC as the surviving entity in the MHC Merger.

      o Liberty Bancorp will merge with and into Northfield Holdings (the "Mid-Tier Merger") with Northfield Holdings as the resulting entity. The separate existence of Liberty Bancorp will cease.

      o On the effective date of the Mid-Tier Merger, (i) each issued and outstanding share of Liberty Bancorp common stock held by minority stockholders (a "Minority Share") will cease to be outstanding, will cease to exist and will be converted automatically into the right to receive $26.50 in cash, and (ii) each issued and outstanding share of Liberty Bancorp common stock held by NSB Holding MHC will be cancelled and converted into the right to receive one share of Northfield Holdings common stock.

      o Liberty Bank will then merge with and into Northfield Savings Bank (the "Bank Merger") with Northfield Savings Bank as the resulting financial institution. The separate existence of Liberty Bank will cease.

      o As a result of the Bank Merger, each issued and outstanding share of Liberty Bank common stock will cease to be outstanding, will cease to exist and will be converted into the right to receive one share of Northfield Savings Bank common stock.

      o All deposit accounts established at Liberty Bank prior to the Merger Effective Date will confer on each depositor such rights and privileges in NSB Holding MHC as if such deposit account had been established at Northfield Savings Bank on the date established at Liberty Bank.

      The Merger Agreement provides that Northfield Holdings may modify the structure of the combination with Liberty provided that:

      o the consideration to be received by Liberty Bancorp's stockholders is not changed or reduced;

      o there are no adverse tax consequences for Liberty Bancorp's stockholders; or,

      o the merger is not materially delayed or the receipt of any required regulatory approvals jeopardized.

THE PARTIES TO THE MERGER

      LIBERTY. Liberty MHC is a federally chartered mutual holding company that currently owns approximately 63.4% of the common stock of Liberty Bancorp. As a mutual holding company, Liberty MHC has no stockholders. The principal business activity of Liberty MHC is the ownership of a majority of the common stock of Liberty Bancorp. Liberty Bancorp is a federally chartered mid-tier stock holding company that owns 100% of the outstanding shares of common stock of Liberty Bank. The principal business activity of Liberty Bancorp is the ownership of 100% of the common stock of Liberty Bank.

      Liberty Bank is a federally chartered savings bank headquartered in Avenel, New Jersey. Liberty Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). Liberty Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1938.

      Liberty Bank is a community-oriented savings bank that is engaged primarily in the business of accepting deposits from the general public in Liberty Bank's market area, and investing such deposits in one- to four-family residential mortgage loans and, to a lesser extent, commercial real estate loans and consumer loans. To the extent available funds exceed local mortgage loan demand, Liberty Bank also invests in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof, interest-earning deposits in other institutions, and other investments. At June 30, 2002, Liberty Bancorp had total consolidated assets of approximately $360.9 million, total consolidated deposits of approximately $285.4 million, and total consolidated stockholder's equity of approximately $33.0 million.

      The executive offices of Liberty Bancorp, Liberty Bank and Liberty MHC are located at 1410 St. Georges Avenue, Avenel, New Jersey 07001. Their telephone number at that address is (732) 499-7200.

      NORTHFIELD. NSB Holding MHC is a New York mutual holding company and is the mutual holding company parent of Northfield Savings Bank. As a mutual holding company, NSB Holding MHC has no stockholders. Currently, the principal business activity of NSB Holding MHC is the ownership of all of the capital stock of Northfield Savings Bank. Northfield Holdings is a New York stock corporation. Immediately prior to the merger and thereafter, it is expected that Northfield Holdings will become a wholly-owned subsidiary of NSB Holding MHC, and its principal business activity is expected to be the ownership of all of the outstanding capital stock of Northfield Savings Bank.

      Northfield Savings Bank is a New York chartered stock savings bank headquartered in Staten Island, New York. Northfield Savings Bank's deposits are insured by the FDIC under the SAIF. Currently, NSB Holding MHC owns all of the outstanding capital stock of Northfield Savings Bank. Upon receipt of the requisite regulatory approvals and prior to the merger, Northfield Holdings will acquire all of the capital stock of Northfield Savings

Bank as a capital contribution from NSB Holding MHC. Northfield Savings Bank will thereby become a wholly-owned subsidiary of Northfield Holdings. NSB Holding MHC will continue to own all of the outstanding capital stock of Northfield Holdings and will continue as the mutual holding company parent of Northfield Savings Bank.

      Founded in 1887, Northfield Savings Bank currently operates twelve full-service offices. Customers of Northfield Savings Bank traditionally enjoy competitive services from a well-capitalized institution committed to service, quality and excellence. Northfield Savings Bank plans to continue this tradition following the Merger. Northfield Savings Bank intends to offer all of its consumer and business products and services through the former Liberty Bank branches. Northfield Savings Bank also plans to continue its active community service and charitable programs within each of the communities served by Liberty Bank. Northfield Savings Bank does not intend to discontinue any products or services offered by it or Liberty Bank.

      At June 30, 2002, Northfield Savings Bank had total consolidated assets of approximately $1.032 billion, total consolidated deposits of approximately $648.0 million, and total consolidated stockholder's equity of approximately $97.5 million.

      The executive offices of Northfield Savings Bank, Northfield Holdings and NSB Holding MHC are located at 1731 Victory Boulevard, Staten Island, New York 10314-3598. Their telephone number at that address is (718) 448-1000.

BACKGROUND TO THE MERGER

      Liberty Bank reorganized into the mutual holding company form of ownership on June 30, 1998 and formed Liberty Bancorp and Liberty MHC. Since Liberty's mutual holding company reorganization, management of Liberty has focused on increasing Liberty's core business of originating residential and commercial mortgage loans and offering a full range of retail deposit accounts and services.

      The Liberty Boards have also regularly evaluated Liberty's corporate strategy in view of its capital position, market conditions, the regulatory environment, and the consolidation of the financial services industry, including acquisitions of thrifts and the prices paid for such acquisitions. The Liberty Boards have held annual special business planning retreats to review and discuss the overall business strategy of Liberty. The Liberty Boards engaged the services of financial advisors at these meetings to review developments in the financial services industry, as well as market trends, capital management and strategic alternatives. Additionally, beginning in 1999 the Boards met with representatives of Ryan, Beck to review the company's performance relative to other mutual holding companies and to enhance the Board's understanding of the capital management tools available to Liberty. Such capital management discussions included stock repurchase programs, dividend policies, "second-step" conversion transactions and remutualization transactions.

      On November 20, 2001, representatives of Ryan, Beck met with both the Chief Executive Officer and the President of Northfield Savings Bank. As part of a general market update presentation, the remutualization type of transaction involving the acquisition of a mutual holding company organization was discussed. Northfield was familiar with the remutualization concept and expressed an interest in a possible combination with Liberty. At the end of the meeting, Northfield asked Ryan, Beck, given Ryan, Beck's past business relationship with Liberty, to communicate to Liberty the interest of Northfield in exploring a remutualization transaction with Liberty.

      On November 21, 2001, a representative of Ryan, Beck called Liberty's Chief Executive Officer to advise him that Northfield Savings Bank, a mutual savings bank located in Staten Island, New York, had expressed an interest in a possible business combination with Liberty. The Liberty Boards met later that day for their regularly scheduled monthly meetings and Liberty's Chief Executive Officer informed the Boards of his conversation with Ryan, Beck. The Liberty Boards decided that the topic needed further exploration and would be addressed at an upcoming strategic planning meeting of the Liberty Boards to be held on December 12, 2001.

      On December 12, 2001, the Liberty Boards met with a financial consultant to review Liberty's strategic plans. At the meeting, the financial consultant and the Boards discussed and evaluated Liberty's financial performance, the implementation of Liberty's business plan, corporate opportunities in the current economic environment, and plans and opportunities for the future. The Boards also considered the potential sale of Liberty, and after extensive discussion decided to explore the matter further at a special board meeting in January 2002 with representatives of Ryan, Beck.

      On January 23, 2002, the Liberty Boards met to further discuss its strategic alternatives for Liberty. Representatives of Ryan, Beck were present at the meeting and reviewed a presentation to the Boards regarding the strategic options available to Liberty including a remutualization transaction. At the meeting, the Boards evaluated and compared the alternatives of: (1) remaining an independent company in the mutual holding company form of organization; (2) converting to a full stock holding company structure; and (3) a sale of control to another mutual institution. On January 31, 2002, Liberty Bancorp's Chief Executive Officer and a director met with Northfield's Chief Executive Officer and Northfield's President for an introductory meeting. General business philosophies of both institutions were discussed at the meeting. Northfield also generally discussed the merits of a merger with Liberty, but the specific terms of a potential transaction were not discussed at that time.

      On February 20, 2002, the Liberty Boards met and authorized management to obtain more detailed information from Northfield regarding a possible merger. Liberty's Chief Executive Officer contacted Ryan, Beck on February 21, 2002 relaying the Boards' determination. Ryan, Beck contacted Northfield and arranged a meeting between both parties to be held on February 27, 2002. On February 27, 2002, Northfield and Liberty entered into a confidentiality agreement. Present at the February 27 meeting were representatives from Ryan, Beck, Liberty's Chief Executive Officer and Liberty's Chief Operating Officer and Northfield's Chief Executive Officer and Northfield's President. The purpose of the meeting was to review Northfield's intentions relating to a possible transaction. Northfield verbally indicated its interest in a business combination, but pricing and other key terms were not discussed.

      On March 11, 2002, Northfield sent a letter to Liberty outlining a specific proposal to acquire Liberty in a remutualization transaction. Northfield proposed to pay $26.00 per share in cash for each share of publicly traded Liberty Bancorp common stock outstanding, with the final price subject to a full due diligence investigation by Northfield. The Northfield letter also included proposed terms relating to personnel, corporate governance, employee benefits and operations matters. The letter was promptly distributed to the Liberty Boards.

      At the March 20, 2002 regular meeting of the Liberty Boards, the merits of Northfield's offer were discussed. The Boards resolved to proceed with negotiations. The Boards also resolved to engage Ryan, Beck as Liberty's financial advisor for the merger. A Negotiating Committee was established to pursue negotiations with Northfield. The Negotiating Committee consisted of Liberty's Chief Executive Officer, Chief Operating Officer and one outside Director.

      Northfield conducted due diligence of Liberty during the month of March 2002. Liberty performed due diligence of Northfield during the month of April 2002.

      On March 27, 2002, the Negotiating Committee, representatives from Ryan, Beck and a representative from Luse Gorman Pomerenk & Schick, P.C., Liberty's special legal counsel, met to discuss the Northfield proposal of March 11 and various issues raised by the Liberty Boards. The Negotiating Committee directed the representatives from Ryan, Beck to approach Northfield and request the offer price per share be increased. After negotiations, Northfield agreed to increase the offer price per share to minority shareholders to $26.50.

      On April 17, 2002, the Liberty Boards met and the Negotiating Committee reported to the Boards that Northfield had increased its offer price to $26.50 per share. The Boards resolved that the Negotiating Committee work with their advisors Luse Gorman Pomerenk & Schick and Ryan, Beck to negotiate the definitive merger agreement.

      During the ensuing weeks, the parties negotiated the terms of the definitive merger agreement.

      On May 15, 2002, the Liberty Boards held a meeting with Ryan, Beck and Luse Gorman Pomerenk & Schick to consider the terms of the definitive agreement with Northfield. As Liberty's financial advisor, Ryan, Beck analyzed the financial factors related to the merger transaction. At the meeting, Ryan, Beck made a presentation as to the fairness, from a financial point of view, of the proposed merger consideration to the minority shareholders. Ryan, Beck also made a presentation as to the fairness of the proposed merger to the depositors of Liberty Bank.

Luse Gorman Pomerenk & Schick reported on the results of the negotiations, and reviewed each section of the definitive merger agreement with the Liberty Boards. Luse Gorman Pomerenk & Schick also discussed the fiduciary duties of the Liberty Boards in the context of the merger transactions. Following detailed discussions of the foregoing, the Liberty Boards approved and authorized the execution of the final definitive merger agreement. The merger agreement was executed on May 15, 2002.

LIBERTY'S REASONS FOR THE MERGER

      Our Board of Directors believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of Liberty and Northfield are in the best interests of Liberty Bancorp and all of our stockholders, including both Liberty MHC and the minority stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

      o the merger consideration to be paid to our minority stockholders in relation to the market value, book value and earnings per share of our common stock;

      o information concerning our financial condition, results of operations, capital levels, asset quality and prospects;

      o our assessment of Northfield Holdings' ability to pay the aggregate merger consideration;

      o the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the minority holders of our common stock;

      o the opinion of our financial advisor as to the fairness of the merger to the members of Liberty MHC;

      o the current and prospective economic conditions, competitive and regulatory environment facing Liberty Bancorp and the financial services industry generally;

      o the general structure of the transaction and the compatibility of management and business philosophy;

      o the greater resources and expanded branch network that Northfield Holdings will have after the merger;

      o depositors of Liberty Bank will have the same rights in NSB Holding MHC, as other depositors of Northfield Savings Bank;

      o in the event of a stock offering transaction by Northfield Holding, depositors of Liberty Bank will retain their subscription rights as of the date of their original deposit at Liberty Bank;

      o the results of our due diligence investigation of Northfield, including the likelihood of receiving the requisite regulatory approvals in a timely manner;

      o the ability of Northfield after the merger to compete in relevant banking and non-banking markets; and

      o our strategic alternatives to the merger, including the continued operation of Liberty Bank as an independent financial institution.

      In making its determination, our Boards of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

      Our Boards of Directors believe that the merger is in the best interests of Liberty Bancorp and our stockholders. Accordingly, Liberty Bancorp's Board of Directors unanimously recommends that its stockholders vote for the approval of the Merger Agreement.

OPINION OF LIBERTY BANCORP'S FINANCIAL ADVISOR

      On April 29, 2002, Liberty Bancorp formally entered into an agreement to retain Ryan, Beck to act as its exclusive financial advisor in connection with the merger and related matters. Liberty Bancorp selected Ryan, Beck because it is a nationally recognized investment-banking firm with substantial experience in merger and acquisition transactions and is familiar with Liberty Bancorp and its business. As part of its investment banking business, Ryan, Beck is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, mutual to stock conversions, initial and secondary stock offerings and other corporate transactions. Additionally, Ryan, Beck is widely recognized for its knowledge of the mutual holding company form of organization.

      Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the proposed merger. However, the Board of Directors of Liberty Bancorp made the final decision as to the pricing and other terms of the Merger Agreement. On May 15, 2002 Ryan, Beck rendered a written opinion to Liberty Bancorp's Board that, based on and subject to the assumptions, factors, and limitations as set forth in the opinion and as described below, the merger consideration is "fair" to the minority shareholders of Liberty Bancorp common stock from a financial point of view. The opinion was updated as of the date of this proxy statement. Ryan, Beck also rendered a written opinion to Liberty MHC's Board, dated May 15, 2002, that the merger is "fair" to members of Liberty MHC. Ryan, Beck was requested by Liberty Bancorp and Liberty MHC to review these opinions on an inseparable basis and not evaluate the fairness to minority shareholders of Liberty Bancorp or members of Liberty MHC separately. No limitations were imposed by Liberty Bancorp's Board of Directors or Liberty MHC's Board of Directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinions.

      The full text of Ryan, Beck's opinion to Liberty Bancorp's Board regarding the fairness of the merger consideration to minority shareholders of Liberty Bancorp sets forth assumptions made and matters considered, and is attached as Appendix C to this proxy statement. Minority holders of Liberty Bancorp common stock are urged to read the attached Ryan, Beck opinion in its entirety. The Ryan, Beck opinion is directed only to the financial fairness of the consideration and does not constitute a recommendation to any shareholder as to how to vote at the Liberty Bancorp special meeting of shareholders. The summary of the Ryan, Beck opinion in this proxy statement is qualified in its entirety by reference to the full text of the Ryan, Beck opinion. In rendering its opinions, Ryan, Beck does not admit that it is an expert within the meaning of the term "expert" as used within the Securities Act of 1933 and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

      In connection with its opinion, Ryan, Beck reviewed the following documents:

      o     the Merger Agreement and related documents;

      o     this proxy statement;

      o NSB Holding MHC's audited financial statements for the years ended December 31, 2001 and 2000, and Northfield Savings Bank's Call Reports filed with the Federal Deposit Insurance Corporation for the quarters ended March 31, 2002, September 30, 2001, June 30, 2001 and March 31, 2001;

      o Liberty Bancorp's Annual Reports to Shareholders and Annual Report on Form 10-KSB for the years ended December 31, 2001 and 2000, and Liberty Bancorp's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2002, September 30, 2001, June 30, 2001 and March 31, 2001;

      o certain operating and financial information relating to the business and prospects of Liberty Bancorp provided to Ryan, Beck by the management of Liberty Bancorp;

      o the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Liberty MHC, Liberty Bancorp and Liberty Bank;

      o the financial terms of other recently announced or completed second step conversions of mutual holding companies; and

      o the historical stock prices and trading volumes of Liberty Bancorp's common stock.

      Additionally, Ryan, Beck:

      o conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate including an analysis of the pro forma impact on shareholders of Liberty Bancorp and depositors of Liberty Bank of alternative strategies as an independent institution, including the option of remaining in mutual holding company form;

      o     analyzed NSB Holding MHC's ability to consummate the merger;

      o considered the future prospects of Liberty Bancorp in the event it remained independent; and

      o met with members of Liberty Bancorp's senior management to discuss Liberty Bancorp's operations, historical financial statements, strategic plans and future prospects, including any potential operating efficiencies and synergies that may arise from the merger.

      In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Liberty Bancorp and its subsidiaries provided to Ryan, Beck by Liberty Bancorp and its representatives. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the respective balance sheets of NSB Holding MHC, and Liberty Bancorp at March 31, 2002, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan, Beck has reviewed certain historical financial data provided by Liberty Bancorp. Ryan, Beck reviewed certain operating forecasts and financial projections (and the assumptions and bases therefor) provided by Liberty Bancorp. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analysis, Ryan, Beck made adjustments to such forecasts and projections that in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to and did not make any independent evaluation or appraisal of the assets or liabilities of Liberty Bancorp or NSB Holding MHC or their respective subsidiaries, nor did Ryan, Beck review any loan files of Liberty Bancorp or NSB Holding MHC or any of their respective subsidiaries. Ryan, Beck also assumed that the merger transactions in all respects are, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to NSB Holding MHC and Liberty Bancorp.

      The preparation of a fairness opinion on a transaction such as the merger provided for in the Merger Agreement, involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at such opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

      The forecasts and projections furnished to Ryan, Beck were prepared by the management of Liberty Bancorp without input or guidance from Ryan, Beck. Liberty Bancorp does not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. Such projections were not prepared with a view toward public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

      In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Liberty Bancorp or NSB Holding MHC. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

      The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

      PEER GROUP ANALYSIS: Ryan, Beck analyzed Liberty Bancorp against two different peer groups. The first comparison was to fully-converted, publicly traded savings institutions for which capitalization, asset quality, loan and deposit mix and performance measures were analyzed. Secondly, Liberty Bancorp was compared to a group of publicly traded mutual holding companies for trading multiple and performance measure analyses.

      ANALYSIS OF SELECTED PUBLICLY TRADED FULLY CONVERTED THRIFTS: Ryan, Beck compared the financial data for Liberty Bancorp as of or for the latest twelve months ended March 31, 2002 to a peer group of 11 selected savings institutions. The criteria for the peer group were fully converted savings institutions located in the Mid-Atlantic region of the United States with assets between $300 million and $600 million which are publicly traded. Ryan, Beck considered this group to be generally comparable to Liberty Bancorp. The following table compares selected statistics of Liberty Bancorp with the average ratios and median ratios for the 11 selected savings institutions comprising the peer group:

---------------------------------------------------------------------------------------------------------------------

                                               LIBERTY BANCORP               PEER                   PEER
                                                  INC. (MHC)                AVERAGE                MEDIAN
   CAPITALIZATION
   Total Assets  (000s)                            $345,534               $450,616                $449,464
   Total Deposits  (000s)                           270,214                282,679                 315,254
   Total Shareholders' Equity  (000s)                31,508                 35,016                  35,015
   Tangible Equity / Tangible Assets (%)               9.12                   8.08                    7.62

   ASSET QUALITY (%'S) (1)
   Non-Performing Loans / Loans                        0.33                   0.53                    0.67
   Loan Loss Reserves / NPLs                         140.73                 175.76                 122.26
   Loan Loss Reserves  / Loans                         0.47                   0.94                   0.92
   Non-Performing Assets / Assets                      0.20                   0.36                   0.49
   Non-Performing Assets / Equity                      2.10                   5.00                   6.10

---------------------------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------------------------
                                                    LIBERTY BANCORP             PEER                  PEER
                                                       INC. (MHC)              AVERAGE                MEDIAN
 LOAN & DEPOSIT COMPOSITION (%'S)
 Total Loans / Total Assets                              58.12                  56.31                  52.56
 Total Loans / Deposits                                  74.32                  91.20                  93.31
 1-4 Family Loans / Total Loans                          82.02                  66.38                  66.45
 5+ Family Loans / Total Loans                            4.07                   4.27                   1.97
 Construction & Dev. Loans / Total Lns                    0.00                   6.97                   3.41
 Other Real Estate Loans / Total Loans                   13.72                  12.56                  12.43
 Real Estate Loans/Total Loans                           99.82                  90.18                  97.84
 Consumer Loans / Total Loans                             0.18                   6.64                   1.10
 Commercial Loans / Total Loans                           0.00                   2.74                   0.95
 Non-Interest Bearing Dep./Total Dep.                     3.12                   4.97                   4.64
 Transaction Accounts/Total Deposits                     35.87                  39.28                  41.29
 Total CD's/Total Deposits                               64.13                  60.72                  58.71
 Time Deposits > $100,000 / Total Dep.                    7.16                  10.04                   8.01

 PERFORMANCE (%'S)
 Return on Average Assets                                 0.41                   0.77                   0.70
 Return on Average Equity                                 4.43                   9.79                  11.07
 Net Interest Margin                                      2.96                   2.80                   2.64
 Yield / Cost Spread                                      2.58                   2.47                   2.26
 Yield on Interest Earning Assets                         6.08                   6.98                   6.86
 Cost of Interest Bearing Liabilities                     3.50                   4.51                   4.60
 Non Interest Income / Average Assets                     0.34                   0.42                   0.38
 Non Interest Expense/Avg Assets                          2.34                   2.02                   2.13
 Salary Expense/Total Revenue                            35.61                  32.33                  31.33
 Occupancy & Equip. Expense/Avg Assets                    0.57                   0.35                   0.38
 Efficiency Ratio                                        73.54                  64.19                  63.11

 (1) ASSET QUALITY RATIOS ARE AS OF DECEMBER 31,
 2001.
 ------------------------------------------------------------------------------------------------------------------

      Liberty Bancorp's 0.41% return on assets and 4.43% return on average equity are significantly below the peer group medians of 0.70% and 11.07%, respectively. A significantly lower cost of interest bearing liabilities relative to the peer group (3.50% vs. peer median of 4.60%) compensates for a relatively low yield on interest earning assets (6.08% vs. peer median of 6.98%) producing a net interest margin higher than that of the peer group at 2.96% versus the peer group median of 2.64%. Liberty Bancorp's lower yield on interest-earning assets is due in large part to its relatively high level of lower yielding 1-4 family loans (82.02% vs. 66.45% peer median). Liberty Bancorp's non-interest income as a percentage of average assets of 0.34% fell slightly below the peer group median of 0.38%, while its non-interest expenses of 2.34% of average assets was higher than the peer group median of 2.13%. Liberty Bancorp's efficiency ratio of 73.54% was above the peer group median of 63.11%.

      Liberty Bancorp's non-performing loans to total loans ratio of 0.33% compared favorably to the peer group median of 0.67%. The loan loss reserve at Liberty Bancorp equaled 0.47% of loans or approximately one half of the peer group median of 0.92%. Additionally, Liberty Bancorp's reserve coverage of non-performing loans equaled 140.73% versus the peer group median of 122.26%. The preceding three ratios reflect Liberty Bancorp's relatively high levels of low-yielding, lower-risk 1-4 family residential mortgage loans.

      ANALYSIS OF SELECTED PUBLICLY TRADED MUTUAL HOLDING COMPANIES: Ryan, Beck also compared certain financial and pricing data for Liberty Bancorp to the median data for 15 mutual holding companies with assets between $200 million and $650 million. The following table compares selected statistics of Liberty Bancorp with the median data for the 15 mutual holding companies comprising the peer group:

                                              LIBERTY            PEER
                                              BANCORP           MEDIAN
                                             --------          --------
         Total Assets (000)                  $345,534         $ 265,309
         Tangible Equity / Tangible Assets       9.12%             9.13%
         Return on Average Assets                0.41              0.68
         Return on Average Equity                4.43              6.52

         Price / Book Value per share          188.61            165.18
         Price / Last Quarter Annualized EPS    34.98             22.92
         Dividend Yield                          0.66              2.06
         Dividend Payout Ratio                  23.34             55.34

Ryan, Beck noted that Liberty Bancorp's returns on average assets and average equity were significantly below the peer group median.

      ANALYSIS OF TRADING PRICE TO PROPOSED ACQUISITION PRICE: Ryan, Beck noted that the proposed offer from NSB Holding MHC at $26.50 per minority share reflects a 46% premium to the $18.15 closing price of Liberty Bancorp common stock on the day prior to the announcement of the merger.

      Three different methodologies were used to estimate a value for the minority shares of Liberty Bancorp.

      METHODOLOGY # 1: This estimates the value of Liberty Bancorp's minority shares in a conventional sale of control context. This valuation methodology has three parts: first, it assumes a "second-step" conversion of Liberty Bancorp MHC to a fully converted savings bank holding company utilizing current second-step valuation levels; second, assumes a sale of Liberty Bancorp three years after completion of a second-step conversion with the acquisition price based upon projected discounted cash flows at that date; and third, it applies the second-step minority exchange ratio to the projected acquisition value. A hypothetical second-step appraisal of $50 million was derived by assuming an 85.17% price to pro forma book value. This results in a minority exchange ratio of 1.524, i.e., each minority share of Liberty Bancorp would be converted into
1.524 shares of the new fully converted stock savings bank holding company with an assumed offering price of $10.00 per share. The assumptions and resultant projected financials are as follows:

                         PRO FORMA 3 YEAR PROJECTIONS
   ------------------------------------------------------------------
    ASSUMPTIONS:
   --------------------------------------------
    Pre-Adjustment Earnings Growth Rate                        10.00%
    Asset Growth Rate                                          10.00%
    Share Repurchases
       Year 1                                                   0.00%
       Year 2                                                  10.00%
       Year 3                                                  10.00%
    Beginning Pro Forma Dividend                          $     0.08
    After-tax cost of cash                                      3.58%
    PRO FORMA 3 YEAR PROJECTED FINANCIALS:
   --------------------------------------------
    Total Assets (000)                                    $  474,240
    Total Equity (000)                                    $   53,041
    Net Income (000)                                      $    2,333

Using a discounted dividend analysis utilizing the pro forma second-step results, Ryan, Beck estimated the present value of the future dividend stream that Liberty Bancorp could produce in perpetuity. Projection ranges for Liberty Bancorp's five-year balance sheet and income statement were based upon certain growth assumptions for net income (10%) and assets (10%). These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results. The actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Liberty Bancorp values, Ryan, Beck utilized the following assumptions: an immediate dividend payout in an amount which would bring Liberty Bancorp's tangible equity ratio to 6%, discount rates ranging from 12% to 14%, terminal price/earnings multiples ranging from 12x to 14x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates), and earnings that include estimated savings in Liberty Bancorp's non-interest expense equal to 35% in the first year and 40% in the second year, with 5.00% growth thereafter. These values are then discounted back 42 months to represent value in today's dollars. The discounted dividend analysis produced the range of net present values per share of Liberty Bancorp common stock illustrated in the chart below:

                                    AGGREGATE NET PRESENT VALUE - PER SHARE
-------------------------------------------------------------------------------------------------------------------
                                                                          DISCOUNT RATE
                                               --------------------------------------------------------------------
                                                       12.0%                  13.0%                  14.0%
                                               --------------------   --------------------   ----------------------
Terminal                          12.0x           $    10.89             $    10.41             $     9.96
Multiple of Earnings              13.0x                11.36                  10.84                  10.37
                                  14.0x                11.82                  11.28                  10.77

-------------------------------------------------------------------------------------------------------------------


                                    NPV ADJUSTED FOR MINORITY EXCHANGE RATE
-------------------------------------------------------------------------------------------------------------------
                                                                          DISCOUNT RATE
                                               --------------------------------------------------------------------
                                                       12.0%                  13.0%                  14.0%
                                               --------------------   --------------------   ----------------------
Terminal                            12.0x          $    16.60             $    15.86             $    15.18
Multiple of Earnings                13.0x               17.30                  16.52                  15.80
                                    14.0x               18.01                  17.18                  16.42
          EXCHANGE RATIO           1.524

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of shares of Liberty Bancorp common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

      METHODOLOGY # 2: This estimates the value of Liberty Bancorp minority shares if Liberty Bancorp were sold at a price comparable to recent similar transactions. The median acquisition statistics of three similar transactions include: aggregate deal value to total equity; aggregated deal value to last 12 months net income; and acquisition price to market price. Based upon these median acquisition multiples and Liberty Bancorp's current financial data and stock price, the implied value of Liberty Bancorp was determined. There have been only five remutualization transactions announced or completed of which Ryan, Beck has selected three as being generally comparable to Liberty Bancorp. The analysis produced the following results:

-------------------------------------------------------------------------------------------------------

                                                               CURRENT OFFER OF
                                         DEAL       LIBERTY-   $26.50 PER SHARE         LIBERTY-
  SUMMARY PRICING RATIOS:              MEDIAN         ACTUAL         OR $34,464         IMPUTED
  -----------------------              ------         ------         ----------         -------
  Agg. Deal Value/Equity               104.2%        $31,508             109.4%          $25.24
  Agg. Deal Value/LTM Earnings         25.0 x         $1,387             24.8 x          $26.66
  Acq.Price/Market Price                33.7%         $18.25              45.2%          $24.40

  AVERAGE IMPUTED PRICE PER SHARE                                                        $25.44
  MEDIAN IMPUTED PRICE PER SHARE                                                         $25.24

-------------------------------------------------------------------------------------------------------

Ryan, Beck noted that the median imputed acquisition price based on the above three acquisition multiples of $25.24 was less than the $26.50 per minority share offered by NSB Holding MHC. This analysis does not purport to be indicative of actual values or expected values or an appraisal range of shares of common stock.

      METHODOLOGY # 3: This analysis estimates the earnings per share growth rate necessary for the present value of Liberty Bancorp's future stock price to equal the $26.50 per minority share acquisition price. In producing the earnings growth rate, Ryan, Beck utilized the following assumptions: 2002 earnings per share estimate of $1.33 (based only on minority shares), discount rates range from 12% to 18%, terminal price/earnings multiples range from 10x to 16x, and a dividend payout ratio of 10% which is reinvested in common stock at the end of the previous period market price. For purposes of this analysis, the initial price of Liberty Bancorp common stock was assumed to be $18.15 per share, which was the closing price of the common stock on May 13, 2002, two days prior to the announcement of the merger transaction. The break-even analysis produced the range of five-year earnings growth rates illustrated in the chart below:


------------------------------------------------------------------------------------------------------------------
                      TERMINAL YEAR
                      MULTIPLE OF
                      EARNINGS                                         DISCOUNT RATE
                      ------------------  ------------------------------------------------------------------------
                                               12.0%                14.0%            16.0%              18.0%
                                          -----------------   -----------------  ---------------  ----------------
                                  10.0x        35.1%                38.0%
MARKET
MULTIPLES                         12.0x        29.3%                32.2%

                                  14.0x                                              30.2%              32.9%
ACQUISITION
MULTIPLES
                                  16.0x                                              26.0%              28.7%
------------------------------------------------------------------------------------------------------------------

Ryan, Beck noted that Liberty Bancorp's historical compound annual earnings growth rate was substantially less than those indicated above. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the minority shares of Liberty Bancorp common stock. The break-even analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and NSB Holding MHC's $26.50 offer per minority share to Liberty Bancorp shareholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

      OTHER CONSIDERATIONS. Ryan, Beck also considered the impact of the merger to members of Liberty MHC as depositors of Liberty Bank. In evaluating the merger, Ryan, Beck considered that the proposed transaction provided for the continuity of depositor subscription rights for Liberty Bank depositors in the event of a stock offering transaction initiated by NSB Holding MHC, (i.e. each deposit account established at Liberty Bank prior to the Merger Effective Date shall confer on a depositor such rights and privileges in NSB Holding MHC and Northfield Savings Bank as if such deposit account had been established at Northfield Savings Bank on the date established at Liberty Bank. Ryan, Beck also considered the continued representation of Liberty Bank's directors on the Board of Trustees of NSB Holding MHC, the board of Directors of Northfield Savings Bank and the Advisory Board of Directors to be created in connection with the proposed transaction and the availability and treatment of employee benefit plans for employees of Liberty Bank.

      LIMITATIONS. Ryan, Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances that existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan, Beck's opinion. Ryan, Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

      With regard to Ryan, Beck's services in connection with the merger, Liberty Bancorp has agreed to pay Ryan, Beck a transaction fee, a portion of which is contingent upon the consummation of the merger transactions. Liberty Bancorp has agreed to pay total fees of approximately $350,000, of which $100,000 has been paid, an additional $75,000 will be payable upon the receipt of stockholder, member and OTS approvals, $50,000 will be payable upon issuance of the opinion included in this proxy statement, and the remainder will be payable when the merger is consummated. In addition, Liberty Bancorp has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $5,000 without the prior consent of Liberty Bancorp. Liberty Bancorp has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under the federal securities laws, incurred in connection with its services. The amount of Ryan, Beck's fees were determined by negotiation between Liberty Bancorp and Ryan, Beck.

      Ryan, Beck has not had an investment banking relationship with NSB Holding MHC. Ryan, Beck has previously served as a financial advisor to Liberty Bancorp and Liberty MHC. Ryan, Beck was the sole manager of the stock offering that occurred as part of Liberty Bank's conversion from a mutual savings association to a mutual holding company in July 1998. Ryan, Beck's research department does not provide published investment analysis of Liberty Bancorp other than inclusion of Liberty Bancorp in a full conversion worksheet as part of Ryan, Beck's periodic review of mutual holding companies. However, Ryan, Beck does make a market in Liberty Bancorp's common stock.

      In the ordinary course of its business as a broker-dealer, Ryan, Beck may actively trade equity securities of Liberty Bancorp for its own account and the account of its customers and, accordingly, Ryan Beck may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

      GENERAL. Some members of our management and Board of Directors may have interests in the merger and related transactions that are in addition to or different from the interests of our stockholders. Our Board of Directors was aware of these interests and considered them in approving the Merger Agreement and the transactions contemplated by it. Included below is a summary of some of the benefit plans under which officers or directors participate, and under which benefits will be paid in accordance with the Merger Agreement.

      EMPLOYMENT AGREEMENTS. John R. Bowen, Michael J. Widmer and Lucille Capece have employment agreements with Liberty Bank. The Merger Agreement provides that Northfield and Liberty will honor the employment agreements for Messrs. Bowen and Widmer and Ms. Capece and will make the payments required by the employment agreements. The executives will be entitled to receive a severance payment of three times the sum of (i) the annual rate of base salary (which includes any salary deferred) at the time of termination, and (ii) the highest annual cash bonus paid during the prior three years, subject to reduction to avoid an excess parachute payment under Section 280G of the Internal Revenue Code ("Code"). Based upon their current salaries and prior year's bonus, the severance payments would result in payments to Messrs. Bowen and Widmer of approximately

$765,000 and $498,000, respectively, and to Ms. Capece of approximately $329,070, subject to reduction to avoid an excess parachute payment. Liberty will furnish Northfield with calculations demonstrating that the payments will not result in any non-tax deductible payments under Code Sections 280G or 162(m).

      Northfield will enter into an employment agreement with Michael J. Widmer who has agreed to serve as Senior Vice President of the Liberty division of Northfield Savings Bank. The employment agreement has a term of 48 months and may be extended by the parties to the agreement. The base salary for Mr. Widmer is $140,000 per year, reviewable annually. In addition to the base salary, the agreement provides for, among other things, annual bonus payments consisting of a fixed bonus of $100,000 and a performance bonus of $86,000 if certain performance criteria established by Northfield Savings Bank have been satisfied. In no event will Mr. Widmer be entitled to more than four fixed and four performance bonus payments under the employment agreement. Mr. Widmer also will be entitled to participate in retirement plans and other employee benefits available to senior executives, will receive reimbursement for travel and other reasonable expenses and $5,000 towards the payment of annual dues and costs associated with a membership in a country club. Mr. Widmer will have continued use of his employer-owned automobile and will be reimbursed for reasonable expenses associated with such use. In the event Northfield Savings Bank terminates his employment agreement for any reason other than disability, retirement, or for cause, or if Mr. Widmer resigns following the failure to be re-elected to his current position, a material change in his functions, duties or responsibilities, a liquidation or dissolution of Northfield Savings Bank, or a breach of the agreement by Northfield Savings Bank, Mr. Widmer will be entitled to payment of a sum equal to all fixed bonus and performance bonus payments which would have been paid to him over the term of the agreement, less any bonus payments already made. If Northfield Savings Bank terminates Mr. Widmer before the first anniversary date of the employment agreement for reasons other than cause, Mr. Widmer will be entitled to his base salary for the remainder of the first year and continued life, medical, dental and disability coverage for 48 months, reduced to 36 months if Mr. Widmer becomes employed and his new employer offers such coverage. In addition, if Mr. Widmer is deemed to have received an excess parachute payment due to his termination of employment by Northfield Savings Bank during the first year, he will be indemnified for the payment of any excise taxes.

      As provided in the Merger Agreement, Mr. Bowen will enter into a consulting and non-compete agreement with Northfield, effective upon consummation of the merger, whereby Mr. Bowen has agreed to provide consulting services to Northfield Savings Bank for a term of four years. Mr. Bowen will be paid an annual fee of $225,000 for his services. Northfield Savings Bank will reimburse Mr. Bowen for reasonable business expenses, allow continued use of his employer-provided automobile for the duration of the contract term and will reimburse reasonable expenses associated with its use. In the event Northfield Savings Bank terminates Mr. Bowen's services as a consultant during the term of the agreement, Northfield Savings Bank will pay Mr. Bowen all fees payable under the agreement during the contract term, less any amounts previously paid to him, provided, however, that Mr. Bowen must refrain from competing against Northfield Savings Bank or its affiliates. If Mr. Bowen is deemed to have received an "excess parachute payment," as the result of Northfield's termination of his consulting services during the first year of the engagement, he will be indemnified for the payment of any excise taxes.

      RETAINER AGREEMENT. Northfield Savings Bank has agreed to enter into a retainer agreement with Anthony V. Caruso, Esquire, a member of Liberty Bancorp's board of directors and outside counsel to Liberty Savings Bank, pursuant to which Mr. Caruso will continue to act as counsel to the Liberty Division of Northfield Savings Bank for a minimum term of three years at an annual retainer of $75,000, payable monthly. Under the retainer agreement, Mr. Caruso will also continue to act as review attorney for all real estate mortgage loans originated through the Liberty Division of Northfield Savings Bank.

      DIRECTORS' AND OFFICERS' INDEMNIFICATION. For a period of six years following the effective date of the merger, Northfield will indemnify each present and former director and officer of Liberty and its subsidiaries (determined as of the closing date) against all losses, claims, damages, costs and expenses (including reasonable attorneys fees and expenses), liabilities, judgments or amounts paid in settlement or in connection with any claim, action, suit, proceeding or investigation in which any such person is a party, threatened to be a party or a witness arising out of the fact that such person was a director or officer of Liberty Bancorp or its subsidiaries to the extent such persons are entitled to indemnification under applicable New York or Federal law, or Liberty Bancorp's certificate of incorporation and bylaws or Liberty Bank's or Liberty MHC's charter and bylaws. Northfield also has agreed to pay all expenses incurred in advance of the final disposition of such action, suit or proceeding, as permitted under applicable New York or Federal law and applicable corporate documents referenced above.

Northfield will maintain in effect for six years from the effective date of the merger the current directors' and officers' liability insurance coverage (or policies of at least the same coverage containing terms and conditions no less favorable) to the extent such coverage can be maintained or obtained at an aggregate cost not greater than $100,000, and if such coverage cannot be maintained or obtained, then as much coverage as can be obtained or maintained for $100,000.

      APPOINTMENT OF TWO DIRECTORS TO NORTHFIELD'S BOARDS. On the effective date of the merger, John R. Bowen will be appointed to the board of directors of Northfield Holdings, and Northfield Savings, and the board of trustees of NSB Holdings MHC, each such appointment to be for a term of three years. Within 90 days after the closing of the merger, one additional seat on each of these boards will be offered to another former director of Liberty Bancorp, which person will be selected within the sole discretion of Northfield.

      ADVISORY BOARD. Northfield has agreed to have members of the board of directors of Liberty Bancorp, other than those persons who become members of the Board of Northfield Holdings or an affiliate, serve as a local advisory board to Northfield for a period of time following the closing. The advisory board will have an initial term of three years. The advisory board will meet at least quarterly, and each advisory board member will be paid an annual fee equal to $21,800. If an advisory board member becomes a member of the board of Northfield or an affiliate, such person may attend meetings of the advisory board but will no longer receive fees as an advisory board member.

      DIRECTORS CONTINUED HEALTH COVERAGE. Liberty provides supplemental health benefits, including health, dental and or prescription drug coverage to certain of its directors. The Merger Agreement provides that Northfield will continue to provide such supplemental health benefits to those directors and their spouses who currently receive such benefits from Liberty and shall provide such benefits until the death of the director and such director's spouse.

      STOCK OPTION PLAN. Liberty Bancorp currently maintains a stock option plan pursuant to which options to purchase Liberty Bancorp common stock have been granted from time to time to employees and directors of Liberty. Pursuant to the Merger Agreement, each holder of an option outstanding as of the closing date, shall receive from Liberty, as of the closing date, whether or not the option is then exercisable, a cash payment in an amount equal to the product of (i) the number of shares of Liberty Bancorp common stock subject to such option at the effective time and (ii) the excess, if any, of $26.50 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Executive officers and directors currently hold options to purchase an aggregate of 160,648 shares. Under these arrangements, executive officers and directors will receive, net of the applicable option exercise price per share, a total of approximately $2,682,255. As of the closing date of the merger, the stock option plan will be terminated.

      RECOGNITION AND RECOGNITION PLAN. Liberty Bank currently maintains a recognition and retention plan pursuant to which shares of Liberty Bancorp common stock have been granted from time to time to employees and directors of Liberty. Pursuant to the terms of the Merger Agreement, the holders of outstanding restricted stock awards, whether or not vested, as of the closing date of the merger shall be entitled to receive a cash payment equal to $26.50 per share of Liberty Bancorp common stock subject to the restricted stock awards less any applicable taxes. As of the closing date of the merger, the recognition plan will be terminated. As of the date of this proxy statement, there were 26,220 unvested restricted stock awards outstanding to directors and executive officers of Liberty.

EMPLOYEE MATTERS AND IMPACT ON EMPLOYEE BENEFIT PLANS

      All employees of Liberty Bank who are involuntarily terminated by Northfield other than for cause within one year after the closing date, will receive a severance benefit equal to one week's pay for each year (rounded up to the nearest year) of employment with Liberty Bank, with a minimum severance payment of four weeks pay. In addition, such terminated employees will receive payment for accrued but unused vacation time.

      Liberty Bancorp and Liberty Bank will terminate all stock plans immediately prior to the effective date of the merger. At Northfield's discretion, the Liberty Bank 401(k) Plan may be maintained, terminated or merged into Northfield's. If terminated, all participants will become fully vested at the date of termination and Liberty or Northfield will seek a favorable determination letter from the Internal Revenue Service.

      Liberty Bank adopted an ESOP for the benefit of its employees. At June 30, 2002, the ESOP held 146,691 shares of Liberty Bancorp common stock. In connection with the merger, the ESOP will be terminated. At the effective date of the merger, all shares of Liberty Bancorp common stock held by the ESOP will be converted into $26.50 per share. The merger consideration received with respect to the unallocated shares of common stock held by the ESOP will be applied to prepay the liabilities of the ESOP, and any excess merger consideration over the amount of such liabilities will be allocated to the ESOP participants as investment earnings of the ESOP to the extent permitted by
Section 415 of the Internal Revenue Code of 1986, as amended. Liberty or Northfield will seek a favorable determination letter from the Internal Revenue Service with respect to the ESOP's tax qualified status on termination.

      Northfield will honor Liberty's post-retirement health benefit policy in effect on the closing date of the merger for all former employees of Liberty receiving benefits under such policy on the closing date and those former employees who continue to work for Northfield and who became eligible under the terms of the policy within three years of the closing date.

CONDITIONS OF THE MERGER

      The respective obligations of Liberty and Northfield to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the Merger Agreement.

Liberty and Northfield must:

   o  fulfill their obligations under the Merger Agreement;

   o  avoid any material breach of their representations and warranties;

   o obtain all applicable regulatory approvals without the imposition of any conditions adversely affecting in any material respect the economic benefit Northfield or Liberty reasonably expects to accrue in the transaction,

   o not have in effect any order, decree, or injunction of a court or agency of competent jurisdiction which would prevent the completion of the merger;

   o receive certain officer's certificates from each other regarding the satisfaction of the Merger Agreements conditions; and

   o  obtain legal opinions from counsel.

Liberty must also:

   o obtain approval from the stockholders of Liberty Bancorp and from the members of Liberty MHC;

   o do nothing that would have or result in any material adverse effect on Liberty Bancorp and Liberty Bank; and

   o receive an updated fairness opinion from Ryan Beck prior to the mailing of the proxy statement.

      Northfield must also deposit with the paying agent an amount of cash equal to the merger consideration stockholders of Liberty Bancorp will be entitled to receive.

      You can find the details of the conditions to the merger in Article VI of the Merger Agreement. We cannot guarantee that all of these conditions will be satisfied or waived.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The exchange of our common stock for cash pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. A stockholder of Liberty Bancorp will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the Liberty Bancorp common stock exchanged by such stockholder pursuant to the merger.

      Gain or loss recognized by each stockholder pursuant to the merger will be capital gain or loss if such Liberty Bancorp common stock is a capital asset in the hands of the stockholder. If the Liberty Bancorp common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by each individual stockholder generally will be subject to federal income tax at rates up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains, and capital gains recognized by each corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

      Neither Liberty nor Northfield has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Liberty Bancorp's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Liberty Bancorp's stockholders with respect to any of the tax effects of the merger to stockholders.

      The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code. Any stock held in an individual retirement account or other tax-deferred account may not be subject to immediate taxation upon receipt of the cash consideration in the merger.

ACCOUNTING TREATMENT OF THE MERGER

      Statements of Financial Accounting Standards No.141: Business Combinations (SFAS 141), states that purchase accounting is applicable to all business combinations including mutual enterprises. SFAS 141 indicates that the Financial Accounting Standards Board is currently developing specific guidance on applying the purchase method of accounting for mutual organizations and until such guidance is issued, the pooling method of accounting should be applied to business transactions between mutual enterprises that meet the pooling criteria. Such guidance could impact the accounting treatment of the merger.

      Accordingly, the merger of Liberty MHC's 63.4% majority mutual ownership of Liberty Bancorp into Northfield Holdings will be accounted for as an "as if pooling of interests." Under this methodology, assets, liabilities and capital will be pooled at historical cost, and the results of operations and financial position of Northfield Holdings will be restated for all periods presented to include the results of operations and financial position of Liberty Bancorp, with the 36.6% publicly owned interest in Liberty Bancorp being recorded as a minority interest.

      The cash purchase of the minority interest shares will be accounted for under the purchase accounting method at the date of merger. Under this method of accounting, Northfield Holdings will record the fair value of 36.6% of the net assets of Liberty Bancorp, representing the minority interest as of the merger date, with the excess of purchase price over the fair value of identifiable net assets acquired for the minority interest, being recorded as goodwill. Direct costs of acquiring the minority interest will be included as part of the purchase price.

EFFECTIVE TIME

      The merger will be consummated if the Merger Agreement is approved by Liberty Bancorp stockholders and by the members of Liberty MHC, and if Liberty and Northfield obtain all required consents and all other condition to the merger are either satisfied or waived. The merger will become effective on the date and at the time that articles of combination and/or certifications are filed with New York Department and the OTS, or such later date or time as may be indicated in such certificates. Liberty and Northfield have agreed generally to cause the effective date to occur no later than fifteen days after the last of the conditions to the consummation of the merger has been satisfied or waived, including the expiration of any applicable waiting periods.

      We anticipate that the merger will become effective during the fourth calendar quarter of 2002. However, it is possible that factors outside of the control of the parties could require us to complete the merger at a later time.

      We cannot assure you that the necessary approvals of the merger will be obtained or that other conditions to consummation of the merger can or will be satisfied. If the merger is not completed by February 28, 2003, both Liberty and Northfield have the right to terminate the Merger Agreement, unless the failure to close is due to a breach of the party seeking to terminate. However, the parties have agreed to extend this deadline for an additional 120 days if they reasonably believe the merger can be completed within that time period.

PROCEDURES FOR SURRENDERING YOUR CERTIFICATES

      No later than the business day prior to the merger effective date, Northfield will deposit with the paying agent an amount of cash equal to the aggregate merger consideration. The paying agent will act as paying agent for the benefit of the holders of certificates of Liberty Bancorp common stock in exchange for the merger consideration. Each holder of Liberty Bancorp common stock who surrenders his or her Liberty Bancorp shares to the paying agent will be entitled to receive a cash payment of $26.50 per share of Liberty Bancorp common stock upon acceptance of the shares by the paying agent.

      No later than five business days after the merger effective date, a letter of transmittal will be mailed by the paying agent to Liberty Bancorp stockholders. The letter of transmittal will contain instructions for surrendering your certificates of Liberty Bancorp common stock.

      YOU SHOULD NOT RETURN YOUR LIBERTY BANCORP COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES TO THE PAYING AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

      If a certificate for Liberty Bancorp common stock has been lost, stolen or destroyed, the paying agent is not obligated to deliver payment until the holder of the shares delivers:

   o an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate, and

   o  if required by Northfield, an indemnity agreement and/or a bond.

      Twelve months following the merger effective date, the paying agent will deliver to Northfield Savings Bank any funds, certificates, and other documents, not claimed by former Liberty Bancorp stockholders. Thereafter, the payment obligation for any certificate representing Liberty Bancorp common stock which has not been satisfied will become the responsibility of Northfield.

      If certificates for Liberty Bancorp common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Northfield to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Northfield, Liberty, the paying agent or any other party to the merger will be liable to any former holder of Liberty Bancorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REGULATORY APPROVALS

      Liberty and Northfield have filed all applications and notices and have taken or will promptly take other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligation of each of Liberty and Northfield to complete the merger and related transactions is conditioned upon the receipt of all requisite regulatory approvals, including the approval of the New York State Banking Department, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation. Northfield Holdings is also required to give notice of the Merger to the OTS. The U.S. Department of Justice may also review the impact of the merger on competition. Northfield Holdings is further required to obtain the approval of the Board of Governors of the Federal Reserve System for the acquisition by Northfield Holdings of all the capital stock of Northfield Savings Bank.

      In reviewing applications under the Bank Holding Company Act and the Bank Merger Act, the Federal Reserve Board and the Federal Deposit Insurance Corporation must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board and the Federal Deposit Insurance Corporation may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive. The New

York Banking Board and the New York Superintendent of Banks must also approve the merger transaction under New York regulations.

      Under the Community Reinvestment Act of 1977, the Federal Reserve Board and the Federal Deposit Insurance Corporation must take into account the record of performance of Liberty Bank and Northfield Savings Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. Each of Liberty Bank and Northfield Savings Bank received a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

      In addition, a period of up to 15 days must expire following approval by each of the Federal Deposit Insurance Corporation and the Federal Reserve Board, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger transaction, there can be no assurance that the Department of Justice will not initiate such a proceeding. If such a proceeding is instituted or challenge is made, we cannot ensure a favorable result.

      Liberty Bancorp also has filed a notice with the OTS concerning the Charter Amendment, and Liberty Bank has filed a notice with the OTS concerning the merger with Northfield Savings Bank. It is expected that these notices will not be disapproved by the OTS.

      We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

      The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Liberty Bancorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

TIME PERIOD FOR COMPLETING THE MERGER

      If the merger is not consummated on or before February 28, 2003, the Merger Agreement may be terminated by either Northfield or Liberty. However, the parties have agreed to extend this deadline for an additional 120 days if they reasonably believe the merger can be completed during that time period.

OTHER PROVISIONS OF THE MERGER AGREEMENT

      Although the completion of the merger requires stockholder approval, many provisions of the Merger Agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Liberty and Northfield.

      REPRESENTATIONS AND WARRANTIES. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments, regulatory filings and benefit plans. These representations and warranties generally must be true and correct upon both signing of the Merger Agreement and the completion of the merger. A party can terminate the Merger Agreement if the other party has breached its representations and warranties, except that for any representations and warranties that are not qualified as to materiality the breach must result in a material adverse effect. If the Merger is completed, or if the Merger Agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles III and IV of the Merger Agreement.

      COOPERATION AND CONDUCT OF BUSINESS. Each party has agreed to cooperate in completing the merger and to avoid certain extraordinary transactions between the signing of the Merger Agreement and the completion of the merger. In addition, we have agreed not to solicit or encourage a competing transaction to acquire us. However, we can furnish information to or negotiate with someone who makes an unsolicited written bona fide proposal if, among other things, the Board of Directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to comply with its fiduciary duties. These provisions become void if the merger is completed. These provisions also become void if the Merger Agreement is terminated, except for those related to confidentiality and expenses. You can find details of these obligations in Article V of the Merger Agreement.

      WAIVER AND AMENDMENT. Section 8.03 of Article VIII of the Merger Agreement allows either Liberty or Northfield to extend the time for the performance of any obligation by the other party, to waive (to the extent permitted by law) any condition or obligation of the other party, and to amend the Merger Agreement.

      TERMINATION. The Merger Agreement may be terminated under any of the following circumstances:

      (1)   By the mutual consent of Liberty and Northfield.

      (2)   By either Liberty or Northfield if:

            o a material breach by or failure to perform on the part of a party of any representation, warranty, covenant or agreement contained in the Merger Agreement has occurred and cannot be or has not been cured within 30 days after the giving of written notice of such breach by the other party;

            o the merger is not completed by February 28, 2003, provided however, that the right to terminate the Merger Agreement will not be available to any party whose breach of any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before February 28, 2003; provided, the parties will extend such deadline for an additional 120 days in the event they determine that it is reasonably likely the closing will in fact occur during such extension period;

            o any party has been informed by a regulatory authority whose approval or consent has been requested that the approval or consent is denied, or is granted subject to any material change in the terms of the Merger Agreement; or

            o the approval of the stockholders of Liberty Bancorp and approval of the members of Liberty MHC is not obtained at a duly held meeting of stockholders or members.

      (3)   By Liberty:

            o if our Boards of Directors determine, after consultation with our advisors, that it is their fiduciary duty to accept a superior proposal (as defined in the Merger Agreement).

      (4)   By Northfield:

            o if the Boards of Directors of Liberty Bancorp or Liberty MHC withdraw their recommendation to approve the Merger Agreement, fail to make such recommendation or modify their recommendation in a manner adverse to Northfield, as set forth in the Merger Agreement, or Liberty Bancorp enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a superior proposal.

      You can find details of the termination provisions in Article VII of the Merger Agreement.

      FEES AND EXPENSES. Regardless of whether the transactions contemplated by the Merger Agreement are consummated, all expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses (including legal fees and expenses). Notwithstanding the foregoing, Liberty or Northfield may be obligated to pay the other the following fees:

            o If the Merger Agreement is terminated due to either of the reason set forth in items (3) or (4) under the heading "Termination" above, Liberty Bancorp will, within five business days after written demand by Northfield, make a cash payment of $1.75 million to Northfield to reimburse

                  Northfield for incurring the costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

            o If the Merger Agreement is terminated due to a breach of the Merger Agreement by one of the parties, then the breaching party shall reimburse the non-breaching party for its reasonable out-of-pocket expenses.

VOTING AGREEMENTS

      Concurrently with or following the execution of the Merger Agreement, each director of Liberty (collectively the "Stockholders") separately entered into voting agreements under which the Stockholders: (1) agreed to vote their shares of common stock of Liberty Bancorp to approve the Merger Agreement; and (2) agreed to vote all votes over which they have power at any meeting of members of Liberty MHC in favor of approval of the Merger Agreement. The Stockholders agreed to enter into the voting agreements as an indication of their support for the Merger Agreement and the transactions contemplated by it and their willingness to vote their shares of Liberty Bancorp common stock in favor of the Merger Agreement at the special meeting. The voting agreements terminate automatically upon the termination of the Merger Agreement.

NO DISSENTERS' RIGHTS

      Federal law does not grant dissenters' rights to the stockholders of Liberty Bancorp in connection with the merger.

                 PROPOSAL 2 -- APPROVAL OF THE CHARTER AMENDMENT

      At the Liberty Bancorp special meeting, Liberty Bancorp's stockholders also will be asked to vote upon an amendment to Liberty Bancorp's stock holding company charter. Specifically, the Board of Directors of Liberty Bancorp, subject to stockholder approval and the approval of the OTS, has approved an amendment to Liberty Bancorp's stock holding company charter eliminating Section 8.A. of the Charter, which imposes a restriction on the ability of any person, other than Liberty MHC, the parent holding company of Liberty Bancorp, to acquire greater than 10 percent of any class of any equity security of Liberty Bancorp.

      Section 8.A. of Liberty Bancorp's charter provides, in pertinent part as follows: "Notwithstanding anything contained in [Liberty Bancorp's] charter or bylaws to the contrary, for a period of five years from the date of the organization of [Liberty Bank] in capital stock form, the following provisions shall apply: . . . .No person other than the parent mutual holding company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of [Liberty Bancorp]."

      The full text of Section 8.A. of Liberty Bancorp's charter is set forth in Appendix B to this proxy statement and is incorporated by reference herein.

      If the charter is not amended to eliminate Section 8.A., Northfield Holdings would be unable to consummate the acquisition of Liberty Bancorp, whether or not stockholder approval of the Merger Agreement is obtained.

      The proposal to adopt the Charter Amendment must be approved by a majority of all votes entitled to be cast at the meeting by all Liberty Bancorp stockholders, including Liberty MHC. Because Liberty MHC owns more than 50% of Liberty Bancorp's total outstanding shares, we expect that Liberty MHC will control the outcome of the vote on the proposal to adopt the Charter Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE CHARTER AMENDMENT.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matters properly come before the special meeting or any adjournment, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters.

                              STOCKHOLDER PROPOSALS

      The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must have been received at our main office located at 1410 St. Georges Avenue, Avenel, New Jersey 07001, not later than __________, 2002. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All stockholder proposals must also comply with our bylaws and applicable federal law.

      Under Liberty Bancorp's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of Liberty Bancorp.

                       WHERE YOU CAN FIND MORE INFORMATION

      Liberty Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Liberty Bancorp files at the SEC's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The public filings of Liberty Bancorp also are available to the public from commercial document retrieval services and at the internet website maintained by the SEC at "http://www.sec.gov."

      Liberty Bancorp common stock is traded on the Nasdaq National Market under the symbol "LIBB." Documents filed by Liberty Bancorp can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                                                                     APPPENDIX A


                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                            NORTHFIELD SAVINGS BANK,

                            NORTHFIELD HOLDINGS CORP.

                                       and

                                NSB HOLDING CORP.

                                       And

                                  LIBERTY BANK,

                              LIBERTY BANCORP, INC.

                                       and

                              LIBERTY BANCORP, MHC

                            Dated as of May 15, 2002

                                TABLE OF CONTENTS

ARTICLE I - CERTAIN DEFINITIONS..............................................1
   Section 1.01.  Definitions................................................2
ARTICLE II - THE MERGER AND RELATED MATTERS..................................8
   Section 2.01.  Effects of Merger..........................................8
     (a)     The MHC Merger..................................................8
     (b)     The Mid-Tier Merger.............................................8
     (c)     The Bank Merger.................................................8
     (d)     Modification of Structure.......................................8
   Section 2.02.  Conversion and Cancellation of Shares; Effect on
                  Depositors.................................................8
     (a)     Conversion of Shares............................................9
     (b)     Cancellation of Shares..........................................9
     (c)     Certificates....................................................9
     (d)     Dissenters' Shares..............................................9
     (e)     Deposit Accounts................................................9
   Section 2.03.  Payment for Shares........................................10
     (a)     Letters of Transmittal.........................................10
     (b)     Certain Payment Conditions.....................................10
     (c)     Cash Deposit...................................................10
     (d)     Full Satisfaction..............................................10
     (e)     Delivery of Certificates, etc..................................10
     (f)     No Transfers...................................................10
     (g)     Lost and Stolen Certificates...................................11
     (h)     Rules and Regulations..........................................11
   Section 2.04.  Stock Options; Stock Awards...............................11
   Section 2.05.  Directors and Officers....................................11
   Section 2.06.  Certificate of Incorporation; Bylaws......................11
   Section 2.07.  Closing...................................................12
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LIBERTY.....................13
   Section 3.01.  Organization..............................................12
     (a)     Liberty MHC....................................................12
     (b)     Liberty Bancorp................................................12
     (c)     Liberty Bank...................................................13
     (d)     FHLB of New York...............................................13
     (e)     Minute Books, etc..............................................13
     (f)     Governing Documents............................................13
   Section 3.02.  Capitalization............................................13
     (a)     Liberty Bancorp................................................13
     (b)     Liberty MHC....................................................14
     (c)     Five Percent Ownership.........................................14
     (d)     Liberty Bank...................................................14
   Section 3.03.  Authority; No Violation...................................14
     (a)     Authority, etc.................................................14
     (b)     No Conflict....................................................14
   Section 3.04.  Consents..................................................15
   Section 3.05.  Financial Statements; Regulatory Reports; and Securities
                  Documents.................................................15
     (a)     Liberty Regulatory Reports.....................................15
     (b)     Liberty Financials.............................................15
     (c)     No Undisclosed Liabilities.....................................16
     (d)     Securities Documents...........................................16
   Section 3.06.  Taxes.....................................................16
   Section 3.07.  No Material Adverse Effect................................17
   Section 3.08.  Contracts.................................................17
     (a)     Certain Contracts..............................................17

     (b)     Repurchase Agreements..........................................18
     (c)     Copies.........................................................18
   Section 3.09.  Ownership of Property; Insurance Coverage.................18
     (a)     Ownership of Property..........................................18
     (b)     Insurance......................................................19
   Section 3.10.   Legal Proceedings........................................19
   Section 3.11.  Compliance with Applicable Law............................19
     (a)     Licenses, etc..................................................19
     (b)     Certain Notices................................................20
   Section 3.12. ERISA; Certain Plans.......................................20
     (a)     Employee Plans.................................................20
     (b)     Documentation..................................................21
     (c)     Compliance with Law............................................21
     (d)     Qualified Plans................................................21
     (e)     Welfare Benefits...............................................22
     (f)     Litigation.....................................................22
     (g)     Severance Pay..................................................22
     (h)     Golden Parachute Payments and Excessive Renumeration...........22
     (i)     Options........................................................22
     (j)     Accounting Treatment...........................................22
   Section 3.13.  Brokers, Finders and Financial Advisors...................23
   Section 3.14.  Environmental Matters.....................................23
   Section 3.15. Loan Portfolio.............................................24
     (a)     Loans..........................................................24
     (b)     Allowance for Losses...........................................25
     (c)     Classified Loans...............................................25
   Section 3.16. Liberty Information to be Supplied.........................25
   Section 3.17.  Related Party Transactions................................25
   Section 3.18.  Schedule of Termination Benefits..........................26
   Section 3.19.  Deposits..................................................26
   Section 3.20.  Fairness Opinion..........................................26
   Section 3.21.  Antitakeover Provisions Inapplicable; Required Vote of
                  Stockholders..............................................26
   Section 3.22.  Derivative Transactions...................................26
   Section 3.23.  Community Reinvestment Act................................26
   Section 3.24.  Administration of Fiduciary Accounts......................26
   Section 3.25.  Labor Matters.............................................26
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NORTHFIELD...................27
   Section 4.01.  Organization..............................................27
     (a)     Northfield.....................................................27
     (b)     FHLB of New York...............................................27
     (c)     Governing Documents............................................27
   Section 4.02.  Authority; No Violation...................................27
     (a)     Authority, etc.................................................27
     (b)     No Conflict....................................................27
   Section 4.03.  Compliance with Applicable Law............................28
   Section 4.04.  Information to be Supplied................................29
   Section 4.05.  Financing.................................................29
   Section 4.06.  Northfield Benefit Plans..................................29
     (a)     Northfield Pension Plans.......................................29
     (b)     Accumulated Funding Deficiency, etc............................29
     (c)     Qualification..................................................29
   Section 4.07.  Absence of Certain Changes................................29
   Section 4.08.  Financial Statements......................................29
   Section 4.09.  Legal Proceedings.........................................30
   Section 4.10.  Consents..................................................30
ARTICLE V - COVENANTS OF THE PARTIES........................................30

  Section 5.01.  Conduct of Liberty's Business; Conduct of Northfield's
                  Business..................................................30
     (a)     Liberty........................................................30
     (b)     Northfield. ...................................................33
   Section 5.02.    Access; Confidentiality.................................34
     (a)     Access.........................................................34
     (b)     No Interference................................................34
     (c)     Certain Information............................................35
     (d)     Monthly Financial Statements...................................35
   Section 5.03.    Regulatory Matters and Consents.........................35
     (a)     Filings.   ....................................................35
     (b)     Certain Information............................................35
     (c)     Certain Communications.........................................35
     (d)     Best Efforts -  Northfield.....................................35
     (e)     Best Efforts - Liberty.........................................35
     (f)     Consultation...................................................35
     (g)     Objections.....................................................36
   Section 5.04.  Taking of Necessary Action................................36
     (a)     Best Efforts; Voting...........................................36
     (b)     Proxy Statement................................................36
   Section 5.05.  Certain Agreements........................................37
     (a)     D&O Insurance..................................................37
     (b)     Indemnity......................................................37
     (c)     Procedure for Claims...........................................37
     (d)     Successors.....................................................38
     (e)     Third-Party Beneficiaries......................................38
   Section 5.06.  No Other Bids and Related Matters.........................38
   Section 5.07.  Duty to Advise; Duty to Update the Liberty Disclosure
                  Schedules.................................................39
   Section 5.08.  Board and Committee Minutes...............................39
   Section 5.09.  Undertakings by the Parties...............................39
     (a)     Liberty........................................................39
     (b)     Northfield and Liberty.........................................40
   Section 5.10.  Employee and Termination Benefits; Directors and
                  Management................................................41
     (a)     Employee Benefits..............................................41
     (b)     Employee Matters...............................................41
     (c)     Board of Directors; Advisory Board.............................41
     (d)     ESOP...........................................................41
     (e)     401(k) Plan....................................................41
     (f)     Certain Obligations............................................43
     (g)     Division; Certain Agreements With Officers of Liberty..........43
     (h)     COBRA..........................................................43
     (i)     Certain Plans..................................................44
     (j)     Termination or Consolidation of Liberty Health Plans...........44
     (k)     Certain Post-Retirement Benefits...............................50
     (l)     Certain Severance Benefits.....................................50
   Section 5.11.  Duty to Advise; Duty to Update Northfield Disclosure
                  Schedules.................................................45
ARTICLE VI - CONDITIONS.....................................................45
   Section 6.01.  Conditions to Obligations of Liberty Under this Agreement.45
     (a)     Corporate Proceedings..........................................45
     (b)     Covenants .....................................................45
     (c)     Representations and Warranties.................................45
     (d)     Approvals of Regulatory Authorities............................45
     (e)     No Injunction..................................................46
     (f)     Officer's Certificate..........................................46
     (g)     Opinion of Northfield's Counsel................................46
     (h)     Approval of Liberty Bancorp's Stockholders and Liberty MHC
             Members........................................................46
     (i)     Funds Deposited with the Paying Agent..........................46

     (j)     Updated Fairness Opinion.......................................46
   Section 6.02.  Conditions to the Obligations of Northfield Under this
                  Agreement.................................................46
     (a)     Corporate Proceedings..........................................46
     (b)     Covenants .....................................................46
     (c)     Representations and Warranties.................................47
     (d)     Approvals of Regulatory Authorities............................47
     (e)     No Injunction..................................................47
     (f)     No Material Adverse Effect.....................................47
     (g)     Officer's Certificate..........................................47
     (h)     Opinions of Counsel............................................47
     (i)     Dissenters' Shares.............................................47
ARTICLE VII - TERMINATION, WAIVER AND AMENDMENT.............................47
   Section 7.01.  Termination...............................................47
     (a)     By Mutual Consent..............................................47
     (b)     By Either Party................................................47
     (c)     By Northfield..................................................48
     (d)     By Liberty.....................................................48
   Section 7.02.   Effect of Termination....................................48
     (a)     In General.....................................................48
     (b)     Expense Fee....................................................49
ARTICLE VIII - MISCELLANEOUS................................................49
   Section 8.01.  Expenses..................................................49
     (a)     In General.....................................................49
     (b)     Upon Breach....................................................49
   Section 8.02.  Non-Survival of Representations and Warranties............49
   Section 8.03.  Amendment, Extension and Waiver...........................49
   Section 8.04.  Entire Agreement; Successors..............................50
   Section 8.05.  No Assignment.............................................50
   Section 8.06.  Notices...................................................50
   Section 8.07.  Captions..................................................51
   Section 8.08.  Counterparts..............................................51
   Section 8.09.  Severability..............................................51
   Section 8.10.  Governing Law.............................................51
   Section 8.11.  Specific Performance......................................51

            Exhibit A - Form of Plan of Merger by and between NSB Holding
                        Corp. and Liberty Bancorp, MHC

            Exhibit B - Form of Plan of Merger by and between Northfield Bancorp and Liberty Bancorp, Inc.

            Exhibit C - Form of Plan of Merger by and between Northfield
                        Bank and Liberty Bank

            Exhibit D - Form of Liberty Voting Agreement

            Exhibit 6.01 - Form of Opinion of McCarter & English, LLP

            Exhibit        6.02 - Form of Opinion of Luse Gorman Pomerenk &
                           Schick, P.C.

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2002, is by and between (i) Northfield Savings Bank, a New York chartered savings bank ("NSB"), Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and NSB Holding Corp., a New York mutual holding company ("MHC"), and (ii) Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"). Each of NSB, Bancorp, MHC, Liberty Bank, Liberty Bancorp and Liberty MHC is sometimes individually referred to herein as a "party," and Bank, Bancorp, MHC, Liberty Bank, Liberty Bancorp and Liberty MHC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

            1. NSB is a stock savings bank with its principal offices located in Staten Island, New York; MHC owns all the outstanding shares of NSB and has formed Bancorp as a wholly-owned subsidiary that will acquire all of the stock of NSB as a capital contribution from MHC immediately prior to the merger transactions provided for in this Agreement;

            2. Liberty MHC owns a majority of the outstanding capital stock of Liberty Bancorp, which owns all of the outstanding capital stock of Liberty Bank. Each of Liberty Bank, Liberty Bancorp and Liberty MHC has its principal offices in Avenel, New Jersey.

            3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the depositors of NSB and the members of Liberty MHC, and the stockholders of Liberty Bancorp, for the following merger transactions to occur: (i) Liberty MHC will merge with and into MHC, with MHC as the surviving entity; (ii) Liberty Bancorp will merge with and into Bancorp, with Bancorp as the surviving entity; (iii) Liberty Bank will merge with and into NSB, with NSB as the surviving institution, and NSB will remain a wholly owned subsidiary of Bancorp; (iv) concurrently with steps (i) through (iii) and as a result of step (ii), 100 percent of the outstanding shares of Liberty Bancorp Common Stock previously held by stockholders other than Liberty MHC will be canceled and exchanged for a cash payment of $26.50 per share, paid by Bancorp pursuant to the terms of this Agreement, and all other shares of Liberty Bancorp shall be canceled and converted solely into shares of Bancorp; and (v) as a result of step (i), the interests of Liberty MHC Members shall cease to exist and will be converted into interests of the same nature in MHC and, as a result of step (iii), all the formerly outstanding shares of Liberty Bank shall be converted into shares solely of NSB.

            4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

            In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

            Section 1.01. Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control of, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

            "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between NSB, Bancorp, MHC, Liberty MHC, Liberty Bancorp and Liberty Bank.

            "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

            "Bancorp Common Stock" means the common stock, $1 par value, of Bancorp.

            "Bank Merger" means the merger of Liberty Bank with and into NSB, with NSB as the surviving institution.

            "Banking Law" means the New York Banking Law.

            "Certificate" means each certificate representing one share of Liberty Bancorp Common Stock.

            "Closing Date" means the date determined by NSB, in consultation with and upon no less than five (5) days prior written notice to Liberty Bancorp, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

            "Confidentiality Agreement" has the meaning given to that term in
Section 5.02(a) of this Agreement.

            "Consents" has the meaning given to that term in Section 3.04 of this Agreement.

            "Depositor Conversion" has the meaning given to that term in Section 2.02(a)(i) of this Agreement.

            "Dissenters' Shares" means shares of Liberty Bancorp Common Stock that have not been voted in favor of approval of the Merger and with respect to which appraisal rights, if any, have been perfected in accordance with federal law, in the event that holders of Liberty Bancorp Common Stock are accorded dissenters' rights under federal law.

            "Employee Plans" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Environment" means ambient air, surface water, groundwater, soil, sediment and land.

            "Environmental Assessment" shall have the meaning given to such term in Section 5.02(a) of this Agreement.

            "Environmental Conditions" means any pollution or contamination or threatened pollution or contamination of, or the Release or threatened Release of Hazardous Materials into, the Environment.

            "Environmental Law" means any federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
(iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

            "Environmental Proceedings" shall have the meaning given to such term in Section 3.14 of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESOP" has the meaning given to that term in Section 5.10(d) of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

            "FDIA" means the Federal Deposit Insurance Act, as amended.

            "FDIC" means the Federal Deposit Insurance Corporation.

            "FHLB" means the Federal Home Loan Bank.

            "FRB" means the Board of Governors of the Federal Reserve System.

            "GAAP" means generally accepted accounting principles in effect at the relevant date and consistently applied.

            "Hazardous Material" means any substance (whether solid, liquid or gas) which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            "HOLA" means the Home Owners' Loan Act, as amended.

            "IRC" means the Internal Revenue Code of 1986, as amended.

            "IRS" means the Internal Revenue Service.

            "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder, N.J.A.C. 7:26B-1.1 et seq.

            "Liberty" means, collectively, Liberty MHC, Liberty Bancorp, Liberty Bank and any direct or indirect Subsidiaries of such entities.

            "Liberty Bank" means Liberty Bank, a federally chartered savings bank.

            "Liberty Bancorp" means Liberty Bancorp, Inc., a federally chartered corporation.

            "Liberty Bancorp Common Stock" has the meaning given to that term in
Section 3.02(a) of this Agreement.

            "Liberty Bancorp Preferred Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

            "Liberty Common Stock" has the meaning given to that term in Section 3.02(d) of this Agreement.

            "Liberty Disclosure Schedules" means the Disclosure Schedules delivered by Liberty to Northfield pursuant to this Agreement.

            "Liberty Financials" means (i) the audited consolidated financial statements of Liberty Bancorp as of December 31, 2001, December 31, 2000 and December 31, 1999 and for the three years ended December 31, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Liberty Bancorp as of each calendar quarter following December 31, 2001 included in Securities Documents filed by Liberty Bancorp.

            "Liberty MHC" means Liberty Bancorp, MHC, a federally chartered mutual holding company.

            "Liberty MHC Member" means a Person owning a membership interest in Liberty MHC.

            "Liberty Options" has the meaning given to that term in Section 2.04 of this Agreement.

            "Liberty Property" means any property or facility currently or formerly owned, operated, leased or occupied by Liberty, or any of them (or a predecessor of any of the foregoing), in connection with Liberty's business.

            "Liberty Recognition Plan" means the 1999 Liberty Bank Recognition and Retention Plan.

            "Liberty Regulatory Reports" means the OTS Thrift Financial Call Reports of Liberty Bank and accompanying schedules, as filed with the OTS for each calendar quarter beginning with the quarter ended March 31, 2000, through the Closing Date, and all Annual, Quarterly and Current Reports filed with the OTS by Liberty Bancorp or Liberty MHC from March 31, 2000 through the Closing Date.

            "Liberty Stock Plan" means the Liberty Bancorp 1999 Stock Option
Plan.

            "Liberty Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by Liberty Bancorp, and includes Liberty Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Liberty Bank.

            "Loan" has the meaning given to such term in Section 3.15(a) of this Agreement.

            "Loan Property" means any property or facility in which Liberty (or a Subsidiary of Liberty) holds a security interest and, where required by the context, includes the owner and/or operator of such property or facility, but only with respect to such property or facility.

            "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect upon the present or prospective financial condition, business or results of operations of such Person and its subsidiaries, taken as a whole; provided, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (A) any change in banking and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to thrift institutions or their holding companies generally, (C) any changes in general economic conditions (including changes in interest rates) affecting generally thrift institutions in the Greater New York metropolitan area and their holding companies (provided, that such economic conditions shall not affect Liberty to any substantially greater extent than thrift institutions in the Greater New York metropolitan area and their holding companies generally), (D) any action taken by Liberty at the request of Northfield, (E) expenses incurred by Liberty or Northfield to complete the transaction contemplated by this Agreement or (F) effects of the method or methods of accounting for the Merger.

            "Merger" shall mean, collectively, the MHC Merger, the Mid-Tier Merger, the Bank Merger and any other mergers necessary to effectuate the transactions contemplated by this Agreement.

            "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

            "Merger Effective Date" means the date upon which the Merger agreements and certifications are filed with the New York Department and the OTS in accordance with the Banking Law and the HOLA.

            "MHC Merger" means the merger of Liberty MHC with and into MHC, with MHC as the surviving entity.

            "Mid-Tier Merger" means the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving entity.

            "Moody's" means Moody's Investors Service, Inc.

            "New Jersey Department" means the New Jersey Department of Banking and Insurance.

            "New York Department" means the New York State Department of
Banking.

            "Northfield" means NSB, Bancorp, MHC and/or any direct or indirect Subsidiary of such entities.

            "Northfield Disclosure Schedules" means the Disclosure Schedules delivered by Northfield to Liberty pursuant to Article IV of this Agreement.

            "Northfield Financials" means the audited consolidated financial statements of Northfield as of December 31, 2001, December 31, 2000 and December 31, 1999 and for the three years ended December 31, 2001, including the notes thereto.

            "Northfield Pension Plan" has the meaning given to such term in
Section 4.06(a) of this Agreement.

            "NSB" means Northfield Savings Bank, a New York chartered stock savings bank.

            "NSB Common Stock" means the common stock, $1.00 par value, of NSB.

            "NSB Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by NSB, except any corporation the stock of which is held as security by NSB in the ordinary course of its lending activities.

            "Option" has the meaning given to that term in Section 3.12(i) of this Agreement.

            "OTS" means the Office of Thrift Supervision.

            "Participation Facility" means any property or facility in which Liberty (or a Subsidiary of Liberty) participates in the management of such property or facility (including all property or facilities held in trust or in any other fiduciary capacity) and, where required by the context, includes the owner and/or operator of such property, but only with respect to such property or facility.

            "Paying Agent" means the third party entity selected by Bancorp and reasonably acceptable to Liberty, as provided in Section 2.03(a) of this Agreement.

            "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

            "Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Liberty Bancorp Common Stock and, if required by any Regulatory Authority, any proxy statement together with any supplements thereto to be transmitted by Liberty MHC to its members in connection with the transactions contemplated by this Agreement.

            "Qualified Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Regulatory Agreement" has the meaning given to that term in Section
3.11 and 4.03 of this Agreement.

            "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any federal or state government, including without limitation the New York Department, the FRB, the

FDIC, the OTS, the SEC and the respective staffs thereof.

            "Release" means any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

            "Requisite Regulatory Approvals" has the meaning given to that term in Section 4.02(b) of this Agreement.

            "Right" means any warrant, option, convertible security or other capital stock equivalent or other right of any character (preemptive or otherwise) which obligates an entity to issue, purchase, redeem or otherwise acquire any of its securities or relates to the voting of any of its securities.

            "Ryan Beck" means Ryan, Beck & Co., LLC, the financial advisor to Liberty in connection with the transactions provided for in this Agreement.

            "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.

            "Savings Plan" has the meaning given to that term in Section
5.10(e).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

            "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy materials and other documents required to be or otherwise prepared and/or filed under the Securities Laws.

            "Securities Laws" means the Securities Act, the Exchange Act and the rules regulations promulgated from time to time thereunder.

            "Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either NSB or Liberty Bank, as the case may be, in the ordinary course of its lending activities.

            "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereon, whether or not disputed.

            "Title IV Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Updated Fairness Opinion" has the meaning given to such term in
Section 5.04(b) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

            Section 2.01. Effects of Merger; Surviving Institutions. On the Merger Effective Date the Merger will be effected in the order as follows:

            (a) The MHC Merger. Liberty MHC shall merge with and into MHC, with MHC as the surviving entity (the "MHC Merger"). The separate existence of Liberty MHC shall cease, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty MHC shall be deemed to be transferred to and vested in MHC, as the surviving entity in the MHC Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit A hereto.

            (b) The Mid-Tier Merger. Liberty Bancorp shall merge with and into Bancorp, with Bancorp as the surviving entity (the "Mid-Tier Merger"). The separate existence of Liberty Bancorp shall cease, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty Bancorp shall be deemed to be transferred to and vested in Bancorp, as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit B hereto.

            (c) The Bank Merger. Liberty Bank shall merge with and into NSB, with NSB as the surviving institution (the "Bank Merger"). As a result of the Bank Merger, the separate existence of Liberty Bank shall cease and NSB shall be the surviving association and continue its existence as a savings bank under the laws of the State of New York, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty Bank shall be deemed to be transferred to and vested in NSB, as the surviving entity in the Bank Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit C hereto.

            (d) Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Northfield may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in (a) through (c) above, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Liberty Bancorp as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals required under Sections 6.02(d), and (iv) there are no adverse changes to the benefits and other arrangements provided to or on behalf of Liberty's directors, officers and other employees. In the event that Northfield Bancorp does not receive regulatory approval to acquire 100 percent of the common stock of NSB, Northfield shall modify the structure of the transactions described in (a) through (c) above in a timely manner so as to permit completion of the Merger on or before February 28, 2003, but without causing any adverse tax consequences to Northfield, and the parties shall enter into an alternative transaction, to effect the Mergers through MHC and NSB.

            Section 2.02. Conversion and Cancellation of Shares; Effect on Depositors.

            (a) Conversion of Shares. On the Merger Effective Date and in accordance with the MHC Merger, the Mid-Tier Merger and the Bank Merger:

            (i) pursuant to the MHC Merger, and to the extent permitted by applicable law (A) each borrower member of Liberty MHC and holder of a deposit account in Liberty Bank as of the Merger Effective Date shall have such rights and privileges in MHC as if such borrowing and/or deposit account, respectively, had been established at NSB, (B) all deposit accounts established at Liberty Bank prior to the Merger Effective Date shall confer on a depositor such rights and privileges in MHC as if such deposit account had been established at NSB on the date established at Liberty Bank (the "Depositor Conversion"), and (C) each holder of an interest in Liberty MHC will receive a similar interest in Northfield MHC;

            (ii) pursuant to the Mid-Tier Merger, each issued and outstanding share of Liberty Bancorp Common Stock (except shares held by Liberty MHC and except as otherwise provided in subsection (b) of Section 2.02), shall cease to be outstanding, shall cease to exist and (except to the extent there are dissenters' rights and in such case with respect to shares as to which the holder(s) seeks and perfects dissenters rights of appraisal) shall be converted into the right to receive $26.50 in cash (such $26.50 per applicable share of Liberty Bancorp Common Stock, the "Merger Consideration") and each other issued and outstanding share of Liberty Bancorp Common Stock shall cease to be outstanding, shall cease to exist and shall be converted into the to right to receive one share of Bancorp Common Stock; and

            (iii) pursuant to the Bank Merger, each issued and outstanding share of Liberty Bank Stock shall cease to be outstanding, shall cease to exist, and shall be converted into the right to receive one share of NSB Common Stock.

            (b) Cancellation of Shares. Any shares of Liberty Bancorp Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into any right to receive the Merger Consideration, and no cash shall be issued or exchanged therefor.

            (c) Certificates. The holders of Certificates shall cease to have any rights as stockholders of Liberty Bancorp.

            (d) Dissenters' Shares. Bancorp shall pay for any Dissenters' Shares, if any, in accordance with federal law and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights, if any, under federal law with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares shall thereupon (i) cease to be treated as Dissenters' Shares, (ii) cease to exist and cease to be outstanding and (iii) be converted into the right to receive the Merger Consideration pursuant to Section 2.02(a).

            (e) Deposit Accounts. Also as a result of the Bank Merger, each holder of a deposit account at Liberty Bank as of the Merger Effective Date shall become a holder of a deposit account at NSB in the same amount and under the same terms and conditions, including interest rates, and each such deposit account shall be deemed to have been established at NSB on the date it was established at Liberty Bank.

            Section 2.03. Payment for Shares.

            (a) Letters of Transmittal. As promptly as practicable after the Merger Effective Date, and in any event within five business days of the Merger Effective Date, the Paying Agent shall mail to each holder of record of an outstanding Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Paying Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of Liberty Bancorp shall constitute authorization for Bancorp to designate and appoint the Paying Agent, which appointment shall be reasonably acceptable to Liberty Bancorp. Neither Bancorp nor the Paying Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Liberty Bancorp until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any appropriate affidavit of loss, indemnity agreement and/or bond as may be reasonably required by Bancorp.

            (b) Certain Payment Conditions. If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

            (c) Cash Deposit. No later than the business day prior to the Merger Effective Date, Northfield shall deposit or cause to be deposited, in trust with the Paying Agent, an amount of cash equal to the aggregate Merger Consideration that the Liberty Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof (the "Cash Deposit").

            (d) Full Satisfaction. Payment of the Merger Consideration upon the conversion of Liberty Bancorp Common Stock in accordance with the above terms and conditions shall be deemed to have been paid in full satisfaction of all rights pertaining to such Liberty Bancorp Common Stock.

            (e) Delivery of Certificates, etc. Promptly following the date which is 12 months after the Merger Effective Date, the Paying Agent shall deliver to Bancorp all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Liberty Bancorp Common Stock may surrender such Certificate to Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Liberty Bancorp Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

            (f) No Transfers. After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Liberty Bancorp of any of the shares of Liberty Bancorp Common Stock which are outstanding as of the Merger Effective Date, and the stock transfer books of Liberty Bancorp shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

            (g) Lost and Stolen Certificates. In the event any Certificate for Liberty Bancorp Common Stock shall have been lost, stolen or destroyed, the Paying Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the Merger Consideration; PROVIDED, HOWEVER, that Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver an indemnity agreement and/or bond in such reasonable sum as Bancorp may specify as indemnity against any claim that may be made against Liberty Bancorp, Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

            (h) Rules and Regulations. Bancorp is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this
Section 2.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of Liberty Bancorp.

            Section 2.04. Stock Options; Stock Awards.

            (a) Liberty shall terminate at its sole cost and expense the Liberty Stock Plan, effective as of the Closing Date; PROVIDED, HOWEVER, that immediately prior to the Closing Date, Liberty shall take such action as may be necessary so that all options to purchase Liberty Bancorp Common Stock granted by Liberty Bancorp under the Liberty Stock Plan and that are outstanding at the Closing Date (collectively, the "Liberty Options"), whether or not then exercisable, shall, by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive from Liberty Bank (immediately prior to the Closing Date), in lieu of each share of Liberty Bancorp Common Stock that would otherwise have been issuable upon exercise thereof, cash in an amount computed by multiplying (a) the excess, if any, of the Merger Consideration over the per share exercise price under such Liberty Option by (b) the number of shares subject to such Liberty Option.

            (b) Liberty shall terminate at its sole cost and expense the Liberty Recognition Plan, effective as of the Closing Date; PROVIDED, HOWEVER, that immediately prior to the Closing Date, Liberty shall take such action as may be necessary so that all unvested stock awards granted by Liberty Bancorp under the Liberty Recognition Plan that are outstanding at the Closing Date (collectively, the "Liberty Stock Awards"), shall by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive from Liberty Bank (immediately prior to the Closing Date), cash in an amount computed by multiplying (a) the Merger Consideration by (b) the number of shares subject to such Liberty Stock Award, net of any cash which must be withheld under applicable tax withholding statutes.

            Section 2.05. Directors and Officers. On the Merger Effective Date, the trustees of MHC and the directors of Bancorp and NSB shall consist of the trustees of MHC and the directors of Bancorp and NSB, respectively, serving immediately prior to the Merger Effective Date; PROVIDED, HOWEVER, that two seats on each of the Board of Trustees of MHC and the Boards of Directors of Bancorp and NSB shall be offered to current directors of Liberty Bancorp as more specifically provided in Section 5.10(c) of this Agreement.

            Section 2.06. Certificate of Incorporation; Bylaws. The Certificate or Articles of Incorporation or Organization (as the case may be) and Bylaws of MHC, Bancorp and NSB in effect immediately prior to the Merger Effective Date shall be the Certificate or Articles of Incorporation or

Organization (as the case may be) and Bylaws of the surviving entity in the MHC Merger, the Mid-Tier Merger and the Bank Merger, respectively.

            Section 2.07. Closing. The closing of the Merger shall take place at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, NJ on the Closing Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

            Liberty represents and warrants to Northfield that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Liberty Disclosure Schedules delivered to Bancorp on or prior to the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Liberty has made a good faith effort to ensure that the disclosure on each schedule of the Liberty Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Liberty Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

            Section 3.01. Organization.

            (a) Liberty MHC. Liberty MHC is a federal mutual holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Liberty MHC has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty MHC to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure Schedule 3.01(a), Liberty MHC has no subsidiaries other than Liberty Bancorp and Liberty Bank.

            (b) Liberty Bancorp. Liberty Bancorp is a federal corporation duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan company under the HOLA. Liberty Bancorp has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty Bancorp to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Other than shares of capital stock in Liberty Bank and its Subsidiaries, Liberty Bancorp does not own or control (directly or indirectly), or have the right to acquire (directly or indirectly) an equity interest in, any corporation, company, association, partnership, joint venture or other entity.

            (c) Liberty Bank. Liberty Bank is a federal savings bank organized, validly existing and in good standing under the laws of the United States. Liberty Bank has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty Bank to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure Schedule 3.01(c), Liberty Bank is the only Liberty Subsidiary. The deposits of Liberty Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Liberty Bank. Each Liberty Subsidiary is (i) identified in Liberty Disclosure Schedule 3.01(c) and (ii) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            (d) FHLB of New York. Liberty Bank is a member of the FHLB of New York and owns the requisite amount of stock therein.

            (e) Minute Books, etc. Except as disclosed in Liberty Disclosure
Schedule 3.01(e) and except for immaterial omissions, the respective minute books of Liberty MHC, Liberty Bancorp, Liberty Bank and each Liberty Subsidiary contain complete and accurate records of all meetings and other material actions (corporate or otherwise) held or taken by their respective stockholders and boards of directors or boards of trustees (as applicable and including any related committees), through the date of this Agreement.

            (f) Governing Documents. Prior to the date of this Agreement, true and correct copies of the certificates and/or articles of incorporation or organization, as applicable, and bylaws of Liberty Bank, Liberty Bancorp and Liberty MHC, and each Liberty Subsidiary, have been made available to Northfield in Liberty Disclosure Schedule 3.01(f) or otherwise.

            Section 3.02. Capitalization.

            (a) Liberty Bancorp. The authorized capital stock of Liberty Bancorp consists of 20,000,000 shares of common stock, $1.00 par value ("Liberty Bancorp Common Stock"), and 10,000,000 shares of Preferred Stock ("Liberty Bancorp Preferred Stock"). With respect to the Liberty Bancorp Common Stock, as of the date hereof 3,267,072 shares are outstanding, validly issued, fully paid and nonassessable (of which 65,889 shares were issued pursuant to the Liberty Recognition Plan) and 634,303 shares are held by Liberty Bancorp as treasury stock. There are not now, and there have never been, any shares of Liberty Bancorp Preferred Stock issued and outstanding. Except as set forth on Liberty Disclosure Schedule 3.02(a), no Rights exist with respect to the Liberty Bancorp Common Stock or Liberty Bancorp Preferred Stock, and all such Rights set forth on Liberty Disclosure Schedule 3.02(a) arose pursuant to either the Liberty Stock Plan or the Liberty Recognition Plan. Except as set forth on Liberty Disclosure Schedule 3.02(a), neither Liberty Bancorp nor any Liberty Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Liberty Bancorp Common Stock, or any other security of Liberty Bancorp or any Liberty Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Liberty Bancorp Common Stock or any other security of Liberty Bancorp.

            (b) Liberty MHC. Liberty MHC owns 2,067,729 shares of Liberty Bancorp Common Stock, free and clear of any lien, claim, charge, restriction or encumbrance except as set forth in Liberty Disclosure Schedule 3.02(b), which shares represent 63.29 percent of the total shares of Liberty Bancorp issued and outstanding. Except for shares of Liberty Bancorp Common Stock (and any equity interests that may be attributed to Liberty MHC due to its ownership of Liberty Bancorp Common Stock), Liberty MHC does not possess, directly or indirectly, any equity interest in any corporation.

            (c) Five Percent Ownership. To Liberty's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Liberty MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5 percent or more of the outstanding shares of Liberty Bancorp Common Stock, except as disclosed in Liberty Disclosure Schedule 3.02(c).

            (d) Liberty Bank. The authorized capital stock of Liberty Bank consists of 20,000,000 shares of common stock, $1.00 par value ("Liberty Common Stock") and 10,000,000 shares of Preferred Stock ("Liberty Preferred Stock"). As of the date hereof, 100 shares of Liberty Common Stock are issued and outstanding, validly issued, fully paid and nonassessable. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Liberty Common Stock. All shares of Liberty Common Stock issued and outstanding are owned by Liberty Bancorp free and clear of any liens, encumbrances, charges, claims, restrictions or rights of third parties of any kind whatsoever. No shares of Liberty Preferred Stock are, or have ever been, outstanding.

            Section 3.03. Authority; No Violation.

            (a) Authority, etc. Liberty has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Liberty; the MHC Merger has been duly and validly approved by the Board of Directors of Liberty MHC; the Mid-Tier Merger has been duly and validly approved by the Board of Directors of Liberty Bancorp; and the Bank Merger has been duly and validly approved by the Board of Directors of Liberty Bank and, subject to approval by the stockholders of Liberty Bancorp and, if required, the members of Liberty MHC and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of Liberty Bank, Liberty Bancorp and Liberty MHC, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Liberty Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity, and no other proceedings on the part of Liberty are necessary to complete the transactions contemplated hereby.

            (b) No Conflict. Except as set forth in Liberty Disclosure Schedule 3.03(b), and subject to the receipt of all Requisite Regulatory Approvals and the receipt of requisite stockholder approvals and, if necessary, approval by the members of Liberty MHC, and the compliance by Liberty and Northfield with any conditions contained therein,

                  (i) the execution and delivery of this Agreement by Liberty,

                  (ii) the consummation of the transactions contemplated hereby, and

                  (iii) compliance by Liberty with any of the terms or provisions hereof,

will not (A) conflict with or result in a material breach of any provision of the certificate of incorporation or bylaws of Liberty Bancorp or any Liberty Subsidiary or the charter and bylaws of Liberty MHC; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Liberty or any of the properties or assets of Liberty; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Liberty under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Liberty is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clauses (B) or (C) hereof, that, individually or in the aggregate, do not or could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            Section 3.04. Consents. Except as set forth in Liberty Disclosure
Schedule 3.04, and except for the Requisite Regulatory Approvals, and the approval of this Agreement by the requisite vote of the stockholders of Liberty Bancorp and, if required, the members of Liberty MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority having jurisdiction over Liberty are necessary, and to the best knowledge of Liberty no consents, waivers or approvals of, or filings or registrations with, any other third parties (collectively, "Consents") are necessary, in connection with (a) the execution and delivery of this Agreement by Liberty, and (b) the completion by Liberty of the transactions described in this Agreement.

            Section 3.05. Financial Statements; Regulatory Reports; and Securities Documents.

            (a) Liberty Regulatory Reports. Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(a) or otherwise, the Liberty Regulatory Reports. The Liberty Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of Liberty Bank and Liberty Bancorp, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis, except as otherwise required or stated therein. Except as set forth in Liberty Disclosure Schedule 3.05(a), Liberty has timely filed all Regulatory Reports, together with any material amendments thereto that Liberty is required to file with (i) OTS, (ii) the FDIC, and (iii) any other federal, state, municipal, local or foreign government, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof, except where failure to so timely file did not have a Material Adverse Effect on Liberty.

            (b) Liberty Financials. Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(b) or otherwise, the Liberty Financials. The Liberty Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Liberty Bancorp and the Liberty Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

            (c) No Undisclosed Liabilities. Liberty does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted), including liabilities for any Tax (collectively, "Liabilities"), except: (i) as reflected on the consolidated Balance Sheet of Liberty as of December 31, 2001, included in the Liberty Financials, (ii) for Liabilities that, individually or in the aggregate, do not have a Material Adverse Effect on Liberty, or that have arisen in the ordinary and usual course of business after the date of such Balance Sheet, and which will be included in the next following report provided to Northfield pursuant to Section 5.02(d), or (iii) as set forth in the Liberty Disclosure Schedules.

            (d) Securities Documents.

                  (i) Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(d) or otherwise, each Securities Document Liberty Bancorp has filed, used or circulated since January 1, 1998 through the date of this Agreement and will promptly deliver each Securities Document filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, Liberty Bancorp's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

                  (ii) No Securities Documents of Liberty Bancorp, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Liberty Bancorp has timely filed all Securities Documents required to be filed by it with the SEC, under various securities laws and regulations for the last five years (or such shorter period as it may have been subject to such filing requirements). All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law.

            Section 3.06. Taxes. Liberty Bancorp and the Liberty Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) and they file a consolidated federal income tax return. Liberty has duly filed all federal, state and local tax returns required to be filed by or with respect to Liberty on or prior to the date hereof (all such returns being accurate and correct in all material respects and all amounts shown to be due having been paid) and has duly paid, or has made provisions for the payment of, all federal, state and local taxes which have been incurred by or are due or claimed to be due from Liberty by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith or (iii) have not yet been fully determined. Except as set forth in Liberty Disclosure Schedule 3.06, as of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Liberty, and no claim has been made by any authority in a jurisdiction where Liberty does not file tax returns that Liberty is subject to taxation in that jurisdiction. Except as set forth in Liberty Disclosure Schedule 3.06, Liberty has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Liberty has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Liberty has timely complied with all applicable information reporting requirements under Part-III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            Section 3.07. No Material Adverse Effect; Certain Other Changes. Since December 31, 2001 through the date hereof, Liberty has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement, and has not suffered any Material Adverse Effect. Since December 31, 2001 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to Liberty's knowledge, threatened, which may reasonably be expected to have a Material Adverse Effect upon Liberty. Without limiting the foregoing, except as set forth in Liberty Disclosure Schedule 3.07 and except as contemplated by this Agreement, since December 31, 2001, to the date hereof: (i) Liberty has not issued, sold, granted, conferred or awarded any of its equity securities, or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the consolidated balance sheets of Liberty; (ii) Liberty has not effected any stock split or adjustment, combined, reclassified or otherwise changed its capitalization; (iii) Liberty has not discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) Liberty has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets; (v) except as required by contract or law, Liberty has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees except in the ordinary course of business and consistent with past practices, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of its employee plans, or (D) agreed to do any of the foregoing; (vi) Liberty has not suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God, or other event, and whether or not covered by insurance; (vii) Liberty has not canceled or compromised any debt owed to Liberty, except for debts of $5,000.00 or less, charged off or compromised in accordance with the past practice of Liberty; and (viii) Liberty has not declared, set aside, made or paid any dividend or other distribution in respect of any of its capital stock except for its regular quarterly cash dividend of $.03 per share, consistent with Liberty's past practice.

            Section 3.08. Contracts.

            (a) Certain Contracts. Except as set forth in Liberty Disclosure
Schedule 3.08(a), Liberty is not party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Liberty except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Liberty; (iii) any collective bargaining agreement with any labor union relating to employees of Liberty; (iv) any agreement which by its terms limits the payment of dividends by Liberty Bank or Liberty Bancorp; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Liberty is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of New York, and "treasury tax and loan" accounts, in each case established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northfield; (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Liberty to engage in any type of banking or bank-related business in which Liberty is permitted to engage under applicable law as of the date of this Agreement; (vii) any contract or group of related contracts with the same Person for the purchase or sale of products or services under which the undelivered balance of such products or services has a purchase price in excess of $50,000 for any individual contract or $50,000 for any group of related contracts in the aggregate (including any lease that involves a remaining aggregate balance of lease payments payable of more than $50,000 or any group of related leases which involves a remaining aggregate balance of lease payments payable of more than $50,000); (viii) any contract that is material to it and its subsidiaries, taken as a whole; or (ix) any contract relating to commitments for capital expenditures in excess of $50,000, individually or in the aggregate.

            (b) Repurchase Agreements. With respect to all agreements pursuant to which Liberty has purchased securities subject to an agreement to resell, if any, Liberty has a lien or security interest (which is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            (c) Copies. True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Northfield on or before the date hereof, are listed in and attached to Liberty Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and Liberty (nor, to the knowledge of Liberty, any other party to any such contract, plan, arrangement or instrument) has not breached any provision of, and is not in default in any respect under any term of, any such contract, plan, arrangement or instrument except for defaults or breaches which, individually or in the aggregate, could not reasonably be foreseen to have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure
Schedule 3.08(c), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in Liberty Disclosure Schedule 3.08(c), none of the employees (including officers) of Liberty possesses the right to terminate his/her employment and receive or be paid (or cause Liberty to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in Liberty Disclosure Schedule 3.08(c), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Liberty is a party or under which Liberty may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Liberty Disclosure Schedule 3.08(c), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Liberty or upon the occurrence of a subsequent event; or (y) requires Liberty to provide a benefit in the form of Liberty Bancorp Common Stock or determined by reference to the value of Liberty Bancorp Common Stock, except as disclosed in Liberty Disclosure Schedule 3.08(c).

            Section 3.09. Ownership of Property; Insurance Coverage.

            (a) Ownership of Property. Except as disclosed in Liberty Disclosure
Schedule 3.09(a), Liberty has good and, as to real property, marketable title to all material assets and properties owned by Liberty in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Liberty Regulatory Reports and in the Liberty Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by Liberty Bank acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Liberty, as lessee, has the right under valid and subsisting leases of real and personal properties used by Liberty in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Liberty Disclosure
Schedule 3.09(a), such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Liberty Financials. All of Liberty's buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

            (b) Insurance. Liberty Disclosure Schedule 3.09(b) identifies all policies of insurance maintained by Liberty. Liberty has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Liberty under such policies. All such insurance is valid and enforceable and in full force and effect, and all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Merger Effective Date shall have been paid on or before the Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Liberty Financials). Within the last three years, except as disclosed on Liberty Disclosure Schedule 3.09(b), Liberty has received each type of insurance coverage for which it has applied during such periods and has not been denied indemnification for any material claims submitted under any of its insurance policies. Except as set forth in Liberty Disclosure Schedule 3.09(b) the insurance policies listed in Liberty Disclosure Schedule 3.09(b) will not in any way be affected by, or terminated or lapsed, at any time prior to the effective time of the Merger, solely by reason of, the transactions contemplated by this Agreement.

            Section 3.10. Legal Proceedings. Except as disclosed in Liberty Disclosure Schedule 3.10, Liberty is not a party to any, and there are no pending or, to the best of Liberty's knowledge, threatened, legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Liberty, (ii) to which Liberty's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Liberty to perform its obligations under this Agreement, except, in each case, for proceedings, actions or governmental investigations that could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            Section 3.11. Compliance with Applicable Law.

            (a) Licenses, etc. Except as disclosed in Liberty Disclosure
Schedule 3.11(a), Liberty holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all respects with, all applicable laws, statutes, orders, rules and regulations of all federal, state and local governmental and regulatory authorities relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Liberty.

Liberty, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Liberty.

            (b) Certain Notices. Except as disclosed in Liberty Disclosure
Schedule 3.11(b), Liberty has not received any notification or communication from any Regulatory Authority (i) asserting that Liberty is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Liberty;
(iii) requiring or threatening to require Liberty, or indicating that Liberty may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect, the operations of Liberty, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Liberty, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Liberty has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in Liberty Disclosure Schedule 3.11(b). The most recent regulatory rating given to Liberty Bank as to compliance with the CRA is satisfactory or better. Liberty has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement.

            Section 3.12. ERISA; Certain Plans.

            (a) Employee Plans. (i) Liberty Disclosure Schedule 3.12(a)(i) contains a true and complete list of all "employee benefit plans," as defined in section 3(3) of ERISA, currently effective or terminated, written or oral, (A) that are maintained or contributed to by Liberty, have been maintained or contributed to by Liberty in the last (6) six years, or with respect to which Liberty has or may have any liability, and (B) in which employees, former employees, or directors of Liberty (or their family members or dependents) participate, or under which they have a right to benefits. Liberty Disclosure
Schedule 3.12(a)(i) further identifies as such any Employee Plan that is or was
(A) a "Defined Benefit Plan" (as defined in section 414(j) of the Code), (B) intended to meet the requirements of section 401(a) or 403(a) of the Code (a "Qualified Plan"), (C) a "Multi-employer Plan" (as defined in section 3(37) of ERISA) and/or (D) subject to Title IV of ERISA (a "Title IV Plan"). For purposes of this section, the term Liberty shall include any person that, together with Liberty, would be treated as a single employer under section 414 of the Code or section 4001 of ERISA.

            (ii) Liberty Disclosure Schedule 3.12(a)(ii) contains a true and complete list of all other deferred-compensation, profit-sharing, bonus, incentive, savings, stock bonus, stock purchase, employee stock ownership, stock option, phantom stock, stock appreciation, severance, separation, termination, employment, change-in-control, supplemental unemployment, fringe benefit, collective purchase, voluntary employees' beneficiary association (as defined in section 501(c)(9) of the Code), insurance, split-dollar, vacation, holiday, sick-leave, or other plans, agreements, contracts, policies, practices, programs, commitments, understandings, and arrangements, other than those subject to ERISA which are identified on Liberty Disclosure Schedule 3.12(a)(i), whether formal or informal, currently effective or terminated, written or oral,
(A) that are maintained or contributed to by Liberty, have been maintained or contributed to by Liberty in the last (3) three years, or with respect to which

Liberty has or may have any liability, and (B) in which employees, former employees, or directors of Liberty (or their family members or dependents) participate, or under which they have a right to benefits. All such plans, agreements, contracts, policies, programs, commitments, undertakings, and arrangements set forth on Liberty Disclosure Schedule 3.12(a)(i) or 3.12(a)(ii) shall be collectively referred to as "Employee Plans."

            (b) Documentation. Except as disclosed in Liberty Disclosure
Schedule 3.12(b), with respect to each Employee Plan, to the extent applicable, Liberty has provided to Northfield current, accurate, and complete copies of:
(i) the documents comprising such Plan (or, to the extent no such copy exists, a complete and accurate description thereof), (ii) any related trust agreement, insurance contract, or other funding instrument, (iii) the most recent IRS determination letter, as well as any other ruling, no-action letter, or advisory opinion that pertains to such Plan from the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or any other governmental agency, (iv) the summary plan description, as well as any other summary, description, or handbook of plan benefits that is provided by Liberty to its employees concerning the extent of benefits under the Plan, (v) all securities registration statements filed with respect to such Employee Plan, (vi) all collective bargaining agreements pursuant to which contributions to such Plan(s) have been or are being made, or obligations have been or are being incurred, by Liberty, (vii) any current or prior written communications relating to any promise or guarantee of retiree health or death benefits, (viii) the contract(s) with any third-party administrator, provider, or insurer, (ix) any documents relating to the correction (including self-correction) of any operational or formal failure under the employee plans compliance resolution system; and (x) for the three most recent years (or since the date of the Plan's inception): (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) attorney's response to an auditor's request for information.

            (c) Compliance with Law. Each Employee Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules, and regulations. Furthermore, no condition exists or event has occurred with respect to any Employee Plan that would subject Liberty to any tax, fine, lien, penalty, or other liability imposed by ERISA, the Code, or other applicable laws, rules, and regulations. All reports, returns, and similar documents required to be filed with any governmental agency, or to be distributed to any plan participants, have been duly and timely filed or distributed. For each Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof.

            (d) Qualified Plans. Each Qualified Plan is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would adversely affect its qualification or increase its costs. No "reportable event" (as defined in section 4043 of ERISA), "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), or "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code, whether or not waived) has occurred, and no Employee Plan has been amended in a fashion that would require security to be provided in accordance with section 401(a)(29) of the Code. Except as set forth in Liberty Disclosure Schedule 3.12(d), Liberty does not now and has not ever maintained a Defined Benefit Plan or Title IV Plan or participated in a Multiemployer Plan, and Liberty has not ever incurred any liability under Title IV of ERISA. Any shares of Liberty purchased by an Employee Plan were purchased for no more than adequate consideration as defined in the Code, ERISA, and Department of Treasury and Department of Labor regulations.

            (e) Welfare Benefits. Expect as provided in Liberty Disclosure
Schedule 3.12(e), Liberty does not provide, and is not now and has not ever been obligated to provide, medical or death benefits with respect to any employees, directors or former employees or former directors (or their family members) after termination of employment, except as specifically required under section 4980B of the Code. Liberty has fully complied with the notice and continuation coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each "welfare plan" (as defined in section 3(1) of ERISA) that is or was, during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open (by consent or otherwise), a group health plan within the meaning of section 5000(b)(1) of the Code.

            (f) Litigation. With respect to any Employee Plan, (i) no actions, suits, or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Liberty, threatened, (ii) no facts or circumstances exist that could give rise to any such actions, and (iii) no administrative investigation, audit, or other administrative proceeding by the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, or other governmental agencies are pending, in progress, or, to the knowledge of Liberty, threatened, except, in each case, for proceedings, actions or governmental investigations that could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            (g) Severance Pay. Except as provided in Liberty Disclosure Schedules 3.12(g) or (e), no Employee Plan exists that is in the nature of a severance, separation, termination, or change-in-control agreement, contract, plan, policy, program, commitment, understanding, or arrangement, or that would result in the payment of any money or property, or accelerate the time of payment or vesting, or provide any other rights, to any present employees, former employees, or directors of Liberty (or their family members) as a result of the transactions contemplated by this Agreement.

            (h) Golden Parachute Payments and Excessive Remuneration. Except as provided in Liberty Disclosure Schedule 3.12(h), there is no agreement, contract, plan, policy, program, commitment, understanding, or arrangement, written or otherwise, covering any employees, former employees, or directors of Liberty (or their family members) that, individually or collectively, provides for benefits which may cause an "excess parachute payment" or could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G or section 162(m) of the Code.

            (i) Options. Liberty Disclosure Schedule 3.12(i) sets forth a true and complete list of each current or former employee, officer, director, and investor of Liberty who holds, as of the date hereof, any option, warrant, or other right ("Option") to purchase Liberty stock, preferred stock, or restricted stock, together with the number of shares and class of Liberty stock subject to such Option, the date of grant or issuance, the extent to which such Option is vested and/or exercisable, the exercise price, whether such Option is intended to qualify as an incentive stock option with the meaning of section 422(b) of the Code, and the expiration date. True and complete copies of each agreement (including amendments and modifications thereto) between Liberty and each Option holder shall be furnished promptly to Northfield.

            (j) Accounting Treatment. All required, customary, or usual payments, premiums, contributions, reimbursements, or accruals with respect to Employee Plans have been made or properly accrued on the Liberty Financials. None of the Employee Plans has any unfunded liabilities which are not reflected on the books and records of Liberty.

            Section 3.13. Brokers, Finders and Financial Advisors. Except for the engagement of Ryan Beck in connection with the transactions contemplated by this Agreement, neither Liberty, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in Liberty Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Liberty Financials.

            Section 3.14. Environmental Matters. Except as set forth in Liberty Disclosure Schedule 3.14(vi):

                  (i) The Participation Facilities, the Liberty Properties and all operations conducted on the Liberty Properties and the Participation Facility are, and at all times have been, in compliance with applicable Environmental Laws;

                  (ii) There are no suits, claims, actions, notices, demands, executive or administrative orders, directives, investigations, proceedings or requests or demands for information ("Environmental Proceedings") of any kind pending or, to the knowledge of Liberty, threatened against Liberty or any of the Liberty Properties or the Participation Facilities or any tenants or subtenants at the any of the Liberty Properties or Participation Facilities, under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to (y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment, whether or not occurring at, on, under or from any Liberty Property or Participation Facility;

                  (iii) There are no Environmental Proceedings of any kind pending or, to the knowledge of Liberty, threatened against any of the Loan Properties (or Liberty in respect of any such Loan Properties) under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to (y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment;

                  (iv) There are no Environmental Conditions on, at, under or emanating from any of the Liberty Properties or Participation Facilities. No Hazardous Materials are being or have been stored, used, treated or disposed of at or from any of the Liberty Properties or the Participation Facilities other than in compliance with Environmental Laws;

                  (v) Liberty has not received any notice, demand, letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that Liberty or any of the Liberty Properties or Participation Facilities is or may be in violation of, or has liability under, any Environmental Law;

                  (vi) There are no above or below ground tanks or reservoirs used or installed for the purpose of storage or containment of Hazardous Materials ("Tanks") at, on or under any of the Liberty Properties or Participation Facilities, and no such Tanks have been abandoned on, or closed or removed from, any of the Liberty Properties or Participation Facilities. All Tanks in existence at such Liberty Properties or Participation Facilities are used, maintained and operated in compliance with Environmental Laws and other applicable laws;

                  (vii) There are no Hazardous Materials within any structure, equipment or building on any of the Liberty Properties or the Participation Facilities requiring remediation, decommissioning, decontamination, abatement or removal pursuant to Environmental Laws;

                  (viii) None of the Liberty Properties or the Participation Facilities, or any of the business operations that are now and have been conducted at the Liberty Properties or the Participation Facilities, is an "industrial establishment" as such term is defined under ISRA; and

                  (ix) Liberty has delivered to Northfield copies of all reports and audits, summaries, proposals, recommendations, work plans, field and laboratory data in Liberty's possession, custody or control relating or referring to Environmental Conditions on, at, under or emanating from any of the Liberty Properties or the Participation Facilities.

                  (x) No federal, state, regional or local governmental authority or other third party has filed, obtained or asserted an encumbrance or lien upon any of the Liberty Properties, the Participation Facilities or, to the knowledge of Liberty, the Loan Properties as a result of any Environmental Conditions on, at, under or emanating from such properties.

            Section 3.15. Loan Portfolio.

            (a) Loans. Except as set forth in Liberty Disclosure Schedule 3.15(a)(i), with respect to each loan owned by Liberty Bank in whole or in part (each, a "Loan"):

                  (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither Liberty Bank nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) Liberty Bank is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of Liberty Bank;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or, to the knowledge of Liberty, threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Liberty Bank;

                  (vi) there is no litigation or proceeding pending or, to the knowledge of Liberty, threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable

Loan file;

                  (vii) with respect to a Loan held in the form of a participation, the participation document is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

            (b) Allowance for Losses. Except as disclosed in Liberty Disclosure
Schedule 3.15(b), the allowance for possible losses reflected in Liberty Bancorp's audited consolidated statement of condition at December 31, 2001 was, and the allowance for possible losses shown on the balance sheets in Liberty Bancorp's Securities Documents for periods ending after December 31, 2001 have been and will be, adequate, as of the dates thereof, under GAAP.

            (c) Classified Loans. Liberty Disclosure Schedule 3.15(c) sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Liberty Bank, including the amounts thereof and the name of the obligor, that have been classified (whether for regulatory purposes or internally) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of December 31, 2001. The other real estate owned ("OREO") included in any non-performing assets of Liberty Bank is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            Section 3.16. Liberty Information to be Supplied. The written information supplied, or to be supplied, by Liberty for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects. Except for any information provided by Northfield concerning Northfield for inclusion therein, the Proxy Statement mailed to Liberty Bancorp's stockholders and, if necessary, the members of Liberty MHC shall:

            (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder; and

            (b) Not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication concerning the subject matter of the Proxy Statement which has become false or materially misleading.

            Section 3.17. Related Party Transactions. Except as disclosed in Liberty Disclosure Schedule 3.17 or in Liberty's Securities Documents, Liberty is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in Liberty Disclosure
Schedule 3.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in Liberty Disclosure Schedule 3.17, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Liberty has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

            Section 3.18. Schedule of Termination Benefits. Liberty Disclosure
Schedule 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Liberty for the benefit of officers or directors of Liberty (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2002 and as of February 28, 2003 and the Closing Date occurs as of each such date. No other individuals are entitled to benefits under any such plans.

            Section 3.19. Deposits. Except as set forth in Liberty Disclosure
Schedule 3.19, none of the deposits of Liberty Bank is a "brokered" deposit as defined in 12 U.S.C. Section 1831(g).

            Section 3.20. Fairness Opinion. Liberty Bancorp has received a written opinion from Ryan Beck to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Liberty Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view and the Depositor Conversion is fair to the members of Liberty MHC (the "Fairness Opinion").

            Section 3.21. Antitakeover Provisions Inapplicable; Required Vote of Stockholders. Except as set forth on Liberty Disclosure Schedule 3.21, and except for approvals required under applicable federal or state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of at least a two-thirds majority of the total votes eligible to be cast by stockholders of Liberty Bancorp Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

            Section 3.22. Derivative Transactions. Except as set forth in Liberty Disclosure Schedule 3.22, Liberty has not entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

            Section 3.23. Community Reinvestment Act. Liberty Bank's rating pursuant to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Except as set forth in Liberty Disclosure Schedule 3.23, Liberty has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement.

            Section 3.24. Administration of Fiduciary Accounts. Liberty Bank has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Liberty nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

            Section 3.25. Labor Matters. Liberty is not and has never been a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees. Liberty is not and has never been the subject of any proceeding asserting that Liberty has committed an unfair labor practice or seeking to compel Liberty to bargain with any labor organization as to wages and conditions of employment. There is no strike or labor dispute involving Liberty pending or, to Liberty's knowledge, threatened. Liberty is in compliance with applicable laws regarding employment of employees and retention of independent contractors and Liberty is in compliance with applicable employment tax laws.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF NORTHFIELD

            Northfield represents and warrants to Liberty that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

            Section 4.01. Organization.

            (a) Northfield. NSB is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of NSB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by NSB. Each NSB Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Bancorp is a stock corporation duly organized, validly existing and in good standing under the laws of the State of New York. MHC is a mutual holding company of NSB duly organized, validly existing and in good standing under the laws of the State of New York.

            (b) FHLB of New York. NSB is a member of the FHLB of New York and owns the requisite amount of stock therein.

            (c) Governing Documents. Prior to the date of this Agreement, true and correct copies of the certificates and/or articles of incorporation and bylaws of NSB, Bancorp and MHC have made available to Liberty.

            Section 4.02. Authority; No Violation.

            (a) Authority, etc. Northfield has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northfield and the completion by Northfield of the transactions contemplated hereby have been duly and validly approved by the applicable Boards of Directors and Boards of Trustees of Northfield, and no other corporate proceedings on the part of Northfield are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northfield and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Northfield, enforceable against Northfield in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

            (b) No Conflict. The execution, delivery and performance of this Agreement by Northfield does not, the consummation of the transactions contemplated hereby will not, and compliance by Northfield with any of the terms hereof will not, constitute (i) assuming receipt of all Requisite

Regulatory Approvals and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Northfield or any of its Subsidiaries, or to which Northfield (or any of its properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws (or the similar organizational documents) of Northfield or (iii) a breach or violation of, a conflict with, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Northfield, under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Northfield is a party, or to which any of its properties or assets may be subject except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not or could not reasonably be foreseen to have a Material Adverse Effect on Northfield; and the consummation of the transactions contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 2.01(d)) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the requisite stockholder approvals and the approval of the members of Liberty MHC, if required, (y) the approval, if required, of the Banking Board of the State of New York ("Banking Board") under Section 143-b of the Banking Law of the Sate of New York ("Banking Law"), the approval of the Superintendent of Banks of the State of New York (the "Superintendent") under Sections 112 and 601 of the Banking Law and any other requirement of the Banking Board or the Superintendent, the approval of the OTS, under HOLA, the approval of the FRB under the BHCA, and the approval of the appropriate regulatory authority under
Section 18(c) of the FDIA, and the approval of the New Jersey Department of Banking and Insurance, if required (collectively, the "Requisite Regulatory Approvals") and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of Northfield know of no reason pertaining to Northfield why any of the approvals referred to in this Section 4.02(b) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

            Section 4.03. Compliance with Applicable Law. Northfield holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules and regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Northfield. Neither Northfield nor any Northfield Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Northfield or any Northfield Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northfield or any Northfield Subsidiary; (iii) requiring or threatening to require Northfield or any Northfield Subsidiary, or indicating that Northfield or any Northfield Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Northfield or any Northfield Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northfield or any Northfield Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither

Northfield nor any Northfield Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to NSB as to compliance with the CRA is satisfactory or better. Northfield has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement. Immediately after completion of the Merger, NSB will be a "well-capitalized" institution for regulatory purposes.

            Section 4.04. Information to be Supplied. The information to be supplied by Northfield for inclusion in the Proxy Statement or Proxy Statements will not, at the time the Proxy Statement or Proxy Statements are mailed to Liberty Bancorp stockholders or the members of Liberty MHC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Northfield for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

            Section 4.05. Financing. As of the date hereof, Northfield has, and at the Merger Effective Date, Bancorp will have, funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Northfield will not fail to meet its capital requirements as a result thereof.

            Section 4.06. Northfield Pension Plans.

            (a) Northfield Pension Plans. Northfield has provided Liberty with a complete and accurate list of all of its Qualified Plans (each, a "Northfield Pension Plan"). Each Northfield Pension Plan complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

            (b) Accumulated Funding Deficiency, etc. No Northfield Pension Plan which is subject to Title IV of ERISA had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each Northfield Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a) (16) of ERISA) under such Northfield Pension Plan as of the end of the most recent plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Northfield Pension Plan as of the date hereof. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Northfield Pension Plan within the 12-month period ending on the date hereof.

            (c) Qualification. Each Northfield Pension Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Northfield is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Northfield's knowledge, threatened litigation, administrative action or proceeding relating to any Northfield Pension Plan.

            Section 4.07. Absence of Certain Changes. Northfield has not suffered any Material Adverse Effect since December 31, 2001.

            Section 4.08. Financial Statements. Northfield has previously made available to Liberty the Northfield Financials. The Northfield Financials have been prepared in accordance with GAAP, and

(including the related notes where applicable) fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated balance sheets, statements of income and cash flows of Northfield as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on consistent basis during the periods involved, except as indicated therein.

            Section 4.09. Legal Proceedings. Except as disclosed in Northfield Disclosure Schedule 4.09, Northfield is not a party to any, and there are no pending or, to the best of Northfield's knowledge, threatened, legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Northfield, (ii) to which Northfield's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northfield to perform its obligations under this Agreement, except, in each case, for proceedings, actions or governmental investigations that would not have a Material Effect on Northfield.

            Section 4.10. Consents. Except as set forth in Northfield Disclosure
Schedule 4.10, and except for the Requisite Regulatory Approvals, and the approval of this Agreement by the requisite vote of stockholders of Liberty Bancorp and, if required, the members of Liberty MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority having jurisdiction over Northfield are necessary, and to the best of knowledge of Northfield, no consents, waivers or approvals of, or filings or registrations with, any other third parties (collectively, "Consents") are necessary, in connection with (a) the execution and delivery of this Agreement by Northfield, and (b) the completion by Northfield of the transactions described in this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

            Section 5.01. Conduct of Liberty's Business; Conduct of Northfield's Business

            (a) Liberty.

                  (i) Liberty -- In General. From the date of this Agreement to the Closing Date, Liberty will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of NSB (which consent will not be unreasonably withheld or delayed). Liberty will use its reasonable good faith efforts to: (x) preserve its business organizations intact; (y) maintain good relationships with its employees; and (z) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northfield in writing (which consent or approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, Liberty will not:

                        (A) amend or change any provision of its organizational documents, charters, or bylaws;

                        (B) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock except that (A) Liberty Bancorp may continue to pay its regular quarterly cash dividend to stockholders other than Liberty MHC of $0.03 per share, with record and payment dates consistent with past practice; provided further, that if the Closing Date is more than forty-five (45) days after the next preceding Liberty Bancorp Common Stock dividend payment date, Liberty Bancorp may declare and pay to stockholders other than Liberty MHC a final cash dividend per share at the quarterly rate of $0.03 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date) and (B) Liberty Bancorp may issue Liberty Bancorp Common Stock upon the valid exercise of presently outstanding options to acquire Liberty Bancorp Common Stock in accordance with the information set forth in Liberty Disclosure Schedule 3.02(a) and the Liberty Stock Plan;

                        (C) except as required or permitted by this Agreement, grant or agree to pay any bonus or severance or termination payment to any employee, officer or director of Liberty or any other Person, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under, any employment agreement, severance agreement, supplemental executive agreement or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for salary increases, bonuses or other payments in the ordinary course of business consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof and set forth in Liberty Disclosure Schedules 3.08(a), 3.08(c), 3.12(g), 3.12(h) and 3.12(i);

                        (D) enter into or, except as may be required by law or by the terms of this Agreement or as set forth in Liberty Disclosure Schedule 5.01(a)(i)(D), modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Employee Plan, except to the extent such modifications or amendments do not result in an increase in cost or are required or necessitated by changes in the tax laws or other applicable laws or this Agreement;

                        (E) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate Liberty with any other corporation; sell or lease all or any substantial portion of the assets or business of Liberty; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Liberty and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Liberty of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (F) sell or otherwise dispose of the capital stock of Liberty or sell or otherwise dispose of any asset of Liberty other than in the ordinary course of business consistent with past practice; subject any asset of Liberty to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (G) take any action which would result in any of the representations and warranties of Liberty set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                        (H) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Liberty;

                        (I) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Liberty is a party, other than in the ordinary course of business, consistent with past practice;

                        (J) purchase any security for its investment portfolio not rated "A" or higher by either S&P or Moody's or with a remaining term to maturity of more than three (3) years;

                        (K) except for loans and commitments disclosed in Liberty Disclosure Schedules 5.01(a)(i)(K)(1) and 5.01(a)(i)(K)(2),

                              (1) make any new loan or other credit facility
commitment (including, without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers, other than loans and commitments which: (I) are secured by real property located in New Jersey, and
(II) do not exceed the principal amount of $250,000 in the aggregate, except for loans secured by one- to four-family residential real property in a principal amount not exceeding $500,000, and loans secured by multi-family or commercial real estate in a principal amount not exceeding $1,000,000; PROVIDED, HOWEVER that any new loan or other credit facility commitment shall be made on the basis of and consistent with Liberty's existing lending practices; or

                              (2) increase, refinance, renew, modify, compromise
or extend any existing loan or commitment if, after giving effect to such increase, refinancing, renewal, modification, compromise or extension, the principal amount of such loan or commitment would exceed the limits set forth in paragraph (K)(1) above; PROVIDED, HOWEVER that any increase, refinancing, renewal, modification, compromise or extension shall be made on the basis of and consistent with Liberty's existing lending policies;

                        (L) except as set forth in Liberty Disclosure Schedule 5.01(a)(i)(L), enter into, renew, extend or modify any other transaction with any Affiliate;

                        (M) enter into any futures contract, option, interest rate caps interest rate floors interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                        (N) except as set forth in Liberty Disclosure Schedule 5.01(a)(i)(N) and except for the execution of, and as otherwise required or permitted by this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Liberty Employee Plan;

                        (O) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

                        (P) except as set forth in Liberty Disclosure Schedule 5.01(a) (i)(P), make any capital expenditures in excess of $50,000 individually, or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                        (Q) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                        (R) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice; or

                        (S) agree to do any of the foregoing.

            (ii) Liberty -- Certain Transactions. For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Northfield prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Liberty to do any of the following: (A) except as set forth in Liberty Disclosure Schedule 5.01(a)(ii), make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $200,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Liberty or repurchase agreements made, in each case, in the ordinary course of business; or (B) except as set forth in Liberty Disclosure Schedule 5.01(a)(ii), undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Liberty of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

            (b) Northfield. From the date of this Agreement to the Closing Date, Northfield will use its best efforts to preserve its business organizations intact, maintain good relationships with employees, and preserve for itself the goodwill of customers of Northfield. From the date of this Agreement to the Closing Date, Northfield will not

            (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement;

            (ii) take any action that would result in any of the representations and warranties of Northfield set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

            (iii) take any action that would or is reasonably likely to materially adversely affect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;

            (iv) take any action that would or is reasonably likely to materially and adversely affect Northfield's ability to perform its covenants and agreements under this Agreement;

            (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or

            (vi) agree to do any of the foregoing.

            Section 5.02. Access; Confidentiality.

            (a) Access. Liberty shall permit Northfield and its representatives reasonable access to its properties during normal business hours and on reasonable notice, and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Liberty, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, records and information relating to historical ownership of or operations at the Liberty Properties or the Participation Facilities or environmental matters associated with Liberty, the Liberty Properties or the Participation Facilities, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northfield may have a reasonable interest (provided that Liberty shall not be required to provide access to any information that would violate their attorney-client privilege or any employee or customer privacy policies, laws or regulations). Liberty shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Northfield and its representatives during normal business hours and on reasonable notice. Liberty shall provide in a timely manner to NSB's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Liberty shall provide Northfield with access to documents and records and access to and a license to enter the Liberty Properties and the Participation Facilities to conduct, at Northfield's sole expense, an environmental assessment of the Liberty Properties and the Participation Facilities (the "Environmental Assessment"). The Environmental Assessment may include, without limitation, inspections of the Liberty Properties and the Participation Facilities, invasive soil, surface water, groundwater and sediment sampling and a review of records maintained by federal, state, regional, county or local governmental authorities relating to Liberty, the Liberty Properties or the Participation Facilities. Northfield shall commence such Environmental Assessment within 15 days of the date of this Agreement. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 27, 2002, between Liberty and Northfield (the "Confidentiality Agreement").

            (b) No Interference. Northfield agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

            (c) Certain Information. In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Liberty shall permit employees of Northfield reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Liberty Bank.

            (d) Monthly Financial Statements. Without in any way limiting the generality of this Section 5.02, Liberty shall provide to Northfield within 30 days after the last day of each calendar month between the date hereof and the Closing Date (i) consolidated financial statements (including a balance sheet and income statement) as of, and for the period ended, on such last day, in the form in which such statements are prepared for use by Liberty's management, and
(ii) such other information customarily prepared for use by Liberty's management as Northfield may request.

            Section 5.03. Regulatory Matters and Consents.

            (a) Filings. Northfield will, in consultation with Liberty, prepare and make all filings and requests for, and use its best efforts to obtain as soon as practicable after the date hereof, all Requisite Regulatory Approvals and all Consents. Northfield shall file the Applications within forty-five days of the date of this Agreement, or as soon thereafter as is practicable.

            (b) Certain Information. Liberty will furnish Northfield with all information concerning Liberty as may be necessary or advisable in connection with any filings, applications and requests made by or on behalf of Northfield to any Regulatory Authority or other third person in connection with the transactions contemplated by this Agreement.

            (c) Certain Communications. Northfield and Liberty will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority or other third person in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

            (d) Best Efforts - Northfield. Northfield will use its best efforts to obtain all Requisite Regulatory Approvals and Consents to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

            (e) Best Efforts - Liberty. Liberty will use its best efforts to obtain all Requisite Regulatory Approvals and Consents to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

            (f) Consultation. The parties hereto agree that they will consult with each other with respect to the obtaining of all Requisite Regulatory Approvals and Consents. Liberty and Northfield will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northfield or Liberty to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other. Northfield will furnish Liberty Bancorp and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide Liberty Bancorp a reasonable opportunity to provide changes to such Applications, and copies of all

Applications filed by Northfield.

            (g) Objections. If any (i) Regulatory Authority objects to a term or condition set forth in this Agreement, and (ii) that term or condition is modified to the satisfaction of the Regulatory Authority or is eliminated in order to satisfy the Regulatory Authority, and (iii) such modification or elimination would cause a reduction in benefits to the party for whom the term or condition was meant to benefit, then the parties hereto shall use their best efforts to enter into an alternative arrangement so that such benefits are not reduced, provided such alternative arrangement is permissible under applicable law and is not disapproved by any Regulatory Authority and provided further that such alternative arrangement shall not be more costly than the original benefit that has been or would be reduced as a result of an objection by a Regulatory Authority.

            Section 5.04. Taking of Necessary Action.

            (a) Best Efforts; Voting. Northfield and Liberty shall each use its best efforts in good faith to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that Liberty shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Northfield, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the MHC Merger, the Mid-Tier Merger and the Bank Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Northfield or Liberty from exercising its rights under this Agreement. Liberty MHC will cause all the outstanding shares of Liberty Bancorp which it owns to be voted in favor of the Merger, provided that if a vote of the Liberty MHC members is required to approve the MHC Merger, such members shall have voted in favor of the MHC Merger.

            (b) Proxy Statement. Liberty shall prepare, and provide a copy for the review of Northfield with respect to matters relating to Northfield and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Liberty Bancorp with the SEC and to be mailed to the stockholders of Liberty Bancorp in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, Liberty shall prepare, subject to the review of Northfield with respect to matters relating to Northfield and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Liberty MHC with the Regulatory Authorities and to be mailed to depositors in connection with a meeting of members and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of any Proxy Statement. Liberty shall, as promptly as practicable following the preparation thereof, file any Proxy Statement with the Regulatory Authorities, and Liberty shall use all reasonable efforts to have any Proxy Statement mailed to stockholders, and if necessary members, as promptly as practicable after such filing, provided that Liberty Bancorp and Liberty MHC shall have received an updated Fairness Opinion as of a date no more than three days prior to the date of the Proxy Statement (the "Updated Fairness Opinion"). Liberty will promptly advise Northfield of the time when any Proxy Statement has been filed and mailed, or of any comments from any Regulatory Authority or any request by any Regulatory Authority for additional information.

            Section 5.05. Certain Agreements.

            (a) D&O Insurance. Northfield shall maintain in effect for six (6) years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by Liberty Bancorp (provided that Northfield may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Closing Date, to the extent such liability insurance can be maintained or obtained at an aggregate cost to Northfield not greater than $100,000; PROVIDED, HOWEVER, that if such insurance cannot be so maintained or obtained at such cost, Northfield shall maintain or obtain as much of such insurance as can be so maintained or obtained at an aggregate cost to Northfield not greater than $100,000. In connection with the foregoing, Liberty Bancorp agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

            (b) Indemnity. For a period of six (6) years from the Merger Effective Date, Northfield agrees to indemnify, defend and hold harmless each present and former director and officer of Liberty determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northfield, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Liberty, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Liberty are entitled under New York or Federal law, as applicable, Liberty Bancorp's certificate of incorporation and bylaws, or Liberty Bank's and Liberty MHC's charter and bylaws (and Northfield shall pay expenses, including reasonable attorney's fees and expenses, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law by a New York or federal corporation or savings bank or under Liberty Bancorp's, Liberty Bank's and Liberty MHC's charters and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

            (c) Procedure for Claims. Any Indemnified Party wishing to claim indemnification under Section 5.05(b), upon learning of any Claim, shall promptly notify Northfield, but the failure to so notify shall not relieve Northfield of any liability it may have to such Indemnified Party except to the extent that such failure prejudices Northfield. In the event of any Claim, (i) Northfield shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Northfield elects not to assume such defense or if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Northfield and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Northfield shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Northfield shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and
(iii) Northfield shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

            (d) Successors. In the event Northfield or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Northfield assume the obligations set forth in this Section 5.05.

            (e) Third-Party Beneficiaries. The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

            Section 5.06. No Other Bids and Related Matters. Liberty will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below), and will enforce all confidentiality agreements to which it is a party. From and after the date hereof until the termination of this Agreement, neither Liberty nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Liberty), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Liberty shall notify Northfield orally (within two business days) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, PROVIDED, HOWEVER, that nothing contained in this Section 5.06 shall prohibit Liberty from: (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Liberty Bancorp and Liberty Bank pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Liberty Bancorp receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Liberty Bancorp stockholders, (B) legal counsel advises Liberty Bancorp that the proposed acquirer may legally acquire Liberty Bancorp and Liberty Bank, (C) the Board of Directors of Liberty Bancorp, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Liberty Bancorp to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) (B) and (C) being referred to herein as a "Superior Proposal"), (D) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Liberty Bancorp
(x) provides reasonable notice to Northfield to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in form and substance substantially similar to the Confidentiality Agreement, and (E) the Liberty Bancorp special meeting of stockholders convened to approve this Agreement has not occurred; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) prior to the Liberty Bancorp special meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Liberty Bancorp, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Liberty: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of Liberty Bancorp or Liberty Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of Liberty Bancorp or the filing of a registration statement under the Securities Laws in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 5.07. Duty to Advise; Duty to Update the Liberty Disclosure Schedules. Liberty shall promptly advise Northfield of any change or event having a Material Adverse Effect on Liberty or which Liberty believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Liberty shall update the Liberty Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Liberty Disclosure Schedules. The delivery of such updated Liberty Disclosure Schedule shall not relieve Liberty from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

            Section 5.08. Board and Committee Minutes. Liberty Bank, Liberty Bancorp and Liberty MHC shall each provide to Northfield, within twenty-five
(25) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting (excluding any minutes relating to a confidential discussion of this Agreement and the Transactions contemplated hereby), except that with respect to any meeting held within twenty-five (25) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

            Section 5.09. Undertakings by the Parties.

            (a) Liberty. From and after the date of this Agreement:

                  (i) Concurrently with the execution of this Agreement, or within five business days thereof, the Directors or Trustees, as applicable, of Liberty Bank, Liberty Bancorp and Liberty MHC shall have entered into the voting agreement set forth as Exhibit D to this Agreement;

                  (ii) If requested to do so by Northfield, Liberty Bancorp and/or Liberty MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and any necessary Liberty MHC member approval of this Agreement and the transaction contemplated hereby;

                  (iii) [Intentionally omitted];

                  (iv) Liberty Bank, Liberty Bancorp and Liberty MHC shall permit the Chairman, President or Chief Executive Officer of Northfield to attend meetings of their Boards of

Directors and Boards of Trustees, as applicable, and the Executive Committees thereof (provided that they shall not be required to permit the Northfield representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby);

                  (v) Liberty shall provide NSB, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual status, (iii) real estate owned,
(iv) all loans ninety (90) days or more past due as of the end of such month and
(v) impaired loans);

                  (vi) (A) Liberty Bancorp shall submit this Agreement to its stockholders for approval at a meeting to be held as soon as practicable. Subject to the receipt of the Updated Fairness Opinion, the Board of Directors shall recommend approval of this Agreement to the Liberty Bancorp stockholders. The Board of Directors of Liberty Bancorp may otherwise fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and in conformity with Section 5.06. Liberty MHC will cause all the outstanding shares of Liberty Bancorp which it owns to be voted in favor of the Merger, provided that if a vote of the Liberty MHC members is required to approve the MHC Merger, such members shall have voted in favor of the MHC Merger; and

                        (B) If required by Regulatory Authorities, Liberty MHC shall submit this Agreement to Liberty MHC Members for approval, and, subject to its fiduciary duties, Liberty MHC's Board of Directors shall recommend approval of this Agreement to the Liberty MHC Members. Liberty MHC shall take all steps necessary in order to hold a special meeting of depositors for the purpose of approving this Agreement as soon as practicable; and

                  (vii) Liberty Bank and NSB shall meet on a regular basis to discuss and plan for the integration of Liberty into Northfield.

            (b) Northfield and Liberty. From and after the date of this Agreement, Northfield and Liberty shall each:

                  (i) Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) any Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

                  (ii) Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintain current insurance policies in effect as of the date hereof;

                  (iv) Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the Liberty Financials heretofore delivered to Northfield;

                  (v) Deliver to the other copies of all Securities Documents promptly following the filing thereof; and

                  (vi) File all federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

            Section 5.10. Employee and Termination Benefits; Directors and Management.

            (a) Employee Benefits. Northfield may, at its discretion, maintain any or all Employee Plans of Liberty as of the Closing Date. If Northfield terminates any of Liberty's Employee Plans, it shall permit former employees of Liberty who become employees of Northfield on the Closing Date ("Continuing Employees") to participate in any comparable Employee Plans offered by Northfield (as defined in Section 3.12(a) of this Agreement, substituting Northfield for Liberty), with no gap in coverage, to the extent that Continuing Employees meet the appropriate eligibility requirements (giving such Continuing Employees credit for eligibility purposes for all years of service with Liberty). Continuing Employees who become eligible to participate in Northfield's Employee Plans shall also be given credit for their years of service with Liberty for vesting purposes, though not for purposes of benefit accrual or other purposes. There shall be no obligation for Northfield to provide comparable benefits upon the termination of a Liberty Plan if Northfield provides no comparable Employee Plan; PROVIDED, HOWEVER, that Northfield shall maintain post-retirement health benefits for certain former employees of Liberty as provided in section 5.10(k). Notwithstanding the foregoing, except as otherwise provided in this Agreement, to the extent that Northfield possesses discretion to select the participants and/or their benefits, bonuses, awards, option awards, etc., under any Northfield Employee Benefit Plan that is not a Qualified Plan, Northfield shall retain such discretion, and such discretion shall not be restricted or limited in any way by the foregoing.

            (b) Employee Matters. Except as otherwise provided in subsection (g) of this Section 5.10 with respect to John Bowen and Michael Widmer, effective as of the Closing Date NSB shall offer employment to such full-time employees of Liberty Bank as of such date as it shall have identified to Liberty on or before the fifteenth day before the Closing Date, at wage or salary levels, as applicable, equal to the wage and salary levels presently paid by Liberty Bank. Full-time employees of Liberty Bank who become employees of NSB are herein called "Continuing Employees."

            (c) Board of Directors; Advisory Board.

                  (i) On the Merger Effective Date, the directors of Bancorp and NSB shall consist of the directors of Bancorp and NSB, respectively, serving immediately prior to the Merger Effective Date and the trustees of MHC shall consist of the trustees of MHC serving immediately prior to the Merger Effective Date; PROVIDED, HOWEVER, that (A) John Bowen, the Chairman of the Board of Directors of Liberty Bancorp as of the date hereof, shall be appointed to each of the Board of Directors of Bancorp, the Board of Directors of NSB and the Board of Trustees of MHC, each such appointment to be for an initial term of not less than three (3) years and to be made as of the Merger Effective Date, and
(B) an additional seat on each of the Board of Directors of Bancorp, the Board of Directors of NSB and the Board of Trustees of MHC shall be offered to one additional director of Liberty Bancorp (to be selected by Northfield in its sole discretion within 90 days after the Closing Date), such additional appointment to be for an initial term of not less than two (2) years.

                  (ii) Northfield shall establish an advisory board consisting of the members of the Liberty Bank Board of Directors as of the Merger Effective Date, excluding any such members of the Liberty Bank Board of Directors become members of the Board of Directors of Bancorp or any Affiliate of Bancorp (the "Liberty Bank Advisory Board"). Such persons shall commence service on the Liberty Bank Advisory Board immediately following the Merger Effective Date. If at any time any member of the Liberty Bank Advisory Board becomes a member of the Board of Directors of Bancorp or any Affiliate of Bancorp, such person's membership on the Liberty Bank Advisory Board shall immediately be terminated and the vacancy created thereby shall not be filled. The Liberty Bank Advisory Board shall be maintained for a period ending no sooner than three years following the Merger Effective Date. The Liberty Bank Advisory Board shall meet no less than quarterly and each Liberty Bank Advisory Board member shall receive an annual fee (payable in quarterly installments) equal to $21,800. Members of the Liberty Bank Board of Directors who become members of the Board of Directors of Bancorp or any Affiliate of Bancorp may attend meetings of the Liberty Bank Advisory Board, but shall not be entitled to receive such fees for service on the Liberty Bank Advisory Board.

                  (iii) Members of Liberty's Board of Directors on the date of adoption of this Agreement who are receiving health, dental and/or prescription drug coverage from Liberty on the date hereof and who are identified on Liberty Disclosure Schedule 3.12(e) shall be provided substantially similar health coverage by Northfield until death. If any such covered Board member dies, his or her spouse will continue to receive such substantially similar coverage until their death.

            (d) ESOP. The Liberty Bank Employee Stock Ownership Plan (the "ESOP") shall be terminated by Liberty as of, or prior to, the Merger Effective Date. In connection therewith, any loan outstanding to the ESOP shall be paid off in full and, thereafter, all funds of the ESOP shall be fully allocated to participant accounts, prior to the date of such termination. In addition, the accounts of participants shall be fully vested upon the date of such termination. As soon as practicable after the funds are fully allocated to participant accounts, and after the receipt of a favorable determination letter from the IRS as to the tax-qualified status of the ESOP under section 401(a) of the IRC upon plan termination, but in no case before the Merger Effective Date, all remaining account balances shall be distributed to, or rolled over by, the participants. Prior to the Merger Effective Date and thereafter, Liberty shall use its best efforts to apply for, and to obtain, such favorable determination letter from the IRS. If, before the Merger Effective Date, Liberty, and after the Merger Effective Date, Northfield, reasonably determines that the ESOP cannot obtain a favorable determination letter upon plan termination, or that the amounts held in the ESOP cannot be distributed without causing the ESOP to lose its tax-qualified status, then such party shall take such action as it may reasonably determine with respect to the distribution of benefits to the participants, provided that the assets of the ESOP shall be held and paid exclusively for the benefit of participants, and provided further that in no event shall any portion of the amount held in the ESOP revert, directly or indirectly, to Liberty or to Northfield. At the time distribution of ESOP benefits is made, on or after the Merger Effective Date, the amount thereof that constitutes an "eligible rollover distribution" (as defined in section 402(f)(2)(A)) of the IRC) may be rolled over by such participant to any qualified Northfield plan that permits rollover distributions or to any eligible individual retirement account.

            (e) 401(k) Plan. At the discretion of Northfield, the "Liberty Savings Bank 401(k) Savings Plan" (the "Savings Plan") shall be maintained, terminated or merged into Northfield's 401(k)

Plan at such time as Northfield shall designate. If the Savings Plan is to be merged into Northfield's 401(k) Plan, it will be accomplished in accordance with the IRC. If the Savings Plan is to be terminated, then the accounts of participants shall be fully vested upon the date of such termination; and as soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the Savings Plan under section 401(a) of the IRC upon plan termination, but in no case before the Closing Date, all remaining account balances shall be distributed to, or rolled over by, the participants. If the Savings Plan is to be terminated prior to the Closing Date, Liberty, and thereafter Northfield, shall use its best efforts to apply for, and to obtain such favorable determination letter from the IRS. If prior to the Closing Date, Liberty, and thereafter Northfield, reasonably determines that the Savings Plan cannot obtain a favorable determination letter upon plan termination, or that the amounts held in the Savings Plan cannot be distributed without causing the Savings Plan to lose its tax-qualified status, then such party shall take such action as it may reasonably determine with respect to the distribution of benefits to the participants, provided that the assets of the Savings Plan shall be held and paid exclusively for the benefit of participants, and provided further that in no event shall any portion of the amount held in the Savings Plan revert, directly or indirectly, to Liberty or to Northfield. If there is any distribution of Savings Plan benefits as a result of a plan termination, on or after the Closing Date, the amount thereof that constitutes an "eligible rollover distribution" (as defined in section 402(f)(2)(A)) of the
IRC) may be rolled over by such participant to any qualified Northfield plan that permits rollover distributions or to any eligible individual retirement account.

            (f) Certain Obligations. Except as otherwise provided in this Agreement, Northfield and Liberty shall honor all obligations under the employment agreements and other arrangements set forth in Liberty Disclosure Schedule Section 5.10(f) and shall make the payments required thereunder as set forth in Liberty Disclosure Schedule 5.10(f); PROVIDED, HOWEVER, that neither Liberty nor Northfield (if applicable) shall be obligated to make any payment to any recipient that will exceed the amount that is tax deductible to Northfield under section 280G or section 162(m) of the IRC, and PROVIDED FURTHER that not later than the tenth day prior to Liberty making any payment under any Employee Plan that is not a Qualified Plan that is or may be characterized as being contingent upon a change in ownership or control of the corporation (under section 280G of the IRC), Liberty shall furnish Northfield with a calculation by Liberty or Liberty's accountant, together with related work papers, demonstrating that that such payment will not result in payment to the recipient of any amount that is not tax deductible to Liberty or Northfield, if applicable, under section 280G or section 162(m) of the IRC.

            (g) Division; Certain Agreements With Officers of Liberty. Bancorp will operate Liberty Bank as a division of NSB for at least three (3) years after the Merger Effective Date. Northfield and John Bowen, Liberty Bancorp's current Chairman of the Board and President, shall execute a consulting and non-competition agreement substantially in the form set forth in Liberty Disclosure Schedule 5.10(g). Such agreement, when executed, will replace and supercede any and all employment, consulting and similar agreements between John Bowen and Liberty. Northfield and Michael Widmer, Liberty Bancorp's current Chief Operating Officer and Executive Vice President, shall execute a contract of employment substantially in the form set forth in Liberty Disclosure Schedule 5.10(g). Such contract, when executed, will replace and supercede any and all employment, consulting and similar agreements between Michael Widmer and Liberty.

            (h) COBRA. Until the Merger Effective Date, Liberty shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each Liberty qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Merger Effective Date. Northfield shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Liberty qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each Liberty qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

            (i) Certain Plans. Except as otherwise provided in this Agreement, all of Liberty's Employee Plans that are not Qualified Plans or "employee welfare benefit plans" as defined in Section 3(3) of ERISA will be terminated as of the Closing Date. From and after the date of this Agreement, there will be no further awards under the Liberty Stock Plan or the Liberty Recognition Plan, or under any other bonus, stock option, restricted stock, phantom stock, stock appreciation right, stock bonus, nonqualified deferred compensation, or similar plan.

            (j) Termination or Consolidation of Liberty Health Plans.

                  (i) In the event of any termination of any Liberty health plan or any consolidation of any Liberty health plan with any Northfield health plan, Northfield shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Northfield employees. Continuing Employees shall receive credit for service with Liberty under any existing or new Northfield health plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the Liberty health plan. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Northfield health plan shall be required to satisfy the deductible limitations of the Northfield health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Liberty health plan, except to the extent Liberty, shall prior to the Closing Date, provide substantiation in a form satisfactory to Northfield of the dollar amount of such deductibles that have been satisfied for such Continuing Employees.

                  (ii) Unless a Continuing Employee affirmatively terminates coverage under a Liberty health plan prior to the time that such Continuing Employee becomes eligible to participate in the Northfield health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Liberty health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs, and benefits common to all employees of Northfield and their dependents. In the event of a termination or consolidation of any Liberty health plan, terminated Liberty employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northfield in accordance with IRC Section 4980B(f). In the event of any termination of any Liberty health plan or consolidation of any Liberty health plan with any Northfield health plan, any pre-existing condition, limitation, or exclusion in the Northfield health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Liberty health plan with respect to such pre-existing condition on the Closing Date and who then change that coverage to Northfield's health plan at the time such Continuing Employee is first given the option to enroll in such Northfield health plan. In the event of a termination of any Liberty health plan or any consolidation of any Liberty health plan with any Northfield health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Closing Date from the Liberty health plan and shall not be entitled to seek reimbursement of claims arising prior to the Closing Date from the Northfield health plan.

            (k) Certain Post-Retirement Benefits. Northfield will honor Liberty's post- retirement health benefit policy as in effect on the Closing Date for (i) all former employees of Liberty who are receiving benefits under such policy as of the Closing Date, and (ii) any Continuing Employees who during the three years following the Closing Date retire and meet the requirements to benefit from such policy. From and after the third anniversary of the Closing Date, no additional Continuing Employees or other persons will be eligible to receive benefits under such policy.

            (l) Certain Severance Benefits. All Liberty employees who are involuntarily terminated (other than for cause) within one year after the Closing Date, other than those employees who are or were covered by an employment agreement with Liberty or Northfield, shall receive a severance payment equal to one week's pay for each year (rounded to the next year) of employment with Liberty (with a minimum of four weeks severance pay). In addition, terminated employees shall be paid for earned but unused vacation time.

            Section 5.11. Duty to Advise; Duty to Update Northfield Disclosure Schedules. Northfield shall promptly advise Liberty of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northfield shall update Northfield' Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northfield Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northfield from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

            Section 6.01. Conditions to Obligations of Liberty Under this Agreement. The obligations of Liberty under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Liberty pursuant to Section 8.03 hereof:

            (a) Corporate Proceedings. All action required to be taken by, or on the part of Northfield to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Northfield and Liberty Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

            (b) Covenants. The obligations and covenants of Northfield required by this Agreement to be performed by Northfield at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

            (c) Representations and Warranties. Each of the representations and warranties of Northfield in this Agreement shall be true and correct (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date;

            (d) Approvals of Regulatory Authorities. The Requisite Regulatory Approvals with respect to this Agreement, the Merger and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;

and no such approval shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Northfield or Liberty of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement;

            (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

            (f) Officer's Certificate. Northfield shall have delivered to Liberty Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its Chairman of the Board, Chief Executive Officer or President, to the effect that the conditions set forth in subsections (a) through (f) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

            (g) Opinion of Northfield's Counsel. Liberty Bancorp shall have received an opinion of McCarter & English, LLP, counsel to Northfield, dated the Closing Date, to the effect set forth on Exhibit 6.01 attached hereto; and

            (h) Approval of Liberty Bancorp's Stockholders and Liberty MHC Members. This Agreement and the transactions contemplated hereby shall have been approved by:

                  (i) the stockholders of Liberty Bancorp by such vote as is required under: applicable federal laws and regulations and policy of the Regulatory Authorities, Liberty Bancorp's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it; and

                  (ii) to the extent required by the Regulatory Authorities, by the members of Liberty MHC by such vote as is required.

            (i) Funds Deposited with the Paying Agent. On or prior to the Merger Effective Date, Northfield shall have deposited or caused to be deposited, in trust with the Paying Agent, the Cash Deposit.

            (j) Updated Fairness Opinion. Prior to the mailing of the Proxy Statement, Liberty shall have received the Updated Fairness Opinion.

            Section 6.02. Conditions to the Obligations of Northfield Under this Agreement. The obligations of Northfield hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Northfield pursuant to Section 8.03 hereof:

            (a) Corporate Proceedings. All action required to be taken by, or on the part of, Liberty MHC, Liberty Bancorp and Liberty Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Liberty MHC, Liberty Bancorp and Liberty Bank; and Northfield shall have received certified copies of the resolutions evidencing such authorizations;

            (b) Covenants. The obligations and covenants of Liberty required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

            (c) Representations and Warranties. Each of the representations and warranties of Liberty in this Agreement shall be true and correct (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date;

            (d) Approvals of Regulatory Authorities. The Requisite Regulatory Approvals with respect to this Agreement, the Merger and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and no such approval shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Northfield or Liberty of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement and provided that (i) the failure of Bancorp to receive approval to acquire 100 percent of the common stock of NSB, or (ii) the imposition of methods of accounting for the Merger, shall not constitute a failure to obtain Requisite Regulatory Approval of the Agreement, the Merger and the transactions contemplated hereby;

            (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

            (f) No Material Adverse Effect. Since December 31, 2001, there shall not have occurred any Material Adverse Effect with respect to Liberty MHC, Liberty Bancorp or Liberty Bank;

            (g) Officer's Certificate. Liberty MHC, Liberty Bancorp and Liberty Bank shall have delivered to Northfield a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections
(a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same; and

            (h) Opinions of Counsel. Northfield shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to Liberty, dated the Closing Date, to the effect set forth on Exhibit 6.02 attached hereto.

            (i) Dissenters' Shares. Dissenters' Shares, if any, shall represent less than 10% (ten percent) of the outstanding shares of Liberty Bancorp Common Stock on the Merger Effective Date.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

            Section 7.01. Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

            (a) By Mutual Consent. By the mutual written consent of the parties hereto;

            (b) By Either Party. By either Northfield, Liberty Bancorp or Liberty MHC acting individually:

                  (i) if there shall have been a breach of any representation, warranty, covenant or other obligation of the other party (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) and the breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before February 28, 2003, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; PROVIDED, HOWEVER, the parties shall in good faith agree to extend such deadline for a period of an additional 120 days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period;

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any material change in the terms of the Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (iv) if the stockholders of Liberty Bancorp or, if their approval is required for the consummation of the Merger, the members of Liberty MHC, shall have voted against the Merger at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof.

            (c) By Northfield. By Northfield if (i) as provided in Section 5.09(a) (vi), and subject to the receipt of the Updated Fairness Opinion, the Board of Directors of Liberty MHC or Liberty Bancorp withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Northfield, or (ii) in reliance on Section 5.06 of this Agreement, Liberty MHC or Liberty Bancorp enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

            (d) By Liberty. By Liberty Bancorp or Liberty MHC, upon two days' prior notice to Northfield, if, as a result of a Superior Proposal, the Board of Directors of Liberty Bancorp or Liberty MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted, provided that the right to terminate this Agreement under this Section 7.01(d) shall not be available to Liberty unless it delivers to Northfield simultaneously with such termination the Expense Fee referred to in
Section 7.02(b).

            Section 7.02. Effect of Termination.

            (a) In General. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than the confidentaility provisions of Section 5.02(a), Section 7.02(b) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Northfield or Liberty to the other, except that such termination will not relieve a breaching party of liability for any willful breach directly or indirectly giving rise to such termination.

            (b) Expense Fee. As a condition of Northfield's willingness to, and in order to induce Northfield to, enter into this Agreement, and to reimburse Northfield for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, if Northfield has terminated this Agreement pursuant to Section 7.01(c) or Liberty has terminated this Agreement pursuant to Section 7.01(d) Liberty will make an aggregate cash payment to Northfield equal to $1,750,000 (the "Expense Fee"), and upon payment of the Expense Fee Liberty shall have no further liability to Northfield. Any payment required under this Section 7.02(b) shall be paid by Liberty to Northfield (by wire transfer of immediately available funds to an account designated by Northfield) within five business days after written demand by Northfield. Liberty MHC, Liberty Bancorp and Liberty Bank, and any other Affiliate of any of them, shall be jointly and severally liable for any payment required to be made by Liberty to Northfield pursuant to this Section 7.02(b).

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.01. Expenses.

            (a) In General. Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

            (b) Upon Breach. In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties (whether or not such breach is a willful breach), in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; PROVIDED, HOWEVER, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its breach of any provision of this Agreement.

            Section 8.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 2.02, 2.03, 5.05 and 5.10, which will survive the Merger, shall terminate on the Closing Date.

            Section 8.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 8.04. Entire Agreement; Successors. Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; PROVIDED, HOWEVER, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(e), 2.03, 5.05 and 5.10(c), (f), (g), (h), (i), (k) and (l).

            Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

            Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

            (a) If to Northfield to:

                        Northfield Savings Bank
                        1731 Victory Boulevard
                          Staten Island, NY 10314-3598
                        Attn: John Alexander, Chairman
                        Fax:  (718) 981-1572

                  with a copy to:

                        McCarter & English, LLP
                        Four Gateway Center
                        100 Mulberry Street
                        Newark, NJ  07102
                        Attn: Todd M. Poland, Esq.
                        Fax:  (973) 624-7070

            (b) If to Liberty to:

                        Liberty Bank
                        1410 St. George's Ave.
                        Avenel, NJ  07001
                        Attn: John R. Bowen, Chairman
                        Fax:  (732) 499-6927

                  with a copy to:

                       Luse Gorman Pomerenk & Schick, P.C.

                        5335 Wisconsin Avenue, N.W.
                        Suite 400
                        Washington, DC  20015
                        Attn: Eric Luse, Esq. and Ned Quint, Esq.
                        Fax:  (202) 362-2902

            Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            Section 8.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

            Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York, except to the extent that federal law shall be deemed to preempt such State law.

            Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United

States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        NORTHFIELD SAVINGS BANK

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        NORTHFIELD HOLDINGS CORP.

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        NSB HOLDING CORP.

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        LIBERTY BANK

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President


                                        LIBERTY BANCORP, INC.

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President


                                        LIBERTY BANCORP, MHC

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President

                                                                       EXHIBIT A

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "MHC Plan of Merger"), dated as of ______ __, 200[ ], is by and between NSB Holding Corp., a New York mutual holding company ("Northfield MHC"), and Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 2002, by and between (i) Northfield MHC, Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and Northfield Savings Bank, a New York chartered savings bank ("NSB"), and (ii) Liberty MHC, Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty MHC will be merged with and into Northfield MHC, with Northfield MHC as the surviving and continuing entity (the "MHC Merger"), which merger will be immediately followed by the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving and continuing entity (the "Mid-Tier Merger"), and which merger will be immediately followed by the merger of Liberty Bank with and into NSB, with NSB as the surviving and continuing entity (the "Bank Merger");

      WHEREAS, the Board of Directors of Liberty MHC and the Board of Trustees of Northfield MHC deem it advisable and in the best interests of the members of (or other persons having an interest in) their respective companies to effect the MHC Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement;

      WHEREAS, for United States federal income tax purposes, it is intended that the MHC Merger will qualify as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger Agreement, and this MHC Plan of Merger is hereby adopted as a plan of reorganization for purposes of the Code; and

      WHEREAS, the Board of Directors of Liberty MHC and the Board of Trustees of Northfield MHC have each approved and adopted the Merger Agreement and this MHC Plan of Merger by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty MHC and Northfield MHC hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this MHC Plan of Merger shall have the meanings ascribed to such terms in the Merger Agreement.

      "Effective Date" shall have the meaning set forth in Section 2.2.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "Liberty MHC Member" shall mean a Person owning a membership interest in Liberty MHC.

      "Merger Agreement" shall have the meaning given to such term in the preamble to this MHC Plan of Merger.

      "Merging Companies" shall mean Liberty MHC and Northfield MHC.

      "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, limited liability partnership, trust, government agency, state or political subdivision of a state, public or private corporation, board, association, estate, trustee, or fiduciary, or any similar entity.

      "Surviving Company" shall mean Northfield MHC from and after the Effective Date.

                                   ARTICLE II

                                   THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Liberty MHC shall be merged with and into Northfield MHC in accordance with all applicable federal laws, the New York Banking Law and all applicable regulations of the New York Department. Northfield MHC shall be the surviving and continuing entity of the MHC Merger and shall continue to be governed by the New York Banking Law.

      (b) The MHC Merger shall have the effects set forth in applicable laws. Without limiting the generality of the foregoing, and subject thereto, on the Effective Date:

            (i) each borrower member of Liberty MHC and holder of a deposit account in Liberty Bank as of the Merger Effective Date shall have such rights and privileges in MHC as if such borrowing and/or deposit account, respectively, had been established at

      NSB, (B) all deposit accounts established at Liberty Bank prior to the Merger Effective Date shall confer on a depositor such rights and privileges in MHC as if such deposit account had been established at NSB on the date established at Liberty Bank (the "Depositor Conversion"), and
      (C) each holder of an interest in Liberty MHC will receive a similar interest in Northfield MHC;

            (ii) the Surviving Company shall be considered the same business and corporate entity as each of the Merging Companies and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Companies shall vest in the Surviving Company and the Surviving Company shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Companies and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Company;

            (iii) any reference to either of the Merging Companies in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Company if not inconsistent with the other provisions of the contract, will or document; and

            (iv) any pending, action or other judicial proceeding to which either of the Merging Companies is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, or decree in the same manner as if the MHC Merger had not been made or the Surviving Company may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Companies if the MHC Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date the Articles of Merger are filed with the New York Department (the "Effective Date").

      2.3 NAME OF SURVIVING COMPANY. The name of the Surviving Company shall be "NSB Holding Corp."

      2.4 CHARTER. On and after the Effective Time, the articles of organization of Northfield MHC shall be the articles of organization of the Surviving Company until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Effective Time, the Bylaws of Northfield MHC shall be the Bylaws of the Surviving Company until amended in accordance with applicable law.

      2.6 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Articles of Organization and Bylaws of the Surviving Company, (i) the trustees of the Surviving Company shall be the trustees of Northfield MHC immediately prior to the Effective Time and (ii) the officers of the Surviving Company shall be the officers of Northfield MHC immediately prior to the Effective Time. The directors and officers of the Surviving Company shall hold office in accordance with the Articles of Organization and Bylaws of the Surviving Company.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this MHC Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This MHC Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this MHC Plan of Merger may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Trustees of Northfield MHC and the Board of Directors of Liberty MHC.

      3.4 SUCCESSORS. This MHC Plan of Merger shall be binding on the successors of Northfield MHC and Liberty MHC.

      IN WITNESS WHEREOF, Northfield MHC and Liberty MHC have caused this MHC Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NSB HOLDING CORP.

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANCORP, MHC

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "Mid-Tier Merger Plan"), dated as of ______ __, 200[ ], is by and between Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 15, 2002 (the "Merger Agreement"), by and between (i) NSB Holding Corp., a New York mutual holding company ("MHC"), Bancorp and Northfield Savings Bank, a New York chartered savings bank ("NSB"), and (ii) Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"), Liberty Bancorp and Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty Bancorp will (immediately after the merger of Liberty MHC with and into MHC (the "MHC Merger")) be merged with and into Bancorp, with Bancorp as the surviving and continuing corporation (the "Mid-Tier Merger");

      WHEREAS, the authorized capital stock of Liberty Bancorp consists of (i) [20,000,000] shares of common stock, $1.00 par value per share ("Liberty Bancorp Common Stock"), of which, as of the date hereof, [3,267,072] shares are outstanding, validly issued, fully paid and nonassessable and [634,303] shares are held by Liberty Bancorp as treasury stock, and (ii) [10,000,000] shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding;

      WHEREAS, the authorized capital stock of Bancorp consists of (i) [20,000,000] shares of common stock, $0.001 par value per share ("Bancorp Common Stock"), of which, as of the date hereof, [100] shares are outstanding, validly issued, fully paid and nonassessable and [no] shares are held by Bancorp as treasury stock;

      WHEREAS, the Boards of Directors of each of the Merging Companies deem it advisable and in the best interests of their respective companies to effect the Mid-Tier Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement; and

      WHEREAS, the Board of Directors of each of the Merging Companies has approved and adopted the Merger Agreement and this Mid-Tier Merger Plan by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty Bancorp and Bancorp hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this Mid-Tier Merger Plan shall have the meanings ascribed to such terms in the Merger Agreement.

      "Bancorp Common Stock" shall have the meaning given such term in the Recitals to this Mid-Tier Merger Plan.

      "Department" shall mean the Department of State of the State of New York.

      "Liberty Bancorp Common Stock" shall have the meaning given such term in the Recitals to this Mid-Tier Merger Plan.

      "Merger Agreement" shall have the meaning given to such term in the Recitals to this Agreement.

      "Merger Effective Date" shall mean the date and time at which the Mid-Tier Merger becomes effective as provided in Section 2.2 of this Mid-Tier Merger Plan.

      "Mergers" shall mean, collectively, the Mid-Tier Merger, the MHC Merger and the merger of Liberty Bank with and into NSB.

      "Merging Corporations" shall mean, collectively, Liberty Bancorp and Bancorp.

      "Surviving Company" shall refer to Bancorp, as the surviving and continuing entity of the Mid-Tier Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Merger Effective Date, Liberty Bancorp shall be merged with and into Bancorp pursuant to the New York Business Corporation Law. Bancorp shall be the surviving and continuing corporation of the Mid-Tier Merger and shall continue to be governed by the New York Business Corporation Law.

      (b) As a result of the Mid-Tier Merger, (i) each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger Effective Date shall cease to be outstanding, shall cease to exist and (except as otherwise provided in the Merger Agreement with respect to shares of Liberty Bancorp Common Stock owned by Liberty MHC) shall be converted into the right to receive $26.50 in cash, and each other issued and outstanding share of Liberty

Bancorp Common Stock shall cease to be outstanding, shall cease to exist and shall be converted into the to right to receive one share of Bancorp Common Stock

      (c) At the Merger Effective Date, the Surviving Company shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Corporations shall vest in the Surviving Company and the Surviving Company shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Company. Any reference to either of the Merging Corporations in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Company if not inconsistent with the other provisions of the contract, will or document. Any pending action or other judicial proceeding to which either of the Merging Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Merger, but may be prosecuted to final judgment, or decree in the same manner as if the Mid-Tier Merger had not been made or the Surviving Company may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Mid-Tier Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date this Plan of Merger is filed with the Department.

      2.3 NAME OF SURVIVING COMPANY. The name of the Surviving Company shall be "Northfield Bancorp."

      2.4 CHARTER. On and after the Merger Effective Date, the Articles of Incorporation of Bancorp shall be the Articles of Incorporation of the Surviving Company until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Merger Effective Date, the Bylaws of Bancorp shall be the Bylaws of the Surviving Company until amended in accordance with applicable law.

      2.5 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Merger Effective Date, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Company, (i) the directors of the Surviving Company shall be the directors of Bancorp immediately prior to the Merger Effective Date and (ii) the officers of the Surviving Company shall be the officers of Bancorp immediately prior to the Merger Effective Date. The directors and officers of the Surviving Company shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Mid-Tier Merger Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This Mid-Tier Merger Plan shall be terminated automatically, without further act or deed of either of the parties hereto, in the event of the termination of the Merger Agreement in accordance with Section
7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this Mid-Tier Merger Plan may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

      3.4 SUCCESSORS. This Mid-Tier Merger Plan shall be binding on the successors of Liberty Bancorp and Bancorp.

      IN WITNESS WHEREOF, Liberty Bancorp and Bancorp have caused this Mid-Tier Merger Plan to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NORTHFIELD HOLDINGS CORP.

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANCORP, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "Bank Merger Plan"), dated as of ______ __, 2002, is by and between Northfield Savings Bank, a New York chartered savings bank ("NSB"), and Liberty Bank, a federally chartered savings bank ("Liberty Bank").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 2002, by and between (i) NSB Holding Corp., a New York mutual holding company ("MHC"), Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and NSB, and (ii) Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"), Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bank, Liberty Bank will (immediately after the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving and continuing entity (the "Mid-Tier Merger"), which merger will occur immediately following the merger of Liberty MHC with and into MHC, with MHC as the surviving and continuing entity (the "MHC Merger")) be merged with and into NSB, with NSB as the surviving and continuing entity (the "Bank Merger");

      WHEREAS, the Boards of Directors of each of the Merging Companies deem it advisable and in the best interests of their respective companies to effect the Bank Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement; and

      WHEREAS, the Board of Directors of each of the Merging Banks has approved and adopted the Merger Agreement and this Bank Merger Plan by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty Bank and NSB hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this Bank Merger Plan shall have the meanings ascribed to such terms in the Merger Agreement.

      1.1 "Banking Law" shall mean the New York Banking Law.

      1.2 "Effective Time" shall mean the date and time at which the merger contemplated by this Bank Merger Plan becomes effective as provided in Section
2.2. of this Bank Merger Plan.

      1.3 "Merger Agreement" shall have the meaning given to such term in the Recitals to this Bank Merger Plan.

      1.4 "Mergers" shall collectively refer to the MHC Merger, the Mid-Tier Merger and the Bank Merger.

      1.5 "Merging Banks" shall collectively refer to Liberty Bank and NSB.

      1.6 "New York Department" shall mean the New York State Department of Banking.

      1.7 "NSB Common Stock" shall mean the common stock, $____ par value per share, of NSB.

      1.7 "Surviving Bank" shall refer to NSB at the surviving bank of the Bank Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Liberty Bank shall be merged with and into NSB in accordance with all applicable federal laws, the New York Banking Law and all applicable regulations of the New York Department. NSB shall be the Surviving Bank of the Merger and shall continue to be governed by the New York Banking Law.

      (b) As a result of the Merger, (i) each share of common stock, par value $1.00 par value per share, of Liberty Bank issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall cease to exist and shall be converted into one share of NSB Common Stock and (ii) each share of NSB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

      (c) At the Effective Time, the Surviving Bank shall be considered the same business and entity as each of the Merging Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Bank. The deposit taking offices of Liberty Bank shall be operated by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks if the Bank Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date this Plan of Merger is filed with the New York Department.

      2.3 NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Northfield Savings Bank."

      2.4 CHARTER. On and after the Effective Time, the articles of organization of NSB shall be the articles of organization of the Surviving Bank until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Effective Time, the By-Laws of NSB shall be the By-Laws of the Surviving Bank until amended in accordance with applicable law.

      2.6 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the articles of organization and By-Laws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of NSB immediately prior to the Effective Time and (ii) the officers of the Surviving Bank shall be the officers of NSB immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the articles of organization and By-Laws of the Surviving Bank.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Bank Merger Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This Bank Merger Plan shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this Bank Merger Plan may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

      3.4 SUCCESSORS. This Bank Merger Plan shall be binding on the successors of Liberty Bank and NSB.

      IN WITNESS WHEREOF, Liberty Bank and NSB have caused this Bank Merger Plan to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NORTHFIELD SAVINGS BANK

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANK

                                        By:_____________________________________
                                           Name:
                                           Title:

                                   APPENDIX B

        SET FORTH BELOW IS THE TEXT OF SECTION 8.A. OF THE STOCK HOLDING
                      COMPANY CHARTER OF LIBERTY BANCORP.
           THE PROPOSED CHARTER AMENDMENT WOULD ELIMINATE SECTION 8.A.
                    FROM THE STOCK HOLDING COMPANY CHARTER.

      SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the Company's charter or bylaws to the contrary, for a period of five years from the date of the organization of the Bank in capital stock form, the following provisions shall apply:

      A. BENEFICIAL OWNERSHIP LIMITATION. No person other than the parent mutual holding company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(l)(vii) of the Office's regulations.

      In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

      For purposes of this Section 8, the following definitions apply:

      (1) The term "person" includes an individual, a group acting in concert; a corporation, a partnership, a savings bank, a savings and loan association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.
      (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.
      (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law, or otherwise.
      (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

                                   APPENDIX C

                      [Letterhead of Ryan, Beck& Co.,LLC]

May 15, 2002


The Board of Directors
Liberty Bancorp, Inc.
1410 St. Georges Avenue
Avenel, NJ 07001

Members of the Board:

You have requested our opinion as investment bankers that the consideration to be received in the Merger (the "Merger") between Liberty Bancorp, Inc. ("Liberty Bancorp"), Liberty Bancorp, MHC ("Liberty MHC"), Liberty Bank ("Liberty Bank") and the newly-formed Northfield Holdings Corp. ("Northfield Holdings"), NSB Holding Corp. ("NSB MHC"), Northfield Savings Bank ("Northfield Bank"), pursuant to the Agreement and Plan of Merger dated May 15, 2002 ("Merger Agreement") is fair to the minority shareholders of Liberty Bancorp Common Stock from a financial point of view ("Bancorp Opinion"). The Board of Directors of Liberty MHC has requested an opinion as of the same date ("MHC Opinion") concerning the fairness to members of Liberty MHC. You have requested that we review the Bancorp Opinion and the MHC Opinion on an inseparable basis and not evaluate the fairness to minority shareholders of Liberty Bancorp or members of Liberty MHC separately. This Bancorp Opinion should be read in conjunction with the MHC Opinion.

Pursuant to the Merger Agreement, on the Merger Effective Date, Liberty MHC shall merge with and into NSB MHC, with NSB MHC as the surviving entity; Liberty Bancorp shall merge with and into Northfield Holdings, with Northfield Holdings as the surviving entity; and Liberty Bank shall merge with and into Northfield Bank, with Northfield Bank as the surviving institution, and Northfield Bank will remain a subsidiary of Northfield Holdings. On the Merger Effective Date, each issued and outstanding share of Liberty MHC Common Stock held by Liberty MHC shall be cancelled and shall cease to be outstanding. Each issued and outstanding share of Liberty Bancorp Common Stock (except shares held by Liberty
MHC) shall be converted into the right to receive $26.50 in cash.

Ryan, Beck & Co., LLC. as a customary part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the

Liberty Bancorp, Inc.
May 15, 2002
Page 2

Merger, we have met with members of senior management of Liberty Bancorp to discuss Liberty Bancorp's operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents; (ii) Liberty Bancorp's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for the years ended December 31, 2001, 2000 and 1999 and Liberty Bancorp's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2002, September 30, 2001, June 30, 2001, and March 31, 2001; (iii) NSB MHC's Consolidated Audited Financial Statements for the years ended December 31, 2001 and 2000 and Call Reports filed with the Federal Deposit Insurance Corporation for the quarters ended March 31, 2002, September 30, 2001, June 30, 2001 and March 31, 2001; (iv) certain operating and financial information provided to Ryan, Beck by the management of Liberty Bancorp relating to its business and prospects; (v) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Liberty Bancorp; (vi) the historical stock prices and trading volume of Liberty Bancorp's common stock; (vii) the financial terms of other recently completed second step conversions of mutual holding companies and (viii) NSB MHC's financial condition as of March 31, 2002 with respect to NSB MHC's ability to complete the merger from a cash and capital perspective. We also conducted or reviewed such other studies, analyses, inquiries and examinations, as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Liberty Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Liberty Bancorp and NSB MHC at March 31, 2002, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Liberty Bancorp and NSB MHC. In rendering this Bancorp Opinion, we have assumed that in the course of obtaining the necessary regulatory approvals, no adverse conditions will be imposed on NSB MHC. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Liberty Bancorp or NSB MHC or their respective subsidiaries, nor have we reviewed any individual loan files of Liberty Bancorp or NSB MHC or their respective subsidiaries.

Liberty Bancorp, Inc.
May 15, 2002
Page 3

In conducting our analysis and arriving at this Bancorp Opinion as expressed herein, we have considered such financial and other factors, as we have deemed appropriate in the circumstances. This Bancorp Opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of Liberty Bancorp and Liberty MHC as an independent contractor to act as financial advisor to Liberty Bancorp and Liberty MHC with respect to the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this Bancorp Opinion to be included in the Proxy Statement for Liberty Bancorp's special meeting of shareholders and if applicable the special meeting of members of Liberty MHC with respect to the merger. Ryan, Beck has not had an investment banking relationship with NSB MHC. Ryan, Beck has had an investment banking relationship with Liberty Bancorp. Ryan, Beck was the sole manager of Liberty's conversion from mutual to mutual holding company status. Ryan, Beck's research department does not cover Liberty Bancorp but does provide a fully converted analysis approximately once a year to the investment community. Ryan, Beck makes a market in Liberty Bancorp's common stock.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Liberty Bancorp for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

This Bancorp Opinion is directed to the Board of Directors of Liberty Bancorp and does not constitute a recommendation to any shareholder of Liberty Bancorp as to how such shareholder should vote at any shareholder meeting held in connection with the Merger. This Bancorp Opinion may not be used or circulated for any purpose or used in any proxy statement without our consent.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration in the Merger as provided and described in the Merger Agreement is fair to the minority shareholders of Liberty Bancorp common stock from a financial point of view.


Very truly yours,

/s/ Ryan, Beck & Co., LLC

Ryan, Beck & Co., LLC

                                 REVOCABLE PROXY

                              LIBERTY BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER __, 2002

      The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Liberty Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting") to be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey, on October __, 2002 at __:__ a.m, and at any and all adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                FOR       AGAINST     ABSTAIN

1. To approve the Agreement and Plan            / /         / /         / /
   of Merger, dated as of May 15, 2002,
   by and among Northfield Savings Bank,
   Northfield Holdings Corp. and NSB
   Holding Corp. and Liberty Bank, Liberty
   Bancorp, Inc. and Liberty Bancorp, MHC,
   and the transactions contemplated thereby.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED PROPOSAL.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Liberty Bancorp, Inc. at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Liberty Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Liberty Bancorp, Inc. prior to the execution of this proxy of notice of the Meeting and a proxy statement dated September __, 2002.


Dated: _________________, 2002               / / Check Box if You Plan
                                                 to Attend Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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